Prospectus Supplement (Sales Report) No. 12 dated October 21, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 361295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361295	$12,000	$12,000	14.26%	1.00%	October 20, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 361295. Member loan 361295 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,250 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	3.83%
Length of employment:	10 + years	Location:	Ennis, TX

Home town:	Ennis
Current & past employers:	Bank of America Corp., Managed Data & Systems Solutions, U.S. Army
Education:	Dallas Baptist University, Navarro College

This borrower member posted the following loan description, which has not been verified:

Managed Data and Systems Solutions has been doing business for over 3 years. We at MD2S need to expand our operations in the following ways: we are needing to increase staff, increase server and hardware capacity across the company to continue to meet the needs of our existing customer base and our new customer base that we have taken on. Thank you. 369673 added on 10/07/09 > We are needing to expand operations: purchasing additional hardward and software for expansion. By receiving these funds we will be able to expand our operations and take on additional clients. This will increase our revenues and we will be able to pay back this loan at an accelerated rate. Thank you

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,106.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $12K loan are: 1. Position and responsibilities Bank of America are? 2. $8,250 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Project Manager at BAC 2. Income is only mine, it includes the money I make from my business and from the bank 3. Rent is 900 per month on my Townhouse 4. Car Payment is $203 per month thank you for your assistance
1. Do you run this business part time and work at BofA full time? 2. Is your business already profitable? 3. What is your business website?	1. Yes, I have 3 employees including myself in the company. 2. Yes, company has been in existance for over 7 years, I had only incorporated a few years ago. I have 2 existing contracts that pay the same amount monthly. 3. Website is www.md2s.com; we have not advertised a lot in the past, but we want to change that. thank you for your asssistance
Please briefly describe what MD2S does and your relationship to the company. Will you continue to be employed with BofA?	I started out as an independent contractor during some work on the side for doctors, which turned into a paying job. I incorporated when I took on two addtional clients, hired a couple of associates to do the work. I am the president/owner of the company. I have two son's who recieve IVIG each month, the insurance pays about 40,000 a month for this procedure. They require it each month, and have been getting it for several years. Thanks
Please contact Lending Club to verify your income. Thanks.	I will do this, thanks
How are your sons related to this loan? Thanks.	I was just answering the question about staying at Bank of America due to insurance.
Does your wife work? Income?	I am divorced.
I visited your web site and see that it is basically a site development and hosting operation. Can you please provide more information about its economics and how the loan will generate more revenue. Thx.	The loan will be used to purchase additional hardware to provide more capacity for backing up date offsite, in addition the funds will allow the team to purchase equipment and install at a new customers business, then we will bill for both hardware and services.
Does Managed Data and Systems Solutions have a web site?	www.md2s.com

Member Payment Dependent Notes Series 388115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
388115	$8,000	$8,000	14.26%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 388115. Member loan 388115 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,258 / month
Current employer:	Oregon Trail council boy Scouts of America	Debt-to-income ratio:	21.88%
Length of employment:	3 years	Location:	springfield, OR

Home town:	Camden
Current & past employers:	Oregon Trail council boy Scouts of America, Ore-Ia Council BSA
Education:	Utah State University

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a floral shop that has been in business nearly 90 years. I am currently waiting on an answer from a bank, but I fear I may not get the loan due to not enough personal equity. So this is a second option of mine. 421320 added on 10/08/09 > This is a floral and gift shop in a well to do neighborhood with sales averaging $250k over the last two years. The previous owner retired and there is a lot of possible growth for increased sales even in a down economy. As the owner I will be the day to day operation, thus eliminating much cost in labor.

A credit bureau reported the following information about this borrower member on March 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,090.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell us more about the revenue and expenses of the floral shop?	The shop over the last two years has done an average of $250k in sales. It is profits have been minimal and I feel I can turn that around.

Member Payment Dependent Notes Series 399746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
399746	$4,100	$4,100	14.26%	1.00%	October 19, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 399746. Member loan 399746 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Montessori School of Beaverton	Debt-to-income ratio:	15.84%
Length of employment:	3 years	Location:	Beaverton, OR

Home town:
Current & past employers:	Montessori School of Beaverton
Education:	Concordia University-Portland

This borrower member posted the following loan description, which has not been verified:

I would like to make one monthly payment instead of multiple. I am also less than impressed with the way a couple of my creditors are handling my account.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	24
Revolving Credit Balance:	$3,825.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other household income / debt (e.g. spouse)? I see 3 credit inquiries in last 6 months. Did any of these lead to new debt not reflected in $3,825 listed above? Thank you and good luck!	No, none of them led to new debt.
Small investors together help fund LC borrowers loans. Questions I have concerning your requested $5K loan are: 1. Job position and responsibilities at the Montessori School are? 2. Does your $2,500 reported gross income include just yourself or combined with another wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? 5. Other monthly expenses? 6. Could you please provide income verification to Lending Club? Please contact Lending Club to find out how. Question 3: A borrower's loan information presented (in the profile section) does not display rent information on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Question 6 When Lending Club puts an asterisk by your gross income to show your income is verified, it gives prospective lenders more confidence in your ability to pay back the loan and are more willing to fund your loan. Thanks in advance for your answers and good luck with your loan's 100% quick funding! My investment occurs after I receive your clarifying answers.	1. Office Manager 2.income is self only 3. Rent is $500/mo. 4. Car payment $250/mo 5. no other fixed expenses, other than the credit cards that I am looking to consolidate.

Member Payment Dependent Notes Series 422956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
422956	$16,000	$16,000	12.87%	1.00%	October 20, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 422956. Member loan 422956 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Guardian Industries	Debt-to-income ratio:	22.34%
Length of employment:	8 years	Location:	Newport, MI

Home town:
Current & past employers:	Guardian Industries
Education:

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan to support the lending club process, I will be reinvesting the money on my lending account. Which should produce some CashFlow. 497832 added on 10/06/09 > About $4000 dollars will be used for my recent relationship, she is going through a divorce and I am willing to help her. Her 2 yr old is a blonde cutie, just makes you smile.

A credit bureau reported the following information about this borrower member on July 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	79
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Given that the Lending Club average return is 9.6%, how do you expect to exceed the 12.87% necessary for positive returns?	To only invest in loans of 13% and up, im willing to take that risk.
You seem to be confident you will beat LC's average of 9.66%. Why would you take such a risk to make no money?	to generate csahflow.
The money is borrowed money. You aren't taking the risk. Your lenders are.	no. I always pay my debts even if negative cashflow.

Member Payment Dependent Notes Series 437325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437325	$20,000	$20,000	11.83%	1.00%	October 15, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437325. Member loan 437325 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	NAVAIR	Debt-to-income ratio:	13.80%
Length of employment:	5 years	Location:	RIDGECREST, CA

Home town:
Current & past employers:	NAVAIR, Albertson's, Central Freight, Steak and Ale
Education:	Texas A & M University, Naval Postgraduate School

This borrower member posted the following loan description, which has not been verified:

Paying off another loan.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,968.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping to fund your requested $20K loan. Questions I have are: 1. Position and very briefest job description NAVAIR are? 2. $6,000 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers.	I am a mechanical engineer working on lethality analysis for the Navy. $6000 is for myself. Rent is $625 / month. My car is paid off.
Can you comment on what other loan(s) you will be paying off with the requested $20K? Are you making payments on this loan today and if so, could you provide the monthly payment(s) and interest rate(s)? Thanks and good luck with your loan.	I have a 15K loan from CareCredit and an additional 5K on a credit card that I would like to pay off with a single loan with better terms. The CareCredit loan has a 60 month payment plan at $349 a month.
I'm confused by your length of employment at NAVAIR. Are you active duty Navy or a civilian. What's your paygrade? What do you do for NAVAIR? Did any of the 4 credit inquiries in the last 6 months lead to new credit? If so, what? Any other household income/debt (e.g. spouse)? Thank you and good luck.	I am a civilian YD-2 (eqivilant to a GS-12/13). I have received 15K and 20K loans recently and I have 5K on a credit card. This was all to cover some necessary oral surgery for my fianc?? that was not covered by insurance. She is finishing school and not working until she graduates. I would like to use this 20K to pay of the credit card and the 15K loan.

Member Payment Dependent Notes Series 438283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438283	$20,000	$20,000	12.53%	1.00%	October 19, 2009	October 18, 2012	October 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438283. Member loan 438283 was requested on October 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,791 / month
Current employer:	On Tap Magazine	Debt-to-income ratio:	20.68%
Length of employment:	1 year	Location:	Washington, DC

Home town:	Cleveland
Current & past employers:	On Tap Magazine, AFI Silver Theatre
Education:

This borrower member posted the following loan description, which has not been verified:

Debt consolidation loan

A credit bureau reported the following information about this borrower member on October 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	32
Revolving Credit Balance:	$18,996.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Thanks and good luck!	Thank you for your email. I broke my foot and had to have surgery so it took me a few days to get out of the house to fax the information requested but I did today - within the 3 day period. I called Lending Tree to let them know I would send what they requested but that it would be delayed due to my injury. The fax went through today at 4:30 p.m. EST and included my pay stubs, HR and work 411 along with a copy of a bill that came to my current address. Hopefully that will be sufficient information for the loan to be approved in full.
Could you please detail your major monthly expenses (rent, utilities, car payment, student loans, etc)? Thanks!	No student loans. My share of rent is $1000, utilities average $75, $296 car payment, cc debt is $1000 a month
I am interested in helping fund your loan but first have a few questions. Would you please briefly describe the type of work you perform at On Tap Magazine? Besides your car loan, do you have other loans outstanding, such as student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Thank you for the additional information.	1) I am the editor of On Tap Magazine, worked in the PR/Marketing business for 20 years and have freelanced a good part of it, they are privately owned. It is a secure company with 10 years behind it and great stability as it is an entertainment magazine. 2) No other loans than my car loan. 3) Had an emergency fund but I just used the last 1000 to cover my insurance deductable for my broken foot, the other went to my non-planned move (the owner of the old house needed to move in and being a month to month, I had no choice). That being said, at this time I do not have one and would like to start it back up again. I do have a "break the glass" emergency fund that is a small percentage of real estate in Winchester,VA. A mall that I receive about $200-400 a year from quarterly payouts, my percentage is very small and is worth about $20,000 depending on the market. I could sell it back to the owners if/when needed but most likely at a lesser value. I received the percentage in 2000 when I worked for the company.

Member Payment Dependent Notes Series 444562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444562	$1,750	$1,750	11.14%	1.00%	October 16, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444562. Member loan 444562 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Pacific Cookie Company	Debt-to-income ratio:	8.02%
Length of employment:	2 years	Location:	Santa Cruz, CA

Home town:
Current & past employers:	Pacific Cookie Company
Education:

This borrower member posted the following loan description, which has not been verified:

My credit card company recently doubled my interest rate effective on my entire balance. I am looking save some money by paying off my variable rate credit card with a lower fixed rate personal loan. My card helped me replace a stolen laptop and pay for unexpected car repairs but now it's time to say goodbye. I am applying to graduate school next year and want to be credit card debt-free when I start school again.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,838.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you stopped using your credit card?	Yes I have.

Member Payment Dependent Notes Series 445296

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445296	$15,000	$15,000	17.04%	1.00%	October 14, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445296. Member loan 445296 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	SBA Network Services	Debt-to-income ratio:	20.44%
Length of employment:	8 years	Location:	LAKE WORTH, FL

Home town:	Manasquan
Current & past employers:	SBA Network Services
Education:	Brookdale Community College, Palm Beach Community College

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking a loan to assist me with a number of finance issues. I would like to consolidate my higher interest credit cards, pay my son's orthodontist in full as opposed to a monthly payment and pay for college costs for my oldest child. I currently owe the IRS and prefer to pay them off. If these debts were paid I would have more liquid cash at the end of the month. My outgoing bill payments are over $1,200 monthly currently. 543739 added on 10/08/09 > As explained, my outgoing current bills are $1,200 for the above noted. My obtaining this loan to pay down debt my payments would be reducedto approx. $535.00 for just the loadn. This would give me nearly $700 per month more for savings and or living expenses.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	81
Revolving Credit Balance:	$8,086.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do I understand you correctly that the $15,000 would allow you pay off the everything you mentioned so that you would have a better cash flow of $1200(or more) - $535.12? Or would the $15,000 only cover some of the this? Thanks	Currently I payout over $1,200 a month for all of these bills and expenses. Allowing for repayment of the loan estimated at $500-600 monthly this would increase my cah flow by approximately 40-50%.
Good morning, According to your description, I must assume that this loan will increase your debt and thus increase your monthly expenses. Will you describe for us how this will effect your cashflow over the three years of this note? Thanks you	Currently I payout over $1,200 a month for all of these bills and expenses. Allowing for repayment of the loan estimated at $500-600 monthly this would increase my cah flow by approximately 40-50%.
10.01.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description SBA Network Services are? 2. $7,500 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank you but currently I have $250 - it is the larger sum that I need in an effort to reduce high credit card interest.
10.01.2009 You obviously do N-O-T understand how Lending Club borrower loans are funded. NO single investor by himself/herself ENTIRELY funds a borrowers requested loan. Many Lending Club SMALL investors TOGETHER invest their $$ in a borrowers loan. A typlical requested loan such as yours- $15,000 @ 17.04% interest backed by $7,500 per month gross income- normally attracts between 100 to 150 investors (average investment per investor ranging between $100 to $150.) Your loan currently has attracted 14 Lenders (investors) for a combined investment of $875 (average $62.50 per investor). Lenders asking questions about borrowers loans, and who actually recieve answers to their questions, actually HELP the borrower to attract more potential investors. Pleas erefer to my earlier inquiry and answer the questions. Thank you.	Yes you are correct I did not fully understand the funding process. If you would please pose the question again as I have received several others and not certain which one is yours. Thank You for the reply and the clarification.
10.03.2009 I am considering $250 investment to help fund your requested $15,000 loan combining Debt Consolidation/Dental Expenses/IRS back taxes. Questions I have are: 1. Position and very briefest job description SBA Network Services are? 2. $7,500 gross income is: 1 (yourself) or is it 2 wage-earners? (yourself and spouse). 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	Hello - my job description is a software development project manager.the ncome is mone alone although I am married - I would be borrowing and repaying using my income only. My husband pays our mortgage however I do pay my own car payment of 455 a month.

Member Payment Dependent Notes Series 445938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445938	$24,000	$24,000	13.92%	1.00%	October 16, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445938. Member loan 445938 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Pediatric Services of America	Debt-to-income ratio:	9.67%
Length of employment:	1 year	Location:	HOUSTON, TX

Home town:	Houston
Current & past employers:	Pediatric Services of America, Mental Health Mental Retardation Aurthority of Harris County
Education:	The University of Texas at Austin, Bachelors, The University of Texas at Dallas, Masters Degree

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to consolidate debt, wedding expenses and beginning a new business with a partner. The business is Prodigo Wines, a wine broker for a new label. My partner has been in the restaurant business for 9 years and has contacts all throughout the city of Houston. I have excellent credit. As of yesterday my credit score was 750. I have a stable job as a speech-language pathologist. My salary is $80,000 a year. I will also begin doing contract work in the middle of October which will increase my monthly income by at least $2000. 544954 added on 10/06/09 > I want to add a little more detail...As far as the consolidating debt goes, I will be paying off my student loan. We will also be consolidating my fiance's credit card debt he accrued during a recent unemployment (his not mine). The money will also go to helping our business get started by building a website for our business, PR and a few start up fees. Start up fees include buying the label outright which will allow us to have a make more profit in the long run. The remaining will go to wedding expenses. We really don't want to wait to get married. I also would like to clarify that when I said I spend around 3400 a month that is for everything rent, car note, groceries, utilities, going out to eat, etc. This leaves me $1000 extra a month. In addition to my contract job beginning next week I will have more than enough to cover the loan amount. Thank you for your help! Please let me know if you have any questions!

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	32
Revolving Credit Balance:	$254.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your expenses, what is your job title, do you have any savings, please contact Lending Club to verify your income.	On average my total expenses for the month are approx $3400. I am a speech language pathologist. I work in home health care. My job is very stable. I do have savings (IRA and stock totaling approx $8000). I also have a small savings account (about $3000) for emergencies. I am getting the papers together today to have my income verified
What debt are you consolidating? Not much shows in the description. Thx.	I have student loans that I am consolidating in addition to my fiance's debt.
Student loans normally have 3-6% interest rates, why would you want a loan of over 10% interest rate to pay those off? Can you detail how much money is going to each item (student loans, wedding, new business). What are the 15 unused but still open credit lines? How much of those do you plan on using in the near future?	Thank you for your question. Sorry I guess I should have been more clear. It's not a student loan through the bank. I am actually paying back my parents and would like to give them the full amount...finally (I have paid it down from $10000 to $3000). So.... Student loan $3000 Fiance's credit card debt $8000 New Business $9000 (website, PR, Label purchase) Wedding $4000 I have no plan to use those credit lines. Most of the credit lines are store credit cards I signed up for when they were having promotions to save 15%-20%. I never use them, all of the cards are cut up. I haven't closed them because I read that can have a negative effect on my credit score. I hope this helped. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 446350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446350	$24,250	$24,250	12.53%	1.00%	October 20, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446350. Member loan 446350 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	10.84%
Length of employment:	1 year	Location:	BOSTON, MA

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

545795 added on 10/07/09 > Consolidating higher interest rate debt. Will likely prepay loan with bonus payments. I've never been late on a payment. I have automobiles and property that are paid in full, but this looks like an easier way to get short-term funding. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72,210.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I see you work for Fidelity. I have a few questions, what is your specific position with them. Where and what did you do before? Is your employment situation secure? I see your income is substantial, but is that based on bonuses, commissions, etc.?	I'm an equity analyst, and had spent the prior 8 years working as an analyst for another large firm in Boston. My working environment and reviews are excellent so I feel secure in my position. About 60% of what I included on my monthly income is salary, the rest is bonus which I underestimated. My true bonus potential is larger, but included what I earned last year (in a much tougher market environment).
Could you please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Thanks and good luck!	I just emailed them PDF documents and contact information that should be sufficient to provide proof of employment and income.
I would like to help fund your loan, but have a couple of questions. Could you explain a bit more how you accumulated your debts? (Your credit history shows a revolving credit balance of $72,210.) Do you have a savings account or any other kind of emergency fund?	Majority of debts incurred a couple years ago when I got married. Lots of one-time expenses -- ring, honeymoon, wedding expenses. I had planned on paying those off last year, then my bonus was not what I was expecting given the market meltdown. My bonus this year should much higher, but I assumed my lower bonus as part of my income for this application (confirmed by Lending Club). I do have a savings account, but I don't want to touch that unless I have to. If I was in a pinch I could either borrow from my 401k, or take a loan against an auto but I prefer not to go that route.
What are the rates on your credit cards? How much of your credit balance is credit cards and how much is other types of loans? What are the rates on the other loans?	$24,000 on an Amex that I will pay off in December, interest is 10.4%. $20,800 on 3 CC's that have an interest rate of 6% or less -- promotional balances with no end (to special rate) that I'm not in a rush to pay off. $2,000 on a Best Buy card that I will pay off in December. Zero interest rate until some time next year. ~$24,000 on two other cards with interest rate close to 20%. This loan is to pay those off, and the remainder of my bonus will go toward paying down this loan.

Member Payment Dependent Notes Series 446466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446466	$5,000	$5,000	14.96%	1.00%	October 15, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446466. Member loan 446466 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Country Financial	Debt-to-income ratio:	16.99%
Length of employment:	10 + years	Location:	BLOOMINGTON, IL

Home town:	Towanda
Current & past employers:	Country Financial
Education:	Illinois State University

This borrower member posted the following loan description, which has not been verified:

This request is for some needed home improvements before winter.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	32	Months Since Last Delinquency:	13
Revolving Credit Balance:	$9,586.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping to fund your requested $5,000 HIP/Energy Conservation loan. Questions I have are: 1. Position and very briefest job description Country Financial are? 2. $6,417 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers.	1) Supervisor, Learning Development Operations - Oversee Learning Management System and learning technology. 2) Gross is both myself and my husband. 3) Mortgage payment is $650 per month, taken bi-weekly from my check. $) Car payments total for 2 cars is $600. Thank you!
What is the home improvement and how long have you owned the home?	Our home is about 100 years old. We are needing to replace windows and work on the furnace, which is about 20 years old. There is also some other minor work to be done.
Please explain the 4 delinquencies in the past 2 years. Thanks.	This was in 2008 when my husband was on layoff from his job. He is working now and we have not had this problem since.
How long has your husband been employed and where? Also would he be on the note as well?	He has been installing flooring through a local company for about 20 years. About a year and a half ago, he joined the local Carpenters union because other work slowed down. His work is now much more reliable. He is on the loan.

Member Payment Dependent Notes Series 446507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446507	$4,900	$4,900	12.87%	1.00%	October 16, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446507. Member loan 446507 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Distric Photo and U.P.S.	Debt-to-income ratio:	5.98%
Length of employment:	1 year	Location:	Beltsville , MD

Home town:
Current & past employers:	Distric Photo and U.P.S., U.P.S. Burtonsville Hub
Education:	Prince George's Community College, Capitol College

This borrower member posted the following loan description, which has not been verified:

Would like to put all debt on one bill that I could pay on fixed terms . I am working alot to save for a house and in two years I should be ready to move out of my apartment. Putting all my debt together would be alot easier for me to keep track off. 546123 added on 10/11/09 > All my outstanding debt in one monthly payment that is cheaper then the credit cards is a big help to me . Thanks!

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,052.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the debt was accrued? Thanks.	Type your answer here.I have 2300 in credit card debt and the rest is for funiture that I bought that had one year of interest free . It starts in march at 28 percent interest but I was going to pay it off first with my taxes in January. I usually get about 4000 every year but I want to use that money to put on a house if they extend the first time home buyers tax credit. The housing market in D.C. is still falling but by spring I think it will bottem out.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,052.) Do you have any other outstanding debts, like a car loan, or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Distric Photo and U.P.S.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Type your answer here. I want to pay off every debt that I have into one fixed payment. I do have a new car with a payment of three hundred dollars that My wife uses. My other car is paid for. I am a technician and I work on Hp printing press and Digital photo printers. I have been there for 10 years and I am a lead. They do work for online photo ,( Snapfish, clark, Mistic, walmart, etc.) We are the largest photo lab in the world. I work at U.P.S. part time at night as a sorter and I have been there 10 years also and it is a union shop. My Jobs are very stable . My wife works and we have a joint accounts but only about two months emergency savings. The apartment, car payment, insurance, credit card come to about 2000 a month. I and my wife take home after taxes about 4400 a month. I have no other outstanding debt but my wife is from thailand and she sends about 200 a month to her mom in thailand.
Please respond to the following: What are your responsibilities at work? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a lead technician and I fix H.P. printing presses and industrial digital photographic printers. My wife works and makes about 20,000 and my two jobs bring in about 74,000. Rent,car,insurance,creditcard, is about 2000 a month. My jobs are very stable and I have been there 10 years. My full time job is actually growing as all the photo work goes online and the custom book and calender business is really growing. U.P.S. is slow now but there not going to close . My 10 years seniority as a part timer is very rare in the warehouse. My creditcard is 2300 with 18 percent interest and the furniture is 2600 with 0 percent until march and 28 percent after that.

Member Payment Dependent Notes Series 446661

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446661	$19,000	$19,000	16.70%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446661. Member loan 446661 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,458 / month
Current employer:	Isabella Geriatric Center	Debt-to-income ratio:	19.87%
Length of employment:	10 + years	Location:	Bergenfield, NJ

Home town:	NY
Current & past employers:	Isabella Geriatric Center, DHL
Education:

This borrower member posted the following loan description, which has not been verified:

I am currently in credit card debt and I have cut all my credit cards, however with the current interest rates and paying only the minimun I will never get out of debt. I want a loan to payoff all my cards and be out of debt in 3 years. I have workrd hard to build my credit history and do not want to default or declare bankrupty. I believe in paying for the debt that I have amassed, but right now I am drowning paying only minimums and will never be debt free at this rate.

A credit bureau reported the following information about this borrower member on September 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,176.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping other investors (lenders) to fund your requested $19,000 loan. Questions I have are: 1. Position and very briefest job description Isabella Geriatric Center are? 2. $4,458 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers.	Hello Isabella Geriatric Center is the biggest nursing home in manhattan with 705 beds. I have been employed there since april 1990. In 1998 I was promoted to security supervisor, a position I still hold. The 4458.00 gross income is incorrect. I earn 1281.00 every 2 weeks so monthly I earn 2562.00. I currently pay 900.00 dollars monthly for my rent and have a 465.00 a month car payment and 124.00 a month insurance payment. I desperately want to get out of credit card debt and have since closed several accounts and have cut all my credit cards. I believe in paying for the debt I have amassed. This loan would be a salvation getting me out of debt in 3 years opposed to 30. I do not want to do debt consolidation and damage my credit I rather pay in one lump sum. My goal is to be out of debt completely in 3 years and for my credit score to be high so that I can buy a condo and stop paying rent and own property. Thank you for showing interest in my loan request. If you need any further questions answered please do not hesitate to ask. Clara Baez
What are the rates and payments on the debt you will be paying off?	My rates are from 15% to 17.99% and some are going up higher starting in December. My credit card payments totaled over 500.00 a month and that is only paying minimum payments. At this rate I will never finish. I would like to add that I am current on all my debt.
Can you survive on $400 a month? That's what I calculate you'll have after rent, car payment, insurance, and LC payment. I know you came here looking for a loan and not financial advice, but have you considered buying a quality used car instead of paying 400+ a month for what I assume is a pretty new car? If you could get rid of the car loan you'd be out of debt much quicker.	Yes I could live on that a month. I also just started a second job 1 week ago. I looked into getting rid of my 2007 hyundai tucson but would lose so much money in the process. No one wants to pay book value on a car and the dealers are not working with the consumer right now. Buying a used car you pay even higher interest rate and more taxes then new. Besides I need a dependable car to get to work I live in Jersey and work in Manhattan.

Member Payment Dependent Notes Series 446882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
446882	$18,000	$18,000	13.57%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 446882. Member loan 446882 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	WELLESLY PUBLIC SCHOOLS	Debt-to-income ratio:	24.40%
Length of employment:	2 years	Location:	NATICK, MA

Home town:	boston
Current & past employers:	WELLESLY PUBLIC SCHOOLS, medfield public schools
Education:	University of Maryland-College Park, Boston University

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concern, After filling in the appropriate information (including the account numbers of the credit cards I wished to consolidate) I received a response from the Lending Club that I had been approved for a $18000 loan. The terms of the loan were not included except that there was both an interest rate and an APR. Subsequently I confirmed via telephone with a representative that this offer is a closed-end installment loan. Please understand that I have an offer on the table from Wells-Fargo to consolidate my debt in such a way where my monthly payments are reduced and my loans will be paid off sooner. I am taking this opportunity to see if there is a competitive offer to be found. I have good credit and always pay more than the minimum due on my credit cards. I would like to consolidate the total amount I owe for (1) convenience of payment, (2) to reduce my percentage rates, and (3) to reduce my revolving credit by moving these debts to an installment payment. I feel I am an excellent candidate to receive such a loan because I already make regular payments toward my debt; I am merely moving the debt off revolving credit and lowering percentage rates. Additionally, I've worked in the same school system for years and live a stable, sober lifestyle. Regards. 546939 added on 10/15/09 > Update: I faxed my income verification sheets (W2s, paystubs and this year's contract) to Lending Club representative, Eric Kinney. I appreciate the interest shown so far with my loan request.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	72
Revolving Credit Balance:	$19,525.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping other Lending Club investors (lenders) to fund your requested $18,000 loan. Questions I have are: 1. Position and very briefest job description Wellsley Public Schools are? 2. $5,250 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Lending Club loans are structured for repayment over 3 years (36 months); but borrowers can payoff loans sooner as there is NO prepayment penalty. Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers.	RetiredUSMCInvestor: 1-I teach high school Spanish at Wellesley Public High School; 2- I make approximately $63,000 as an individual earner, and my loan request is based on my own income (myself); 3- My rent payment is $700 per month; 4- My car payment is $325 per month; Thanks for the questions.
Please clarify - do you want us to invest in your Lending Club loan, or are you withdrawing it? Thank you in advance.	CriticalMiss: I am seeking a loan in the amount of $18,000 so that I may consolidate my current payments and also reduce my revolving credit. I hope that helps. Thanks for the opportunity to clarify.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $19,525.) Do you have any other outstanding debts, like a student loan? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	StocksMan, 1- Yes, I will be using the loan to pay off all of my credit card debt. 2- I have approximately $20,000 in school loans ($200 payment automatically debited from my checking every month) 3-Rent/Car/School Loan/Bills & Misc. = $2000 per month 4- I do have $20,000 set aside in case of emergency 5- I just received my contract from my school which verifies my income (I will share that with lending club if that helps); additionally, I have my W-2s from previous years that confirm my salary Thanks for the questions, Eileen
Could you please detail your delinquency from 72 months ago? Thanks and good luck!	ais000, Six years ago I moved from Maryland, where I had been attending college, back home to Massachusetts... I missed a couple of statements during that transition after graduation; once I discovered my mistake I immediately paid those bills but they had already been reported. Thanks for the opportunity to clarfiy that.

Member Payment Dependent Notes Series 447062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447062	$15,000	$15,000	13.22%	1.00%	October 16, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447062. Member loan 447062 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	n/a	Debt-to-income ratio:	6.64%
Length of employment:	n/a	Location:	Jersey City, NJ

Home town:
Current & past employers:	ThomsonReuters
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I'm looking to close out debt from my wedding and honeymoon. Consolidating our outstanding debt into one stream will help us realize our goal of being debt free sooner. Right now, our payments are so dispersed among creditors that it's tough to make a dent. 521771 added on 10/08/09 > I wanted to provide a quick update. Some have asked me to have LC verify my income. I reached out to the Credit Review team for the second time today (and made my 4th inquiry into the general support team) asking how I can go about having the verification completed, but I have yet to hear back from anyone. Obviously it would have been advantageous to have this completed by now...I am trying!

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,271.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you're retired, please break down your sources of income. If you're still working please report your employer and length of employment B/4 I can fund your loan. Good Luck! Plasticman	I'm employed and have been with my current employer shy of 4 years. I have been fully employed since undergrad in 1998.
Congratulations on your recent marriage! I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,271.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for ThomsonReuters? Do you have a savings account or any other kind of emergency fund?	thanks for the well wishes. My wife has just shy of $4k credit card debt that we'd apply this payment toward as well. also, I work in sales and yes we have about 5mos worth of expenses saved in case of emergency.
I am considering investing in your loan; however, I will need you to have your income verified first. Please contact Lending Club to find out how; I believe all you need to do is send them a pay stub.	will do. thanks.

Member Payment Dependent Notes Series 447064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447064	$19,200	$19,200	12.87%	1.00%	October 15, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447064. Member loan 447064 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	US Army	Debt-to-income ratio:	10.93%
Length of employment:	9 years	Location:	APO AE, NY

Home town:	Logan
Current & past employers:	US Army, Jambe Juice
Education:	Boise State University

This borrower member posted the following loan description, which has not been verified:

I am refinancing my credit cards in order to pay them off quickly and completely. I have always paid my bills on time but I don't want to carry this much debt anymore.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	13
Revolving Credit Balance:	$222.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 447196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447196	$15,000	$15,000	16.35%	1.00%	October 14, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447196. Member loan 447196 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Self Employed Consultant	Debt-to-income ratio:	19.33%
Length of employment:	5 years	Location:	Orland Park, IL

Home town:	Joliet
Current & past employers:	Self Employed Consultant, Cendant Home Funding LLC
Education:	University of St. Francis

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan for real estate taxes on a investment property. The property is now leased and payments will be coming in on a regular basis. I've always been a good borrower and pay my debt on time.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,388.00	Public Records On File:	1
Revolving Line Utilization:	94.20%	Months Since Last Record:	78
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.30.2009 I am considering $250 investment in your loan. Questions I have are: 1. Self-employed position and very briefest job description are? 2. $17,500 income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Please explain Public Record on File 78 months previous; is either bankrutpy or court judgement (lien)? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Type your answer here. My position over the last six years has been working with small emerging public companies. I am contracted and take a position on the board of directors and an officer role in the company. My duties include market awareness, introductions to broker dealers for capital raising. Currently I am with three companies doing the above roles. I am the only wage earner in my family. My mortgage payment is $3,610.00 and my car payment is $1,250. The judgement that keeps showing up on my credit report has been paid in 2002. It was filed on a company that I was one of the principals of the company. The amount was under $700.00 and like I said was paid off immediately. I hope this helps.

Member Payment Dependent Notes Series 447279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447279	$6,000	$6,000	16.00%	1.00%	October 14, 2009	October 13, 2012	October 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447279. Member loan 447279 was requested on September 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	GRY	Debt-to-income ratio:	13.75%
Length of employment:	1 year	Location:	New Orleans, LA

Home town:
Current & past employers:	GRY
Education:	The Art Institute

This borrower member posted the following loan description, which has not been verified:

I am wrapping up my Bachelor's Degree online in the next two months and recently incurred a lot of unexpected relocation expenses on credit cards. I would like to consolidate all of this credit card debt into a single monthly payment with lower interest. I have a 3.2 GPA and have been employed full-time almost the entire time I have been in school. 547750 added on 10/06/09 > My total revolving debt is lower than what is shown here, as I have paid off many of my accounts in the last few weeks. This loan will allow me to pay off and close my remaining high interest credit cards.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	35
Revolving Credit Balance:	$10,361.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What are credit card payments today per month? 2) What interest are you paying on your CC debt? 3) Total monthly expenses excluding CC-Payments (Rent, Car, other debt, food, entertainment, ??tc.) Thanks and good luck with the funding!	1 & 2: Before I started aggressively paying off and closing accounts about a month ago, the minimum payments alone on all of my credit cards combined totalled $430. The minimum payments on the remaining credit cards is approximately $164 a month. I recently received notice that my interest rates on these final two cards were raising (from 9.9% to 18.9% on one, and from 15.24% to 24.75% on another - Crazy!). I started receiving these notices about many of my cards in the last two months or so, which is what prompted this push to completely rid myself of all revolving debt accounts (why be held hostage by banks?). I had a "yard sale" of sorts to pay off as much of my debt as I could and am hoping this loan will close out the rest and get me totally revolving debt free. 3: I live rent free in a family owned home. I paid my car off about eight months ago, and see no need to replace it anytime in the distant future. My only regular expense are utilities and car insurance, at about $400 a month total. Plus food, entertainment, car and home maintenance, etc, which varies, but is hardly extravagent.
I'm trying to figure out how you racked up so much debt when your expenses seem pretty well within your income. How much of that debt is relocation expenses and what were the expenses? Has your relocation changed your monthly income flow so that you are spending less per month than you were previously when these debts accrued? What field is your employment in? How stable is it. Is your education preparing you for advancement in that field or do you plan on using your education to switch fields? Thanks, good luck with the loan	Since the relocation was the result of an unanticipated mass layoff (due to lack of work), I charged a lot of things I would normally have just paid for to stretch my cash on hand as far as possible. A majority of the relocation expense was moving truck rental (nearly $2000 for the truck alone) and associated costs. Some of the debt is also books, software and supplies for school. It???s important to note that during my brief period of unemployment, I did not miss a single payment or fall behind on any of my financial obligations. I am employed in the IT field and my studies are in the same field. My forthcoming degree is intended to provide further advancement.

Member Payment Dependent Notes Series 447285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447285	$15,000	$15,000	14.61%	1.00%	October 15, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447285. Member loan 447285 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	The 360 Consulting Group	Debt-to-income ratio:	6.74%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:	Washington
Current & past employers:	The 360 Consulting Group, Black Coalition on AIDS
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off my credit card debt, which I have been trying to do over the past year despite the continuing rise in their interest rates. Despite many attempts in requesting lower interest rates or fixed low rate to expedite payment, these credit card companies have been consistently fighting against lowering my rates. This is depressing when I doing my very best to pay just above the minimum due to get ahead. My financial situation: I am employed full-time with a small independently minority-owned business in San Francisco. The business is stable and is adamant in maintaining its current staff of three individuals employed and provide employer-paid health benefits to help staff during this economic crisis. I am a good candidate for this loan because I work hard and want to get ahead and get rid of my debt without being abused by creditors with continually increasing interest rates prior to government oversight. I spend sleepless nights thinking of ways to better negotiate with creditors and when I contact them, I am shot down. I need to know that there is hope out there for people like me, who are responsible and do everything possible to erase their debt to move forward with building a better life. For goodness sake, I've even considered putting my rescue dog up for adoption because I keep looking for ways to cut expenses. Monthly net income: $4583.00 Monthly expenses: $2455.00 Housing: $1788.00 Utilities: $112.00 Phone, cable, internet: $225.00 Food, entertainment: $150.00 Clothing, household expenses $50 Credit cards and other loans: $325 Other expenses: $55 (dog food, supplements, and bath) 547759 added on 10/05/09 > I appreciate those investors that have found it worthwhile to fund my loan and provide me with the financial assistance needed to consolidate my debt. I promise you that I will not flake on this loan. My employment is secure and I've been reassured that as a small business with only 3 employees, there is no more room for cut-backs -- that we're at are very basic in operations.

A credit bureau reported the following information about this borrower member on September 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	13	Months Since Last Delinquency:	21
Revolving Credit Balance:	$306.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.01.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description 360 Consulting Group are? 2. $4,583 income is: 1 (yourself) or 2 wage-earners? 3. Please explain 3 payment delinquencies within last 2 years. Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thank you for you inquiry, RetiredUSMCInvestor. Below are my answers to your questions. 1. As Administrative Manager for The 360 Group, I am responsible for the day-to-day operations of the firm. This includes directing the firm's activities in the areas of operations, human resources, information technology and finance. 2. The monthly income of $4583 is for myself. 3. The 3 payment delinquencies were a result of my paying bills in the traditional method of mailing the to the creditors, which I did not properly estimate the delivery time. To remedy this, I now pay all of my outstanding bills online either through my financial institution's bill pay service or via the creditors website. This method works best for me as I can now see when payments are posted and can insure that payments are no longer late. I hope these brief answers provide you with sufficient information to help make your decision to fund my loan.
In your description of your monthly payments, you stated that your monthly payment for "credit cards and other loans" is $325 per month. Yet, according to your credit report, you have very little credit card debt ($306). Could you please describe these "other loans" with regard to the current lender, monthly payment and interest rates? Thanks in advance.	Thank you for your question. I calculated my monthly payments on actual payments made to creditors, which are just slightly higher than the minimum due; hence the $325 vs. $306. I don't believe that my full credit card debt is revealed on the report provided here. The interest rates on my credit card debt ranges 12.25%-20.28% annually. This is the reason why I'm seeking a consolidation loan to be able to pay off this debt sooner and be able to avoid increased rates in the future. Unfortunately, my rates have climbed tremendously over the past year. My highest rate prior was 7.99% up to 12.25% now, the others were 11.25% now up to 20.24% and 20.28%. As much as I've tried to work with creditors, they are now unwilling to lower rates due to the upcoming scrutiny they will have to undergo by the fed. I hope I was able to provide you with a sufficient answer.

Member Payment Dependent Notes Series 447457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447457	$22,750	$22,750	14.96%	1.00%	October 14, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447457. Member loan 447457 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Redmond Door & Millwork	Debt-to-income ratio:	7.30%
Length of employment:	3 years	Location:	Bend, OR

Home town:	Medford
Current & past employers:	Redmond Door & Millwork, Deschutes Window and Door
Education:	Pacific University

This borrower member posted the following loan description, which has not been verified:

Looking for funding to help bridge the cash flow between AR and AP

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,247.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may be more confident in lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	My income varies with the changing times, because I am a business owner. At this time I'm making $ 60'000 a year.
10.01.2009 I am considering $250 investment in your self-employed Redmond Door & Millwork bridge loan. Questions I have are: 1. Home mortgage Rent payment per month is? 2. Car payment(s) per month is? 3. Credit card payments per month are? Hiroshige earlier asked you about verifying your income with Lending Club. Your answer was you are self-employed and income varies. Self-employed business owners verify their income with Lending Club by submitting 2008 income tax return or 2009 estimated tax payment info. At some point in loan funding process Lending Club home office will ask for employment/income verification. That is when you submit the documents that I mentioned. Thanks in advance for your answers. After your employment/income is verified you will attract both more investors and a higher per investor $ amount invested. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Mortgage= $1400.00 Credit cards= $250.00 usually pay more No car payments Travel Trailer= $250.00
Are you the owner of this business? Can you break down the total monthly revenue of the business and the expenses? What is the business monthly net? Is the 60,000 your salary from the business? What are your personal expenses? What are the terms of payment for the customers of the business? Has the slow down in the housing sector affected your business?	I am 50% owner and handle all day to day activities of the business. The 60,000 is my salary from the business. Average monthly sales this year are at 63,000 with approx. net profit at 2,000 a month. Customer terms are 2% 10th net 11th on account. Otherwise due on receipt. Business is down considerbally from avg. sales 2 years ago at 225,000 and 12 full time employees. We now have 6, half of which are part time. We've made many adjustments to deal with this slow down and feel it will only make us stronger in the future.
Hello, I see you have an excellent credit score -- congrats on that. I have a few questions: 1. You reported your Debt to Income Ratio as 7.3% but your debt payments total $1,900/mth ($1,400 + $250 + $250) which is almost 40% of your $5,000/mth income -- please explain. 2. You're saying that you need the loan to bridge AP with AR -- does that mean that your AP terms have shortened or your customers are paying more slowly? What is the average age of your receivables in days and what are the terms required by your suppliers? 3. Your credit report says that you have a total of 7 credit lines "open" for a total of $2,247 outstanding -- please explain this (i.e. who are these 7 other credit sources, etc.)? Thanks, Sumner	I'm sorry, I don't know where or how I reported that debt to income ratio. the 7 credit lines is most likely accurate, I was just answering a question. My customers are paying a little slower, one problem is that a few are not paying at all. I'm working on this. Average receivables are at about 40days. Our suppliers terms range from net 10 days to 2% 10th net 11th, thats where this money will help us discount when we're waiting for receivables.
So why not call Lending Club for the income verification procedures and expedite the process if it enhances the funding of your loan? Some investors, such as myself, will not commit funds to a loan until income has been verified. It's possible for a loan to be fully funded without verification but it's also possible for those committed funds to be returned to the Lenders because the Borrower is unable/unwilling to verify income. There are many Borrowers competing for my funding.	I've been out of town, I am now working on that.

Member Payment Dependent Notes Series 447515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447515	$25,000	$25,000	14.61%	1.00%	October 14, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447515. Member loan 447515 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	United Home Care Services	Debt-to-income ratio:	0.24%
Length of employment:	5 years	Location:	Homestead, FL

Home town:	Havana
Current & past employers:	United Home Care Services
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

I, need personal loan

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$402.00	Public Records On File:	1
Revolving Line Utilization:	2.70%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It's nice that you need a personal loan .... what is for? I'm reluctant to lend $ on such slim information. What are monthly expenses? Thank you	Hi Yak1, I am a licensed healthcare proffesional. In which I have been having a good steady income so far, however I wish to have a wider field of expertise in my proffesion and in term I would obtain this through my studies. I would think you already have access to the information (expenses) through the processors of LendingClub. Thanks in advance, and any other questions feel free to ask. --Enrique Fernandez
What are you planning on using this loan for and what do you do for United Home Care Services	Hi Kulas0316, the loan will be used to amplify my licenses as a healthcare proffesional, I am a specialist in care for patients in delicate conditions. Any other questions, feel free to ask -- Enrique Fernandez
I am interested in funding part of your loan. Can you explain the Public Record in your file?	Hi xBobbiex, in the year 2000, my financial status was different as compared to now. I did not practice my actual proffesion, life was very hard at the time. There was even a time where i couldn't even count on a productive job. I reluctanctly had to file a bankruptcy due to the tough times I was facing. Afterwards, I graduated and gladly, my financial status progressed for the better. Any other Questions, feel free to ask --Enrique Fernandez
What are your monthly expenses, how much money do you have saved and in retirement accounts, how can you make us all feel better that you won't screw us? Most people do not lend to people who have had bankruptcy.	Hi dontscrewmeover, As I have explained previously, I have an excellent income thanks to my profession, a profession for which I have many years in and my bankruptcy was in the year 2000. In the year 2000 I was not finished with my studies, and as a result I was not a professional. Thank you, Enrique Fernandez
10.07.2009 FYI, Unless described by borrower in the NARRATIVE section of completed loan application the on-screen loan application available to investors (lenders) does NOT provide $$ amounts for monthly expenses such as either mortgage, or rent, or credit cards, or usual living expenses (cable, food, fuel, telephone, utilities, et al). This is why investors must ASK questions in order to KNOW. Your comment that you previously provided this information to LC and did NOT answers investors questions did NOT help with requested loans funding. This explains why your loan is very SLOW to fund. e.g. after 7 days only 10% funded. Now that employment/income was verified (Gross Income shows an asterisk (*) and Credit Review Status shows APPROVED) maybe remaining funding will proceed at faster pace.	Hi Retiredusmcinvestor, In reality I do not understand your question. For which when I make the applications I include a lot of information for example my personal, my job's and my income. As well as lending club pulls my credit report, on my credit report all the information you are asking to see will appear. Just like you I dont understand`why so little money is accumulated, since i am a person who has an excellent credit as well as a very good income product of my professional work. Thank you, Enrique Fernandez
What we have here is a language comprehension problem. Have someone who UNDERSTANDS English language read ALL comments (questions and answers) and EXPLAIN to you in your native SPANISH language EXACTLY what information it is that investors REPEATEDLY ask for you to provide. Your on-screen loan application available to investors shows a DTI Ratio (Debt to Income) of 0.24% (LESS than one-quarter of one percent) which is IMPOSSIBLE when your home mortgage, car, credit card, personal loan payments are considered relative to your reported $10,00 per month income. Your requested loan will NEVER fund without you providing requested information (mortgage, car, credit card, personal loan, et al payments) that investors have asked several times for you to provide. Otherwise you are wasting your time trying to get this loan funded because NO one will invest in your loan for obvious reasons. P.S.- You keep saying that you are a healthcare professional; but you NEVER identified exactly what type healthcare professional you are- medical doctor, registered nurse, psychiatrist, psychologist, chiropracter, dentist, hospital administrator, etc. Knowing this valuable information also would help with your loans funding.	RetiredUSMCInverstor, I am sorry that you dont understand my english, but I dont know what are you talking about. Due to the fact that all the information that has been requested, I've furnished. I supposed that what refers as the DTI you are looking at credit that its not mine, I've always stated that I earn $120,000.00 a year approximately, which I already send evidenceses and I could do it again. My DTI (Debt to Income) cannot be what you say a 0.24%, because if you see my credit you will notice that I have my home mortgage, credit cards, auto and so on; based on that I insist that you are looking at something that its not mine, maybe you've got a mixed up with my application. Since I did my application, I've always stated that I am a Registered Nurse. Thank You, Enrique Fernandez
Hello Enrique, You don't seem to understand the LC does not make available most of the details of your loan app online. You can see for yourself by reviewing your own listing. Your loan is not funding because of the lack of specific information about your financial situation and use of the money.	GentlemanB, I have noticed because of the question that I have been asked; that there is not an effective communication between Lending Club and the inverstors; but I think that you should understand that if I make an application through LC and they see all my income and expenses, I explain the purpose of the loan, I cant prepare this same information for 10, 20 or more inversors at the same time, I thought that you (investor) would be able to see the information that I gave to LC. If you need any additional information, please let me know. Thank You, Enrique Fernandez
Please detail out how you are planning on spending the 25k for education. What are your monthly expenses in detail (provide numbers)? What savings do you have? You need to understand that you filed bankruptcy before and we want to make sure that you aren't going to be in the same situation again. Thanks.	Dontscrewmeover, First of all, my plan for the spending of 25K will be on studies to become specialized in my career, and get other licenses. Well, regarding my monthly expenses I dont know whats going on, but I have already gave it to Lending Club. I dont seem to understand how you as a investor dont have all the information, that was given regarding my income and expenses. Everything, that you have asked for I already gave it to Lending Club, I think its really difficult for me to detail my expenses in a message board; but if there is an specific information that you need please let me know and I will give it you. Regarding my bankcruptcy, it was ten years ago even before I was a professional in the Medical Field. It was under different financial circumstances, now a day I have my degree and my job; which gives support to be responsible for the loan. Thank You, Enrrique Fernandez

Member Payment Dependent Notes Series 447541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447541	$16,000	$16,000	13.22%	1.00%	October 19, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447541. Member loan 447541 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lifesharing(UCSD Medical Center)	Debt-to-income ratio:	11.76%
Length of employment:	< 1 year	Location:	San Diego, CA

Home town:	Santa Ana
Current & past employers:	Lifesharing(UCSD Medical Center), Medix Ambulance Service
Education:	San Diego Miramar College

This borrower member posted the following loan description, which has not been verified:

I had to use my two credit cards while in school and not working. During the financial crisis both Wells Fargo and Citibank raised my interest rates to 29.9%. I'm now working and trying to pay everything off and the interest fees are draining. I would rather not pay into credit card companies anymore as I become debt free.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	10
Revolving Credit Balance:	$8,834.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have 2 questions: 1) Can you please, elaborate on the deliquency 10 months ago. 2) It looks like your credit balance is less than 9K. Why then ask for 16K? Thank you!	Hi Kendic, I'm not sure about the delinquency without looking at the report but I believe i was moving at the time and made a mistake on keeping up to date on my bills. It was probably the citicard which I have a great long on- time payment history with. And I have a total of 16,000 in credit card debt between my Citibusiness card and my Wellsfargo credit card. It should have shown that on my credit report. Thanks.
Could you please discuss the delinquency from 10 months ago? Also, could you please detail your major monthly expenses (rent, utilities, car payment, student loans, etc)? Thanks and good luck!	I'm not sure about the delinquency without looking at the report but I believe i was moving at the time and made a mistake on keeping up to date on my bills. It was probably the citicard which I have a great long on- time payment history with. My other monthly expenses are $1075-rent, $50 utilities, car payment is $125 which should be paid off soon, student loans run about $210 a month. Thanks
Can you explain the delinquency on your account?	I'm not sure about the delinquency without looking at the report but I believe i was moving at the time and made a mistake on keeping up to date on my bills. It was probably the citicard which I have a great long on- time payment history with.
Why are you requesting $16K when your credit card debt is just south of $9K? What will you do with the other $7K? Also, could you explain the delinquency on file? Thanks in advance.	Hi, I'm not sure about the delinquency without looking at the report but I believe i was moving at the time and made a mistake on keeping up to date on my bills. It was probably the citicard which I have a great long on- time payment history with. And I have a total of 16,000 in credit card debt between my Citibusiness card and my Wellsfargo credit card. It should have shown that on my credit report. Thanks.

Member Payment Dependent Notes Series 447571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447571	$15,000	$15,000	13.92%	1.00%	October 14, 2009	October 14, 2012	October 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447571. Member loan 447571 was requested on September 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Sauk Prairie Memorial Hospital	Debt-to-income ratio:	14.50%
Length of employment:	< 1 year	Location:	Sauk City, WI

Home town:	Peru
Current & past employers:	Sauk Prairie Memorial Hospital, BirthCare Staffing, Trinity Medical Center, American Mobile, Cross Country Trav Corp, St. Francis Medical Center
Education:	Saint Francis Medical Center College of Nursing, University of Dallas

This borrower member posted the following loan description, which has not been verified:

About Me: I am currently a Labor and Delivery Nurse near Madison, WI. My husband is the manager of HR Systems for a Fortune 500 company. We are both employed full-time (although I'm out on maternity leave) and our combined income is close to $140,000.00 per year. We have 3 children and work opposite of each other so we don't have child care expenses. Purpose of Loan: I have a couple of personal loans with high interest rates and two credit cards that I would like to consolidate so I can have the ease of paying just one bill. While we are able to meet all of our financial obligations, we are carrying two mortgages as we had to relocate for my husband's job and sale of our former residence is taking longer than hopped. As such, we are looking to consolidate some home improvement loans that we'd taken out and credit cards with 0% introductory rates before the introductory periods come to an end. My financial situation: We both currently have a good jobs and are able to comfortably make the monthly loan payments. We am a very hard working individuals and always pay our debts. My goal is to pay off this loan in less than 1 year so that I may get rid of my debt completely, and start saving money. I am highly motivated to pay down my debts so that we can focus on our long term savings and investment goals. Furthermore, I do not have, nor have I ever had, any bankruptcies, unpaid liens or judgments against me. Should you have any questions about this loan request, please don't hesitate to contact me. Monthly net income: $ 8,000.00 Monthly expenses: $ Mortgage 1: $ 1022.00 Mortgage 2: $ 641.00 Insurance: $ 345.25 Property Taxes: $500 Car expenses: $ 0 Utilities: $ 397.00 Phone, cable, internet: $ 176.00 Food, household, entertainment: $ 800.00 Clothing, household expenses $ 200.00 Credit cards and other loans: $ 482.00* Student Loans $ 107.00 Tithe: $800 Other expenses: $ 0.00 *These are the combined minimum payments for the loans/credit cards we are consolidating. We've been paying away as much as we are able on our debts. This loan will eliminate this payment. Thank you so much for your time and consideration.

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,717.00	Public Records On File:	0
Revolving Line Utilization:	67.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Thanks and good luck!	The Lending Club contacted me asking for information on my employer which I provided. I also spoke with them last night and answered a few other questions. I'm not sure what else they need - I had followed up with them by email as well. I am happy to tell you though that my rate is $35/hr. I work PRN (or as needed by the hospital) which allows me to work as much as they want because they always have shifts. I reported my income at $35k (this is only mine, not the household which is much higher). To earn $35k I have to work 1000 hours in a year or 84 12 hour shifts in one year which works out to be about 7 nights a month. I feel pretty blessed that I can make earn this by working so little! Let me know if I can tell you anything else.

Member Payment Dependent Notes Series 447709

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447709	$23,975	$23,975	12.53%	1.00%	October 19, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447709. Member loan 447709 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,158 / month
Current employer:	upper merion area school dist.	Debt-to-income ratio:	12.46%
Length of employment:	10 + years	Location:	PHILADELPHIA, PA

Home town:	Raleigh
Current & past employers:	upper merion area school dist., HGO MAINTENANCE
Education:	BLOOMSBERG ST.

This borrower member posted the following loan description, which has not been verified:

i want to pay off other loans, and have shorter term to pay back. also would love to get a car. 548646 added on 10/07/09 > Im gone to skip the car at this time and purchase the house i live in. Still pay off other loans for shorter term.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.03.2009 I am considering $250 investment to help fund your requested $25,000 Debt Consolidatio-Car loan. Questions I have are: 1. Position and very briefest job description Upper Merion Area School District are? 2. $4,158 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	maintenance,myself and two children,650.00,none for now,
hey retiredusmcinvestor?? could u tone it down a bit?? this is not an adversarial enterprise... thank u	not tring to advertise,just asking for a little help.
Hello Bare3k9, That last message from 1forallandallfor1 wasn't really meant for you, it was meant for RetiredUSMCInvestor. It seems he/she just wanted to talk to RetiredUSMCInvestor, but there is no way for investors to talk to each others so 1forallandallfor1 posted here and that sends email to you, once you responded that gets posted to the public area for all to see. If you don't reply then it doesn't get posted to the public area. Just thought I would clear that up for all. P.S. I invested $200 in your loan, I hope you get fully funded.	thank you for explaining that, things are looking good.

Member Payment Dependent Notes Series 447737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447737	$25,000	$25,000	16.35%	1.00%	October 15, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447737. Member loan 447737 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Omega Design Group	Debt-to-income ratio:	9.81%
Length of employment:	10 + years	Location:	ATLANTA, GA

Home town:	Chicago
Current & past employers:	Omega Design Group, Omega Hospitality Group, Service America, Playboy Enterprises
Education:	Illinois Institute of Technology, University of Chicago

This borrower member posted the following loan description, which has not been verified:

Waiting for collection of $ 55,000 in receivables

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	36
Revolving Credit Balance:	$24,425.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.02.2009 I am considering $500 investment to help fund your requested $25,000 business receivables loan. Questions I have are: 1. Position and very briefest job description Omega Design Group are? 2. $6,667 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Vice President of a ommercial Kitchens and Cafeteria Design Firm 2. Gross income is mine. 3. Rent $ 1,100.00 4. Car $ 315.00 Lease 5. Credit Card $ 1.800.00 New business = $ 240,000.00 Current receivables = $ 75,000.00
what percentage is your ownership in Omega Design Group? Why are you personally looking for funding for the company's receivables versus the company? Thank you.	85% ownership of Omega Design Group Have had to fund payables and payroll personally, waiting for receivables.
Could you tell me a little more about the receivables? 1. Is this from a single account or from several? 2. If several, about how many accounts does this represent? 3. Are the receivables delinquent? 4. When do you expect to collect?	The receivables represent 2 clients for 3 projects. The receivables are 60 to 180 days old. Expected collection is promised mid to late Novermber. We do work for Architects. They bill their clients, and we can't collect until they get paid. Unfortunately that is the standard of our industry. In good ecomomic times these collectables are usually 30-45 days. Thank you for your consideration.
You already owe $25k and are borrowing $25k more for a total of $50k of debt. What happens to you financially after that? Also, what is the financial condition of your architects? Thanks	New business is on books to cover 50K. Cash flow is tight due to slow receivables. Architectural firm is a $ 700 B + company. One of the world's largest.

Member Payment Dependent Notes Series 447788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447788	$12,000	$12,000	12.87%	1.00%	October 15, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447788. Member loan 447788 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	United States AirForce	Debt-to-income ratio:	22.47%
Length of employment:	7 years	Location:	Jonesboro, AR

Home town:
Current & past employers:	United States AirForce
Education:	Community College of the Air Force (CCAF), Arkansas Aviation Technologies Center, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my bills into one. I am currently in the military and very responsible when it comes to paying my bills on time. Yes I could pay my bills off one at a time but it is just easier for me to combine all ibills nto one with one interest rate. Thanks.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	64
Revolving Credit Balance:	$13,260.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.02.2009 I am considering $250 investment to help fund your requested $12,000 loan. Questions I have are: 1. Current Rank/Grade USAF are? 2. Currenr Expiration Current Enlistment is ? 3. $6,833 gross income is: 1 (yourself) or 2 wage-earners? 4. Rent payment per month is? 5. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers. Master Sergeant USMC Retired (Disbursing-Finance)	1. Currently an E5. 2. My enlistment is up 12 June 2011 but I will most definetly be reinlisting. 3. yes, $6,833 is my gross before taxes, right now I get paid twice a month and get about $1000.00 each time. 4. My rent per month is $1500.00. 5. My car payment is $287 a month. Thanks for your time.
Can you please explain the deliquency on your report?	Yes this is the only deliquency I have had in my history which occured about five years ago.. I got a SAMS Club card credit card. The Limit on it was $500 dollars. I got it while I was on vacation and had given them the address that I was currently living at. When I got off vacation and went back home I moved with in a week and after moving I realized that I had not gotten a bill in the mail, I realized this about a month a half after moving.. I went to the Sams and had them pull my account and when they told me it was late I paid the entire amount which was about 200 dollars. Now I make it easier and just have everything come directly out of my bank accout.

Member Payment Dependent Notes Series 447820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447820	$25,000	$25,000	14.96%	1.00%	October 15, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447820. Member loan 447820 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,750 / month
Current employer:	harris county constable precinct 4	Debt-to-income ratio:	16.55%
Length of employment:	10 + years	Location:	magnolia, TX

Home town:	kansas city
Current & past employers:	harris county constable precinct 4
Education:	Lone Star Community College

This borrower member posted the following loan description, which has not been verified:

I make great money. I have a full time job and also have extra side jobs from self employment which average about 50,000 anually on top of my salary. My pourpose for the loan is to consolidate so that I can have less smaller payments and one larger payment to stream line.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	14
Revolving Credit Balance:	$23,798.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.02.2009 I am considering $500 investment to help fund your requested $25,000 loan. Questions I have are: 1. Position and very briefest job description Harris County Constable Precinct 4 are? 2. $12,750 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Police officer, patrol Lieutenant. 2. Myself. 3. $1,600. 4. $710 5. $800. Thank you.

Member Payment Dependent Notes Series 447851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447851	$12,000	$12,000	13.92%	1.00%	October 15, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447851. Member loan 447851 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Federal Aviation Administration (FAA)	Debt-to-income ratio:	13.99%
Length of employment:	10 + years	Location:	Swartz Creek, MI

Home town:	San Angelo
Current & past employers:	Federal Aviation Administration (FAA), USAF
Education:

This borrower member posted the following loan description, which has not been verified:

The local utility is developing a project to connect the homes on our neighborhood to natural gas. We currently heat our home and hot water with propane. The projected savings is approximately one-half the cost to heat with propane. My husband has been out of work for almost 10 months and I have been able to make the expenses with my salary. We would also like to start a small trucking business. We need some capital to get thru the initial set up and operating cost, until reimbursements start to be paid. I have been with my job for over 22 years, and there has been no downsizing with my employer, and there is none in the foreseeable future.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$21,648.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.02.2009 I am considering $250 investment to help fund your requested $12,000 loan. Questions I have are: 1. Position and very briefest job description FAA are? 2. $7,500 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	My position is primarily an electronic technician. The gross income is from myself. My mortgage payment is 1600, with property taxes inclueded. My car payment is 550. Credit card payment is 330 .
So how much of the 10K is for connections to natural gas (does the utility company pay for some of the connection cost?) and how much of the 10K is for the trucking business?	The cost to natural gas is 2200, with no cost covered by the utility company, plus conversion and connection to my furnace and water heater, estimated to be 800. The remained will be used to start the trucking business.
Thank you for your prompt response. I have a few more questions: 1) So 3K for gas - what is the estimated monthly savings on your gas bill? 2) The trucking business sounds a bit vague at this point. Have you written a Business Plan? 3) If you did not receive any income from the trucking business for the first 2 years, would you still be able to make the loan payments?	My propane bill is approximately 500 month, the estimated savings is 250 month. We have not written a business plan as yet. I will still be able to make the loan payment. The remaining amount will be needed to fund liceincing, insurance, and fuel until reimbursement for hauls are paid
I am declining this investment because only about 1/6 of the loan amount is for the stated purpose, "Natural gas project".	I regret that you have decided to decline this loan.
Thank you for your prompt response. I will fund part of your loan later this week, when funds are available. As a small business owner myself, I suggest that you write up a business plan - you will be glad later if you do. Good luck to you.	If there is something that you would suggest to include in the business plan, I would greatly appreciate any input you may have
There is no single format for a Business Plan, and the contents vary somewhat - however a good place for you to start might be score.org. At http://www.score.org/template_gallery.html?gclid=CKGE65CRpp0CFVhJ2godMxy6rw they have templates you can use. You may find that parts of the Plan are very easy to write, while other parts of the plan seem next to impossible. The latter are the parts that need working on (research, etc.). I am not trying to discourage you - having ones own business can be very rewarding. Statistically speaking, the odds of starting a small business that succeeds are not good. You can improve the odds greatly by planning before you do anything. I am not sure if Lending Club will permit this, but you might ask them if you could have two separate loans, one for the natural gas first, and then after you have planned out the business, one for the business. Good luck to you.	Thank you for your input.
I see that you are down to your last day f your loan request and have only received a fraction of the funds you desire. The last potential lender has provided you with some sound advice regarding the establishment of a business plan and thinking through your business ideas. That person also mentioned the possibility of splitting that loan request into two groups; perhaps this loan should only be used for the conversion to a natural gas heating system for your home, to get your finances ready for the winter season and to pay this loan off as soon as possible since that was your immediate need. Once the first loan has been successfully paid and after you have both taken the time to review your trucking business more thoroughly, you can always come back to Lending Club and put the next of your ideas into action. If you will confine your loan to the prmopt repayment of the natural gas line and conversion of your home heating, I will help by participating with you in this request.	i am willing to adjust this loan to cover the conversion to natural gas. I project the cost to run between $3,000 and $4,500. If you have any other questions, I'll be glad to answer them.

Member Payment Dependent Notes Series 447858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447858	$20,000	$20,000	11.14%	1.00%	October 15, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447858. Member loan 447858 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	7UP BOTTLING	Debt-to-income ratio:	17.20%
Length of employment:	4 years	Location:	Glendale, CA

Home town:
Current & past employers:	7UP BOTTLING
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to purchase a new home before the end of the year. I have money saved up for down payment but I am little bit short. I work for a 7up bottling company since 2005 as a chief staff accountant. I have a stable job. I am a first time home buyer and also I am pushing to buy a new home before the end of the year so I can qualify for the tax rebate and discounts. This loan will help me qualify to buy a new home and bring my family closer then ever before. Thank you for all your support and understanding

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,401.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how much is your other debt, such as future mortgage, possible existing car loan or student loan? Thanks	I do not have any additional debt. Just owe about $1000.00 on revolving credit cards that I use for everyday purchases. My main focus is to purchase a new home since the market is low.
Is a particular house identified? If so, what are the estimated mortgage payments and property taxes? Thanks	I am currently looking and shopping around. The way market is right now, I need a pre-approval before I can give offers for a specific house that I may like. I estimate my house payment to be from $1000-$1500 plus $150-$300 association fee. No more than that.
I suggest you contact Lending Club and have your income verified which will give lenders a higher level of confidence in your loan.	Waiting for an email from Lending Club in order to verify my income.
If you are this close make sure to get the loan closed by 11/30 so that you can qualify for the credit.	Yes absolutely, I understand that is my ultimate goal to get this done by the deadline. Thank you a lot for your understanding.
It's technically illegal to get a loan for a down payment on a loan. So when filling out the loan papers and they ask you if you have borrowed any money for the down payment, what will you say?	I will say exactly how I got the money for the down payment. And no it is not illegal to borrow money for the down payment for a home. They do verify as far as how much debt you have including secured and unsecured loans. Again, this loan is only a portion of my down payment but I have verified this before applying. Also I think it matters what state you live in.
I think you are already late for the 11/30 deadline to get the government money. That is the closing date. Do you still plan on buying a home if you cannot (for certain) make the deadline?	Yes, absolutely I am definitely going to buy a house for sure. In my opinion, I will meet the deadline. Please understand that I have already started the process slowly but surely. Thank you
Where do you intend to live? How much do you expect the home to cost? $1.5k seems to be a bit low for the Glendale area...	I agree with you, I am looking to purchase around Panorama City, N. Hollywood area, where it is a lot less than it is in Glendale. Also, the houses I am looking are around 200K-300K caps.
What is your current rent and how long have you lived there?	Paying $1200 since 2001

Member Payment Dependent Notes Series 447920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447920	$20,000	$20,000	13.92%	1.00%	October 15, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447920. Member loan 447920 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$58,333 / month
Current employer:	vmware	Debt-to-income ratio:	3.09%
Length of employment:	4 years	Location:	Fort Lauderdale, FL

Home town:	Glendale
Current & past employers:	vmware, EMC
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for loan to complete remodel

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	33
Revolving Credit Balance:	$6,960.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.02.2009 Questions I have are: 1. $58,333 is listed as your gross monthly income. Is this correct? Or is it a typo mistake (e.g., you meant $5,833 per month)? If it is a typo mistake you ned to contact Lending Club immediately and have it corrected. Thanks in advance for your answer.	it is correct
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for VMware? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	full income and job has been verified with lending club, as well as all debt and accounts. Work is being done on home in Florida complete interior remodel
I have difficulty understanding why you need to pay almost 14% to borrow what you say you earn in about a week and a half. If you gross 58,333 and bring home 65%, you have 37,916. Let's assume a huge mortgage payment of $7,916. Isn't there someplace you can cut back for a month to get $20K?	then don't invest

Member Payment Dependent Notes Series 447950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
447950	$18,000	$18,000	14.26%	1.00%	October 15, 2009	October 15, 2012	October 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 447950. Member loan 447950 was requested on October 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	NIOC Hawaii	Debt-to-income ratio:	16.04%
Length of employment:	8 years	Location:	Ewa Beach, HI

Home town:	Clinton
Current & past employers:	NIOC Hawaii
Education:	Defense Language Institute

This borrower member posted the following loan description, which has not been verified:

During the period of 2005-2007 my wife and I had some difficulties financially due to the loss of her income. She became gainfully employed and we were able to decrease our debts by several thousand dollars. We are now looking at consolidating the remaining debt onto one account so we can pay it off sooner and start focusing on saving for our children's education. 549070 added on 10/06/09 > I am active duty military. Just extended for an additional 5 years. I am currently an E5. Promotable to an E6.

A credit bureau reported the following information about this borrower member on October 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	32
Revolving Credit Balance:	$6,868.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What are you monthly expenses? 2) What are the interest rates on your credit cards? 3) What are the minimum monthly payments on each card? 4) Is your stated income yours alone?	1) My personal monthly expenses are roughly $3000 including my car payment of $387 per month, the rent of $1790, the utilities including electricity and television are $400 and the credit cards 2)The dell account is 28%, the Juniper is 30% and the star card is 15% 3)The minimums on my cards vary. The Juniper card is about $67, the Star card changes monthly but on average is about $90, the dell card is $46. I pay more than the minimum on these cards though. 4)Yes the income is mine alone. My goal with this loan is to help bring our finances all together as well as our debts. It is my goal to help not only myself but my wife get out from under the credit card debt. With this loan this will be possible because we won't be paying out several different credit cards over a long period of time we can focus all our finances and resources to one debt.
What is your spouse's income? Commission or hourly? When are you due to PCS (move)? Is the total loan amt requested going to cover all household debt? If not, what (e.g. car)? Thank you and good luck.	My spouse currently earns 38,000 annually. I am scheduled to PCS early next year for additional training and will be going overseas after the training. My spouse will not be going with me to training but will be going with me overseas. The loan is going to cover all the household credit card debt. Mine and my spouses. When we move overseas at the end of 2010 she will sell her car and we will have 1 car payment. This will be our only debt once this loan is paid for. Currently, since our 18,000 debt is spread out over several credit cards even with paying more than the minimum we will not be able to be credit card debt free in time. With this single loan we are anticipating a repayment of just over 1 year at a little over $1,000 per month going towards this loan.
Thank you. I will bid on your loan. Good luck w/ making E-6 and E-7.	Thank you, your support is appreciated.

Member Payment Dependent Notes Series 448043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448043	$15,000	$15,000	12.53%	1.00%	October 16, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448043. Member loan 448043 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,711 / month
Current employer:	n/a	Debt-to-income ratio:	20.78%
Length of employment:	n/a	Location:	Poughkeepsie, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit cards and have a lower interest rate and be able to make just one payment.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	45
Revolving Credit Balance:	$14,145.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you get your income verified with Lending Club and talk about your current employment situation?	Yes, I am working on getting my income verified with Lending Club. I should be able to have everything to Lending Club by tomorrow. I am an executive assistant to the Principal of a commercial development company that focuses on HealthCare Real Estate.
Could you please tell us how much is your rent and go into details on your monthly expenses? For example credit payments, food, car insurance, or any type of insurance, car expenses, and or any other expenses, thanks?	My monthly rent is $700. Monthly car & insurance payments of about $550. Food/Utilities are about $150/month.

Member Payment Dependent Notes Series 448058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448058	$25,000	$25,000	15.31%	1.00%	October 16, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448058. Member loan 448058 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Weichert Realtors, Pat Mote Properties	Debt-to-income ratio:	20.45%
Length of employment:	10 + years	Location:	Benton, AR

Home town:	Pocahontas
Current & past employers:	Weichert Realtors, Pat Mote Properties
Education:	University of Arkansas at Little Rock, University of Arkansas at Monticello

This borrower member posted the following loan description, which has not been verified:

I have struggled off and on for years with the cycle of debt - mostly unsecured debt. My wife and I are ready to finally put the death knell in our credit card debt. (My wife is a flight attendant, and makes approximately $35,000 a year in addition to my salary that I stated on the application.) At one point the amount of unsecured debt was almost insurmountable, yet as a Christian I believe in paying for your debts and refused to file bankruptcy. It has been tough, but we are finally seeing light at the end of the tunnel. Although now the credit card companies are raising my interest rates- based on nothing more than greed it seems. I would like to be able to conslidate some of my balances onto one payment, with a loan that is fixed and not raised on the whim of the credit card companies, that I can more easily concentrate on paying off. Thank you for any consideration. It would mean the WORLD to me, and would enable us to get closer to finally being out from under the credit card company's thumb, and closer to my dream of building a portfolio of investment properties for our future retirement. 549315 added on 10/06/09 > I have been a Realtor for 15 years, and my wife has been a flight attendant for 18 years. Both our jobs are solid and dependable, as are we.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	28
Revolving Credit Balance:	$24,105.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.03.2009 I am considering $250 investment to help fund your requested $25,000 Debt Consolidation loan. Questions I have are: 1. Position and very briefest job description Weichert Realtors, Pat Mote Properties are? 2. Mortgage payment per month is? 3. Car payment(s) per month is? 4. Current credit card payments per month are? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers. Arkansas- "Land of Opportunity"	Thanks for your consideration. I'm a Realtor and Executive Broker for our real estate company. I mostly still work with home buyer and seller clients, and have a 15 year track record. (our market is still good too) My mortgage pmt. is currently $850 and my car payment is $447. (wife takes care of her car pmt.) Credit card payments are at $813, which wouldn't be much higher with the loan, and would all be rounded up on one pmt. with a set payoff date which would be a dream come true. Thanks again for any consideration. (Thank you for your service too- got a brother that's an ltc with the 41st out of OR in Baghdad.)
Can you please explain your delinquency 28 months ago? This may ease investors' concerns with this loan. Thanks and good luck.	The reason I was late on that payment was my own ignorance I suppose. Basically I didn't know what I was doing as this was the first time I used the internet to pay a bill online, and thought I'd successfully made the payment. Later, after receiving a late notice from the creditor, we finally figured out what had happened, but the lender was recalcitrant and refused to remove it from my credit report stating that the fault was mine, regardless of the reason.

Member Payment Dependent Notes Series 448111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448111	$19,000	$19,000	16.35%	1.00%	October 15, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448111. Member loan 448111 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,410 / month
Current employer:	Microsoft	Debt-to-income ratio:	21.50%
Length of employment:	10 + years	Location:	Kirkland, WA

Home town:	Seattle
Current & past employers:	Microsoft, Intermec
Education:	Seattle Pacific University

This borrower member posted the following loan description, which has not been verified:

I divorced in 2008 and am working diligently to pay-off all debts. I currently have three high interest rate credit cards. The card with the highest rate will be paid in full this month. I'm looking to consolidate the other two credit cards at a more favorable rate.

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	41
Revolving Credit Balance:	$83,317.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.03.2009 I am considering $250 investment to help fund your requested $19,000 Debt Consolidation loan. Questions I have are: 1. Position and very briefest job description Microsoft Corp. are? 2. $9,410 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	1) Group Program Manager: Manage 14 people for Hardware Products. 2) Myself 3) $1246 (Loan + 2nd) 4) None
How much of the $83K in revolving debt is credit card debt vs. a home equity line of credit? Would you mind detailing your current credit card debts, monthly payments and current interest rates? Thanks in advance and good luck!	The following represents my current credit card debt (Company | Balance Owed | Interest | Minimum Monthly Payment): Chase (WaMu) | $8429.16 | 29.9% | $300 (Will be paid in full by end of October 229) Bank of America | $15588.25 | 24.49% | $489 Sears | $3593.22 | 21.99% | $96.91 Fidelity | $10157.97 | 14.99% | $225 Capital One | $3090.52 | 10.9% | $58 Chase | $14707.19 | 10.36% | $294 Wells Fargo Line of Credit | 94671.71 | 10% | $155.63

Member Payment Dependent Notes Series 448139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448139	$10,000	$10,000	13.22%	1.00%	October 16, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448139. Member loan 448139 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	asian art museum	Debt-to-income ratio:	8.09%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:	Visalia
Current & past employers:	asian art museum, tulare county library, landmark theatres, kaweah delta district hospital
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

I have been slowly but surely working on getting out of school/moving-related debt for the last few years, and would like the opportunity to consolidate my payments and lower my interest rate so that I can make better progress. Thanks. 549493 added on 10/06/09 > I just wanted to add that I appreciate your consideration!

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,907.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. $2,917 gross income is: 1 (yourself) or 2 wage-earners? 2. Rent payment per month is? 3. Car payment(s) per month is?	1. $2900/month is my gross income (just one person). my take-home is approximately $2100/month. 2. my rent payment is $750/month. 3. i don't have a car/car payment. thanks!

Member Payment Dependent Notes Series 448165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448165	$15,000	$15,000	19.47%	1.00%	October 19, 2009	October 16, 2012	October 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448165. Member loan 448165 was requested on October 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,850 / month
Current employer:	301 Plaza Inc	Debt-to-income ratio:	4.60%
Length of employment:	4 years	Location:	Bear, DE

Home town:	cankiri
Current & past employers:	301 Plaza Inc, Chesdel Restaurant
Education:	Marmara University, Wimington University

This borrower member posted the following loan description, which has not been verified:

Iwill open up restaurant every thig almost ready to open Jus needed some kind of expenses thats why I needed that much money, Thank you By the way I have been cooking 16 years Also I grauadted universit Degree economic Means I nknow how to cook and management

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,808.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck but apparently you can't spell. Take the time to make sure your applications are complete and correct. If you can't take the time to make sure it's right you will find folks may not want to loan you the money.	I do not remeber Which word i spell wrong Maybe I Just did it on purpose
Realy.... ;)	I do not know how I am respond this Let me tell you something! I am disable almost 2 years And Now Iam trying to work and save money but not enough my for me now Thats why I needed more money and any came up like this Iwill help them and proud of them because they wanted to in this recession do business. thank you
can you please verify your income with Lending Club	ok I am faxing today thank you
Please forgive the people here, they just didn't understand that you have trouble with the words otherwise I'm sure they would have been nicer.	Firstable thank you!I just want to get on my own feet!

Member Payment Dependent Notes Series 448230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448230	$20,000	$20,000	12.18%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448230. Member loan 448230 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	entropic communications	Debt-to-income ratio:	9.66%
Length of employment:	3 years	Location:	San Diego, CA

Home town:	San Diego
Current & past employers:	entropic communications
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

This is a personal loan for some family needs. I am planning to get married and need cash. 549687 added on 10/07/09 > Thanks for your help. Regards Inder 549687 added on 10/12/09 > I have over 730 average credit score, I make roughly 6500 gross and my fiancee(future wife) makes roughly 5500 gross. We just bought a home, and our total payment is 3500. We share it, i pay 1800. I have one card payment of 300pm, and 1 car payment of 320pm. I have never missed a loan payment in my life. Because of putting down 5% on our house, I am short on cash for our wedding. We are planning to get married in February. This loan will help me go through this wedding without piling up a lot of expensive credit card debt. Regards

A credit bureau reported the following information about this borrower member on October 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,129.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.03.2009 I am considering $250 investment to help fund your requested $20,000 Wedding Expenses loan. Questions I have are: 1. Position and very briefest job description Entropic Communications are? 2. $6,500 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	6500 is my income. Mortgage is 1800. Car payment is 300. I design chips and do communications research and systems development.
I suggest you contact Lending Club and have your income verified which will give lenders a higher level of confidence in your loan.	Thanks

Member Payment Dependent Notes Series 448258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448258	$6,400	$6,400	8.94%	1.00%	October 15, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448258. Member loan 448258 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,427 / month
Current employer:	Texas A&M University - TEES	Debt-to-income ratio:	18.13%
Length of employment:	< 1 year	Location:	COLLEGE STATION, TX

Home town:	College Station
Current & past employers:	Texas A&M University - TEES
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

549750 added on 10/09/09 > Credit Card Debt Consolidation

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,713.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
would you please let me know the following: what do you do in Texas A&M U? Is that a permanent job? how much is your mortgage or other loan obligations? Thanks	I assist and train graduate students with nano-fabrication. It is electrical engineering research work although my degree is in civil engineering. My job is permanent, but I anticipate I will start working int he private industry for a civil engineering company within the next 2 years. The only other loans I have are my student loans which equal ~$20k. I am currently living with my family, so I have no major mortgage or rent costs. Thanks for your consideration.

Member Payment Dependent Notes Series 448265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448265	$4,000	$4,000	14.61%	1.00%	October 14, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448265. Member loan 448265 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	R. G. Niederhoffer Capital Management	Debt-to-income ratio:	3.16%
Length of employment:	1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	R. G. Niederhoffer Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan to finish my college degree. With the completion of my college degree, I will be better set up for future job opportunities which will further my career. I am a good candidate because I am responsible with paying credit cards-paying more than the minimum payment and pay bills on time. 549766 added on 10/06/09 > I have a stable job where I have been employed at for over a year.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	24
Revolving Credit Balance:	$3,864.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What is your major field of study? And, when do you estimate receiving your college degree? Do you have any other outstanding debts, like a car loan or other student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for R. G. Niederhoffer Capital Management? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Liberal Arts degree with a minor in Education. The school I am getting my degree from is on trimesters-so I would be finished by March. I do not have any other outstanding debts. A rough estimate of my monthly expenses adds up to about 2100.00 in total. Right now, at R.G. Niederhoffer I am in an administrative capacity. I assist the President of the firm. I do have a savings account, but it has been somewhat depleted-if I had enough to pay for it outright, I would. Yes I am willing to verify my income. Thanks
You mention that your savings account has been depleted. How will you afford to make the monthly payment for this loan if your savings is being depleted? Also, please explain the delinquency on your credit report above. Thank you and good luck	I can afford to make the minimum monthly payments based on income alone. I also receive a bonus at years end-December. At that time, I hope to pay most of the loan off.

Member Payment Dependent Notes Series 448280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448280	$12,000	$12,000	16.00%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448280. Member loan 448280 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	HCG Medical	Debt-to-income ratio:	17.48%
Length of employment:	2 years	Location:	Tulsa, OK

Home town:	Broken Arrow
Current & past employers:	HCG Medical, United Finance Marketing, HOST Management, Prime Industrial Recruiters
Education:	Tulsa University, Tulsa Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for $10,000 to fund cash flow on a home building project that will yeild a very nice return within a few months. Would like to setup a 1 year note with no pre-pay penalties. Looking to close a deal by Monday or Tuesday. 549803 added on 10/12/09 > I am still interested in getting this loan. Looking to close as soon as it gets funded.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,249.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.03.2009 I am considering $250 investment to help fund your requested $10,000 loan. Questions I have are: 1. Position and very briefest job description HCG Medical are? 2. $6,000 gross income is: 1 (yourself) or 2 wage-earners? 3. Mortgag payment per month is? 4. Car payment(s) per month is? FYI: Lending Club loans are funded by many small investors who TOGETHER fund borrowers requested loans. NO single investor entirely (100%) funds a borrowers requested loan. All loans are issued for 3 years and there is NO prepayment penalties. Your $10,000 loan mai either- or may not- completely fund by Monday or Tuesday. Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Director of Patient Services 2. wage earner 3. 1080 4. 460 FYI Answer: I am new to Lending Club, yet my needs are urgent. I prefer Lending Club, over other options. I really like this online platform, and would thoroughly enjoy supporting the Lending Clubs cause. Please help fund my request. Thanks for help and support. God bless...
Hi, can you tell us more about the home building opportunity? Is it related to your home or an investment property? Thanks.	I am part owner of a new home building and home renovations company. It is a new company, and we are doing really well. 3 months new with 11 active projects. I am a marketing and business startup specialists. My other 2 business partners are construction gurus. This house we are building had lots of delays due to heavy rain during September. These extreme weather delays caused a tight cash flow on this job project. The project will be complete in less then 60 days, and the margin on this project will support a direct payoff of any barrowed funds. A mortgage company is paying out guaranteed draws at specific check points. We are about 50% complete, and these barrowed funds will be enough to get the job complete. Thanks in advance for your generosity. God Bless...

Member Payment Dependent Notes Series 448303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448303	$24,000	$24,000	12.53%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448303. Member loan 448303 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,588 / month
Current employer:	Highmark Inc.	Debt-to-income ratio:	21.55%
Length of employment:	10 + years	Location:	NATRONA HEIGHTS, PA

Home town:	Pittsburgh
Current & past employers:	Highmark Inc., PNC Financial Services Group
Education:	University of Pittsburgh, Grove City College, Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate multiple high interest rate credit card balances into 1 monthly payment. This debt was built up as a result of my wedding and honeymoon a few years ago. This loan will allow us to get out of debt in 3 years or less. This will be much faster than paying down the high interest rate credit card balances, month by month. We are planning on starting a family in a few years and this loan will give us a fresh start. I always pay my bills on time and I have absolutely no history of late payments. My job and income are secure.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,216.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please detail your major monthly expenses (rent, utilities, car payment, student loans, etc)? Thanks and good luck!	Thank you for your funding consideration. Rent: $685 Car Payment: $410 Utilities: $700 Insurances: $150 Transportation: $300 (gas and parking) It should also be noted that my wife's salary figures into all of these expenses. She makes $32,500/year ($2,700/month) gross. I applied for this loan by myself, as these are my debts. My wife has no loans, no credit card payments, and no significant monthly expenses of her own. I currently pay between $800 and $900 each month toward my credit cards. As with many people in the current economy, the credit card companies have increased my interest rates significantly this year. So, my monthly payments just aren't going that far towards decreasing my overall debt.

Member Payment Dependent Notes Series 448323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448323	$7,000	$7,000	17.04%	1.00%	October 15, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448323. Member loan 448323 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,029 / month
Current employer:	Department of Defense Army	Debt-to-income ratio:	23.39%
Length of employment:	< 1 year	Location:	EL PASO, TX

Home town:	Sanford
Current & past employers:	Department of Defense Army, United States Army
Education:	Hawaii Pacific University

This borrower member posted the following loan description, which has not been verified:

I would like to know if I quailfy for a 5 year term instead of a 3 year term. I would like to have my payments lower. 549920 added on 10/09/09 > My bills are currently almost $3000 per month, This includes rent, car payment, utilities and other credit accounts. With this loan, I will be able to pay off my accounts much faster by consolidating 4 of my smaller debt accounts into one larger one. By giving me this loan I will be able to pay off this particular account in three years or less very easily. I just finished twelve years of military service, and was asked to return to my old job as a DOD employee. The doctor I worked with thought very highly of me to offer this job to me. My pay is salary based so my pay stays the same regardless of hours worked, with the exception of overtime. My job is very stable being in the medical field and taking care of Soliders, Retirees, Veterns and their families. Please consider me for this loan as it will help me with my monthly payments. Thank you so very much. 549920 added on 10/10/09 > The first sentence was for a different amount than the $7,000 currently being offered. With the new amount of $7,000 I will have no problem with paying the monthly payment that will be required. With my current budget adding up to almost $3,000 per month with this consolidation will put me about $2,500 per month which will allow me to pay extra on this debt and start a savings account. 549920 added on 10/11/09 > I am trying to raise my credit score by deleting the amount of open credit accounts I have. This consolidation will allow me to do so. 549920 added on 10/13/09 > Would like to also add that by granting me this loan the balance of my monies after all bills are paid will be almost $2,000 a month. This amount will allow me to double up payments and pay off this and my other debts alot earlier than antispated.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	34	Months Since Last Delinquency:	10
Revolving Credit Balance:	$4,908.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping other investors (lenders) to fund your requested $20,000 Debt Consolidation loan. Questions I have are: 1. Position and very briefest job description Department of Defense U S Army are? If Civil Service what is your GS Schedule Pay Grade? If active duty what is your either Officer or Enlisted Pay Grade and Expiration of Curent Contract (ECC)? 2. $6,0290 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers. U S Marine Corps (Retired) Finance Chief	I listed on my application that I am a DOD employee and my pay grade is GS10 with a yearly salary of $51,345 with an automatic pay increase every year of roughly $2,000. I am retired military so I also recieve $21,000 yearly tax free. I also stated that my rent was $975 per month. My car payment is $628 per month.
10.04.2009 Thanks for information provided in your reply to my earlier questions. Information you listed completing Lending Club loan application unfortunately does NOT display on application available on-screen to individual small investors (lenders) funding loans unless it was included in borrowers narrative better describing requested loan. That is why small investors (lenders) like myself must ask questions in order to know missing but highly relevant loan information. You mentioned 5-year repayment term being preferred to 3-year repayment term. ALL Lending Club P2P borrower loans are maximum 3-year repayment terms. (Same 3-year repayment terms apply for Prosper.com P2P borrower loans also.) RetiredUSMCInvestor Virginia Beach, VA	Sorry I wasn't aware that you didn't see the information I had submitted previously. I was wondering if there were other options to be considered as far as the length of term available. Three years is fine.
Lending Club only issues 3 year loans. Are you OK with that and the monthly payment of $713.49 a month? Thanks.	Yes this amount is fine, I was just wondering if there other options to be considered.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $4,908.) Can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Good luck, and thank you for your service to our Country!	According to an email I recieved I am not eligable for debt consolidation. One of my accounts that I wanted to consolidate is roughly $8,ooo and my request was reduced to $7,ooo from $20,000. So as you can see that just doesn't cut for me. Please let me know how much money am I supposed to make in order to get a $20,000 loan? I current'y make over $70,000 per year. Please help me understand!
You have 2 delinquencies in the past 2 years, 1 just 10 months ago. Can you explain these... Also can you confirm your income by sending LendingClub your w-2s, pay stubs and or your income tax returns?	Yes I can confirm my income that's no problem. Where do I send it to? About the delinquencies, I believe that occured when some issues with my mail got mixed up, my neighbor was getting my mail for a couple months because I lived in a duplex and our mail boxes are open without locks so my mail got mixed up and never returned and honestly it didn't dawn on me that bill was behind, nut once I did I made up the difference very quickly. So I hope this answered you questions.

Member Payment Dependent Notes Series 448327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448327	$24,250	$24,250	14.61%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448327. Member loan 448327 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,333 / month
Current employer:	Cast and Crew Payroll	Debt-to-income ratio:	17.19%
Length of employment:	10 + years	Location:	LOS ANGELES, CA

Home town:	Miami
Current & past employers:	Cast and Crew Payroll
Education:	Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I am using this loan to pay off my credit card debt that has been hounding me for years. I work in the film business & make a very good living, but an unable to save anything significant due to this debt. i dream of owning my own house one day, but can't until I pay off this debt.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,723.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping to fund your requested $24,250 Debt Consolidation loan. Questions I have are: 1. Position and very briefest job description Cast and Crew Payroll are? 2. $9,333 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers.	I am an Assistant Costume Designer in the film business Cast & Crew is the payroll company that pays me for the studios that hire me The gross income: Myself Rent: $1100 month Car: $545 credit card payments: $1700 month Thank you
Could you please verify your income with Lending Club? This makes lenders more confident in making loans. If you call Lending Club, they will let you know what documents are necessary to send to them in order to do this. Thanks and good luck!	did that last week! Thanks!
I am interesting in helping fund a portion of your loan request, but first have a few questions. Would you please discuss briefly how your credit card debt was acquired? Do you currently have savings or emergency fund, and if so, for how many months would it cover your living expenses? Thank you in advance for the additional information.	The debt was mostly acquired from some medical issues that are not covered by my insurance in california. Yes, I have a savings cushion that would cover me for about 5 months of unemployment, although knock wood, that has never happened

Member Payment Dependent Notes Series 448348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448348	$16,000	$16,000	12.87%	1.00%	October 14, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448348. Member loan 448348 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Brio Tuscan Grille	Debt-to-income ratio:	10.42%
Length of employment:	4 years	Location:	Chesterfield, MO

Home town:	Belleville
Current & past employers:	Brio Tuscan Grille, Saint Louis Community College
Education:	Saint Louis Community College-Forest Park

This borrower member posted the following loan description, which has not been verified:

Hello Lenders: I am seeking this loan as a means to consolidate my revolving debt into a single loan with a better rate over a fixed term. My goal is to eliminate my revolving debt so that my wife and I can then obtain a mortgage. More traditional financing options have shown no success, as we face a frustrating and ironic problem: We have too much revolving debt to obtain a loan to consolidate our revolving debt. As we are not home owners, we have no equity available to us. We have a consistent and dependable payment history for much longer than the 2 years highlighted here. We have *NO DELINQUENCIES* during our 6 year history together. We each also have stable work histories, which is detailed below. After looking at several other listings on this site, I wanted to preempt many questions that you may have, and have provided a summary of income and expenses. Once our revolving accounts are paid off, the majority of them will be closed. I know this may ding our credit score a bit, but we feel that we no longer need access to these lines of credit, and do not want to be tempted to put ourselves back into debt. I want each of you to be confident in your decision to fund this loan request, as it would provide my family the opportunity to take a big step towards realizing our dreams of home-ownership. I would to like to offer in advance my sincerest gratitude to each and every one of you that decides to contribute to my loan, and assure you that my family and I are a solid addition to your portfolio. Combined Income: $60,000 (I have the W-2 to support this, and will submit it for verification as soon as my listing is approved.) I have been with the same employer for 4.5 years. My wife has been with her current employer since February 2008, and was with her previous employer from May 2000 to January 2008. Expenses: Car: NONE. She has a 2001, I have a 2003. Both are completely paid for. Rent: $550 Utilities: $200 Gas & Travel: $200 Groceries: $300 Entertainment: $200 Insurance: $250 Tuition and Educational expenses: $500 (No student loans, this is paid for out of pocket.) Credit: $500 (This would be approximately $515-$525 after using this loan to pay off our credit cards) The majority of our debt is from 3 major sources: Our wedding, our combined educational expenses, and some medical bills.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,949.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 My compliments are exyended to you. Your borrowers narrative is articulate, concise and answers in advance most investors (lenders) questions. My only question is: Your wifes current occupation and position at her employers is? Thanks is advance for your answers.	Thank you for your compliments, I am glad that you found the information helpful. My wife is a pastry chef; she is responsible for preparing desserts and breads for a mid-size restaurant. If there's anything else I can answer, please don't hesitate to ask. And to you, thank you for your service to our country. I have several friends in the Amred Forces; our thanks should always be given, yet can never be enough.
An excellent, well written narrative...I will help in getting your loan funded.	Thank you for your response, and I appreciate your contribution towards funding my loan.
I appreciate your well written loan description, and I would like to help fund your loan, but have some additional questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $15,949.) Could you explain in a bit more detail what type of education programs you are pursuing with regard to the $500 monthly tuition and educational expenses you listed? Can you give a short description of the type of work you perform for the Brio Tuscan Grille? And, is your wife employed by this same company? Good luck!	1) Yes, I will be using this loan to completely pay off our revolving balances, which is why the loan amount is so close to the balance shown - I want it to be enough to pay off the balances, without being needlessly more than that. 2) I am finishing my Associate's degree at the moment, before transferring to a 4-year college to complete my degree in Accounting. 3) My job duties include supervising staff, scheduling, training new employees, guest recovery/feedback, managing bar (Liquor) inventory levels...as well as serving, cooking, cleaning and anything else that needs to be done at a moments notice to take care of our customers. My location will finish the year will around $6M in sales. 3) No, my wife is not employed by the same company - we have a non-fraternization agreement that prevents our management/supervisory staff from working with someone whom they have a relationship with. I hope this is the information you're looking for, and thank you for your consideration in helping to fund my loan.
Good write-up. I wish everyone was as thorough. Are both yours and wife's income supporting this loan? Thx.	Thanks for your comments, I'm glad that you (and hopefully others) have found the details in my listing helpful. To answer your question, yes, both of our incomes will be used to repay this loan - and thought I didn't mention it before, we will be making extra payments when possible so we can repay the loan ahead of schedule. (And I saw that you have already contributed to funding my loan as well; thank you for your investment. My family and I are appreciative.)
like many have said, well written, it makes it an easy decision to invest. I'm glad all applications are not like this because then it would be harder to choose who to invest in. Anyway good luck getting out of debt, don't let us down, and to top it off Brio is my favorite restaurant.	Thank you for taking the time to leave feedback. I assure you that you'll not be disappointed in your decision to invest with me. And as for Brio, I'm glad to hear your enjoy our restaurant - be sure to check us out in about 2 weeks when we roll out our new fall menu - many really great changes!

Member Payment Dependent Notes Series 448376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448376	$4,200	$4,200	14.61%	1.00%	October 14, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448376. Member loan 448376 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Kforce	Debt-to-income ratio:	15.28%
Length of employment:	1 year	Location:	Burbank, CA

Home town:	Ramey AFB
Current & past employers:	Kforce, Metrocities (Prospect Lending), Axium International
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Hello, At the age of 40, and after many years of building up my credit, I found the way to be responsible. I have been on my own with no help from my family since I was 17 (I am Gay so they dis-owned me), in which I am putting myself through college. I am scheduled to graduate in June 2010 with my BS in Accounting. However, I was told that my financial aid has been reduced by the government and it will not replenish until next summer. As a result, I am unable to get the classes that I need. All in all, I need a loan to cover the expense of additional classes that I need. I currently have an "A" average (I can provide my transcript), and I work full -time as a Senior Financial Analyst at a fortune 100 company. Personally, I believe in being good to all, accepting people for who they, and the Golden Rule.I love dogs and have a white golden retriever and an Alaskian Malmute. 550031 added on 10/06/09 > In addition, I am very responsible with my bills and pay everything on time. My Gross income is $6,333 and my average bills run around $1,800.00. I have been dedicated to getting everything tidy. Once I graduate, I plan to sit for the CPA exam. After that, with my 23 years of accounting experience, I will be able to increase my income and take on an executive job. Well at least that is my goal. Thanks! 550031 added on 10/11/09 > I am very happy to say that this request is over 56% funded so far.Truly amazing! I want to say "thank you" to everyone, and I truly appreciate your kindness.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,578.00	Public Records On File:	0
Revolving Line Utilization:	91.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 448400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448400	$20,000	$20,000	13.92%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448400. Member loan 448400 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Law Firm of Howard Rice	Debt-to-income ratio:	15.02%
Length of employment:	10 + years	Location:	PETALUMA, CA

Home town:	Petaluma
Current & past employers:	Law Firm of Howard Rice, Sedgwick Detert Moran & Arnold
Education:	Empire Business College

This borrower member posted the following loan description, which has not been verified:

I have several credit cards and inherited some debt from my recent divorce. I plan on consolidating my debt to reduce the interest rate and have one monthly payment.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	25
Revolving Credit Balance:	$27,564.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.04.2009 I am interested in helping to fund your requested $20K loan. Questions I have are: 1. Position and very briefest job description Law Firm of Howard Rice are? 2. $7,083 gross income is: 1 (yourself) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. Note: My investment occurs AFTER I received answers.	1) Executive Asst. to Managing Partner; 2) Gross income is solely my income; 3) $1700.00 rent payment; and 4) $622.00 car payment. Thank you for your time.
Can you please explain the deliquency 2 years ago?	I am not aware of any deliquency. I will pull my credit report to correct this error. I have never been late or missed a payment. Thank you for bringing this to my attention
I am interested in helping fund your loan but first have a couple of questions. Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Thank you for the additional information.	I do have a car loan that is $622 per month but no other outstanding loans. My car note will be paid off in May 2012. I do have access to an emergency fund but my goal is to secure one loan to pay off my credit cards and not use those funds. I also have several family members that have offered to assist but I'd prefer to handle this on my own.

Member Payment Dependent Notes Series 448433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448433	$12,800	$12,800	13.57%	1.00%	October 19, 2009	October 17, 2012	October 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448433. Member loan 448433 was requested on October 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Forcht Bank	Debt-to-income ratio:	16.30%
Length of employment:	< 1 year	Location:	Lexington, KY

Home town:	Danville
Current & past employers:	Forcht Bank, American General Finance, Metris Technologies, AMDOCS, Computer Sciences Corporation
Education:	Danville Area Community College

This borrower member posted the following loan description, which has not been verified:

I have 2 credit cards that I had to use recently to move and because of using them they increased my rates to 22.5% and 29.99%. I can never get them paid off at this amount. I have sold my house and now am renting which cuts some expense. I have got to get the payments down and be able to make some headway on paying the principle down.

A credit bureau reported the following information about this borrower member on October 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,304.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. Would you please briefly describe the type of work you perform at Forcht Bank? Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? What are your approximate total monthly living expenses (excluding loan payments listed above)? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	I am a sr system developer for the insurance division. I have a car loan, and a lowes and amazon. I have no home anymore. My living expense is food, gas and utilities are 100.00. I do not have cable or dish,. I have an emergency fund of $5000.00. I will do the income thing.

Member Payment Dependent Notes Series 448526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448526	$5,000	$5,000	8.59%	1.00%	October 16, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448526. Member loan 448526 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Cancer Care of West Central Ohio	Debt-to-income ratio:	7.62%
Length of employment:	3 years	Location:	HARROD, OH

Home town:
Current & past employers:	Cancer Care of West Central Ohio
Education:

This borrower member posted the following loan description, which has not been verified:

550402 added on 10/11/09 > Better rate loan pay off

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at work? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? You revolving credit balance shows a balance of $0...is this debt on someone else's credit report? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I work in a chemotherapy infusion area and no I am not the sole wage earner in my household. My husband & I make a combined income of around $80,000 annually. We pay approximately $500/month house payment, both cars paid off. One main credit card. I hope this helps
Roadtrip asked a good question, which you did not really answer: What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? You revolving credit balance shows a balance of $0...is this debt on someone else's credit report?	The balance of the loan we are looking to pay off is 6387.00.We will pay an interest rate of 13.99% for 60 months. We don't want to pay this for this for this long.

Member Payment Dependent Notes Series 448612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448612	$9,800	$9,800	11.48%	1.00%	October 14, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448612. Member loan 448612 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Maccarone	Debt-to-income ratio:	24.75%
Length of employment:	2 years	Location:	LINDENHURST, NY

Home town:
Current & past employers:	Maccarone
Education:

This borrower member posted the following loan description, which has not been verified:

550573 added on 10/07/09 > I plan to use the funds to pay off some debt that is at a higher interest. I pay all my bills on time and i've never been late with a payment. My budget is pretty tight right now but with this loan i'll be able to breath easier and begin to put some money into savings. I would consider my job stable there is a lot of work and i am a good employee at my company.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,095.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at your work? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent, car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I install fire sprinkler pipe in commercial buildings all around NYC and Long Island. My fianc?? works full time as well. Combined income is 75000 annually. Our rent is 1300 no car payment groceries about 150 a month and cell phone 88. The bills that I am going to be paying off are a 5000 loan at 13.99%, line of credit 2600 at 15.25% and a credit card 3400 at 10.99%. The minimum payments are 117, 100 and 150. If I ever do lose my employment I have a part time job and I could also work for my uncle until I find employment again.

Member Payment Dependent Notes Series 448701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448701	$6,000	$6,000	16.00%	1.00%	October 19, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448701. Member loan 448701 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	American Academy of Physician Education	Debt-to-income ratio:	13.42%
Length of employment:	2 years	Location:	BOCA RATON, FL

Home town:
Current & past employers:	American Academy of Physician Education
Education:

This borrower member posted the following loan description, which has not been verified:

550765 added on 10/06/09 > I hope to be a first-time home buyer...but I can only do this with your help. The loan will go towards a down-payment. I have saved a good amount for this purchase, and i am very excited! I am very cognizant of my budget...I always pay a bit more than what is asked, and always earlier than on time...i even created a ledger that keeps me informed of how much money i will have 3 months down the road...I was previously employed for 9 1/2 years, and I have been with a wonderful company for 2 years as a Director...ironically, the business is growing in these tough times, and i am very grateful. I thank you in advance for your trust in me.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$4,543.00	Public Records On File:	2
Revolving Line Utilization:	29.50%	Months Since Last Record:	65
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain 2 Public Records you have on file. Thanks and god luck with funding!	Hello, and thank you for your inquiry. The 2 public records are from Citibank and American Express, of which i opened ~ 10 years ago. I worked with both companies and settled on an amount back in 2004. I learned from this mistake, and have been responsible with my money ever since. Both records will stay on file for 10 years.
Please explain the delinquency 44 months ago. Thank you.	Hello, and thank you for your question. I believe it was for a revolving credit account of which I, unfortunately, paid one day after the payment due date.

Member Payment Dependent Notes Series 448720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448720	$16,750	$16,750	14.26%	1.00%	October 19, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448720. Member loan 448720 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Valley Computer Solutions	Debt-to-income ratio:	23.32%
Length of employment:	7 years	Location:	Winona, MN

Home town:	Baraboo
Current & past employers:	Valley Computer Solutions, Winona State University
Education:	Winona State University

This borrower member posted the following loan description, which has not been verified:

I am a the owner of a small computer company. I am looking to refinance 3 credit cards with this loan to bring my monthly payment down and achieve a better rate. I have been in business since 2001 and have been working hard at paying off my startup debt. I employee, 3 and serve a community of about 30,000 people. We service primarily small businesses as well as a couple of schools. We specialize in security, networking, and managed services.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$21,107.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.06.2009 Other investors and I together help to fund your requested $16,750 small business CC Refinance Loan. Questions I have are: 1. Position and responsibilities Valley Computer Solutions are? 2. $4,000 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Home mortgage payment per month is? 4. Car payment(s) per month is? This borrower information is not displayed on-screen to prospective investors. Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. My investment occurs after I receive your answers.	I am the Owner of Valley Computer Solutions and oversee the day to day operations as well as the direction we are taking into the future. The 40,000 is myself. My wife is also working full time and making 49,000. Mortgage is about 1,600.00 My wife has a car payment of 560, the business has paid off my truck.
Would you please explain the delinquency that appears in your credit history from about 22 months ago? Thank you for the additional information.	I had a student loan from college that was transferred to a different servicer and 1 payment was not applied correctly. At the time it didn???t seem like disputing it was worth the effort.

Member Payment Dependent Notes Series 448779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448779	$8,000	$8,000	15.65%	1.00%	October 19, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448779. Member loan 448779 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Titmouse, Inc.	Debt-to-income ratio:	7.43%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:	Colorado Springs
Current & past employers:	Titmouse, Inc., Animax Interactive, LLC, Liveloop, Inc
Education:	Savannah College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I am desperately in need of a loan for my brother who is being falsely charged with a criminal offense. We need to pay for his lawyer feeds ($36000) as well as detective fees and possibly bail. My brother is an outstanding guy who is being maliciously targeted-- but he doesn't have enough money to pay for it by himself so we are all joining together to do it. This is a desperate time for us and we could really, really use the help. I'm trying to get any amount, the highest being $25,000, but any amount (hopefully $15,000-$20,000) will do. Thank you! 550939 added on 10/06/09 > I am an animator in Los Angeles, I attended Savannah College of Art and Design and graduated in 2007. My job is contract and it tends to change but I have had continuous work for the last year. I pay $850 a month in rent and about $100 in utilities with $300 going towards school loan payments and insurance. I have about $100/month in credit payments. I make $3600 a month-- with addition from modeling jobs and freelance. My parents are also providing assistance to pay for my brother's fees. He's a programmer in Boulder. I have excellent credit and have never had a problem paying anything back.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	56
Revolving Credit Balance:	$4,504.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is he being charged with?	I really, really want to answer this question-- but legally I don't think I can. The lawyer has recommended we not post anything on the internet that has specifics about the case. :( And I'm sorry. But I'll tell you it's not good, but it's not murder!
Please explain the delinquency from 56 months ago. Thanks and good luck on full funding.	Honestly, I'd love to tell you-- but I have no idea. I was 18 then (I did the math) and my parents were in charge of my finances at the time. I took charge of my finances when I got my first job in college -- and since then, no delinquencies! I looked it up on my credit report but didn't find any listing of it... Sorry I couldn't be more clear!

Member Payment Dependent Notes Series 448819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448819	$19,900	$19,900	11.83%	1.00%	October 14, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448819. Member loan 448819 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	American Airlines	Debt-to-income ratio:	8.18%
Length of employment:	9 years	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	American Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

***Thank you to everyone who made this loan originally funded to 100% - I have to relist it now as when LendingClub contacted me - I was flying a sequence for 6 days and was not able to catch their confirmation phone call in time - although we had sent in all the faxed documentation. Working for the airlines schedule wise is a nightmare to accomplish "normal" business errands and every time they called I was flying during their normal business or bankers hours. By the time I made it to return the phone call it was either too late in the country or time zone I was located in to call or when I finally got off work last Friday night and returned there call on the last day, it was too late to call and they are not open on weekends.*** ****Now that everything has been VERIFIED for me and they have spoken to me by phone they have stated I need to relist - as my original listing expired, so I appreciate all who originally invested to please do so once again; many, many sincere thanks to all who came to assist, and anyone this time who may do so under as a new investor. I sincerely appreciate this opportunity. For those unfamiliar with my goals and mindset, please read on.**** I am dedicated to consolidating my high interest debt. Positive credit and payment history should be rewarded with reasonable terms... I have outstanding credit and a payment history of no delinquencies or late payments in my 20 year credit history, I also tend to pay off my loans early/quickly as I enjoy a "free-state of mind". I have presently saved enough money to pay off one of my credit cards (Discover), however would prefer to pay off instead the one with highest rates that is 27.99% and that is still the best (AMEX) offers for my excellent credit score and payment history. With regards to resolving AMEX - I believe there is a better way and a lower interest rate so I can pay in a more rapid manner, and not with more going to interest than principal. The best way to achieve this is to pay it off completely by consolidating the debt into a loan with more fair interest rate terms which will allow me to pay it far more quickly. I am asking for funds to accomplish this as both I and my wife have a clear goal in mind - purchase a home in the future and finally start a family. Due to my wife's recent pregnancy loss eariler this year, we feel that destiny rewarded our angel baby back up to heaven to give us more time to refocus and better plan ahead for our future and that of our family. As such before we try again, we want no debt and finally our very own home. As we are now very focused on paying down my debt (as we just paid off the last of hers) we feel this will finally position us to have the home and family in the near future, hopefully in a time frame of the next 2-3 years completing our dreams. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,095.00	Public Records On File:	0
Revolving Line Utilization:	67.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I'm sorry for your loss in starting a family. What do you do for AA? Are you a veteran, and if you are, when were you in, your mos, and your discharge rating? Sorry for the questions, but they are relevant to funding this loan. Thanks.	Hello! Sorry it took a day to get back - I've been running errands all day yesterday on a rare day off, LOL. Back to your questions... For AA I am a Flight Steward and have been since August of 2000. I've been there now over Nine years working into my 10th and I really love and enjoy my job - hence my dedication and seniority. I enjoy travelling and seeing the world, hence that extension into my now professional life several years after leaving the military, as I served in the Marine Corps. I am a Veteran of the Gulf War and served for 4 years having received multiple commendations/medals, my MOS was 2531 and my discharge honorable. I hope this answers your questions, I thank you once again for the opportunity, take care!
3531 Here. I will put some into the loan. Semper Fi	We really appreciate the opportunity that you and all other investors are affording us. You amongst others are bringing us one step closer to realizing our goal so that we may move forward in our future for a family and home. Our sincerest thanks. From brother to brother, Semper Fi
It seems like you are very busy and it is hard to get in contact with you. How do we know that you won't be hard to get in contact with once payment time comes around?	That's very simple to respond to. First and foremost, making payment on my obligations has always been a number one priority, hence why i've never had any late payments, collections or anything else on my credit record to date as you can see reflected by my credit score going back to 1990. I've always paid my bills on time and often before they are due. As for my present availability, I cannot help that situation because of the type of job I have - as am employed by an airline and we do not work under the traditional 9-5 guidelines. However when it comes to paying my bills that never becomes an issue because I've always used auto drafting, e-billing and online bill pay for all my monthly obligations - so all I have to do is make sure I earn a paycheck and verify that my pay was properly direct deposited and we're good to go. I feel that both my solid credit history and employment history (as I've been continously employed by the same company for almost 10 years now) speaks for itself in terms of my payment history and capacity to fullfill and repay the obligation to the LendingClub. All else I can say is that my motivations are honest and true, we simply wish to consoldate a high interest credit card to finalize our debt plan to in the future be the best financial situation to qualify for the house we really want to buy. With that goal in mind, we see a bigger picture and realize that paying it off with a loan originating with a lesser interest rate is the best way to go to afford us the ability to repay it down all the more quickly and with less out of pocket in the end. We thank you for your consideration, take care!

Member Payment Dependent Notes Series 448825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448825	$20,000	$20,000	12.18%	1.00%	October 19, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448825. Member loan 448825 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,125 / month
Current employer:	Pacific Pulmonary Services	Debt-to-income ratio:	22.32%
Length of employment:	2 years	Location:	OAK LAWN, IL

Home town:	Indianapolis
Current & past employers:	Pacific Pulmonary Services
Education:	Illinois Wesleyan University

This borrower member posted the following loan description, which has not been verified:

551022 added on 10/06/09 > I plan on using the entire amount of this loan to pay off my credit cards. Right now I do not make late or miss payments, but this loan will help me to pay off the debt quicker than paying just above the minimum required. It will also help me to start the family that my wife has been wanting for some time. I am in this situation because of unwise decisions with my credit cards when I was younger. I have since only paid cash and am doing well, but need this loan to accelerate the process. I have a very stable job at a medical device company and we are growing every day. I am one of the top performers in my company and we are a leader in the industry. I ask for your help and assure you that I will never miss a payment. Thank you

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,980.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at your work? Are you the sole wage earner in your household or is there another? What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? You mention in your loan description that "I am in this situation because of unwise decisions with my credit cards when I was younger." You have a credit history going back to 1978. How long have you had this debt? Thank you and good luck with your loan	Currently I oversee all the operations for Illinois and Indiana at my company. I also oversee acquisitions in my area which is a good sign to me that the company is focussed on growth. Currently we this year my region has grown by over 28% which in these times not many companies are doing. My wife does work and brings in $4166/mo. Monthly bills for us range from $200-300 depending on the season and how much gas or electric we use. Credit cards I will pay off: Chase-$7578, 27.24%, $260/mo Discover-$3533, 29.99%, $103/mo Bank of America-$5018, 27.24%, $215/mo HSBC-$2100, 25.49%, $100/mo Best buy-$950, 29.99%, $50/mo I do not have a second mortgage or HELOC. If I lose my job we have put away a little over $10k which will cover our bills for any time that I am out of work. This loan will also help to be able to grow that amount while still paying off debt and not just paying minimums on ccard accounts. As for the last question. I have only had this debt for about 5 years. My credit history goes back to 1978 because my parents started putting things in my name when I was young so that I would be able to grow my credit. These were not credit cards and have been paid off before I gratuated high school. I hope these answers help in your decision.
Could you please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Thanks and good luck!	I faxed everything that Lending Club asked for in verifying income.
Is the income shown from both of you or yours alone?	The income shown is for just me. My wife makes $4166/mo.

Member Payment Dependent Notes Series 448884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448884	$6,000	$6,000	16.35%	1.00%	October 16, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448884. Member loan 448884 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,638 / month
Current employer:	Clic Catering Group	Debt-to-income ratio:	0.84%
Length of employment:	4 years	Location:	Ridgewood, NY

Home town:	Moscow
Current & past employers:	Clic Catering Group, DSPA Mellefror- Lena
Education:	Saint Michaels College

This borrower member posted the following loan description, which has not been verified:

I offer lunch deliveries hot or cold inside and around Ridgewood area for offices Monday through Friday. Therefore this loan will help me out to equip the business with the necessary tools and vehicle in order to transport lunches at the same time that it will grow in publicity, achieving the expansion of the business benefiting parties involved.

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.06.2009 Other investors and I together help to fund your requested $21,000 small catering buisness loan. Questions I have are: 1. Position and responsibilities Clic Catering Group are? 2. $7,638 reported gross income is: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Home rent payment per month is? 4. Car payment(s) per month is? 5. Personal loan debt payments per month are? This borrower information is not displayed on-screen to prospective investors. Thanks in advance for your answers. Good luck with your requested loan's quick 100% funding. My investment occurs after I receive your answers.	1- Position: General Manager; Some Responsabilities are: hiring, training and supervising personnel, inventory control, marketing, delivery and administrative duties. 2- Gross income reported is just myself. 3- 900$ 4- No car payment 5- Personal loan payments per month approx. 100$
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	My income can be verified at any time.
I am interested in funding part of your loan but I have a few questions. How long have you been doing the catering? Are you the owner of Clic Catering Group? Is the $7,638/month gross income from the catering business? If so, what is the net income? What are your projections if you expand the business? How much of your income does your rent, car payment, and other expenses require? Good luck with your loan and your business.	- I had been doing catering for about 5 years. - The monthly gross income is from myself. - my projections is to reach other areas as well as adding a variety of food in the menu. - Total approx. $3,100
Your credit is very good. Why did you use such a high interest rate?	I was concern of my monthly payment.
Am interested investing Questions are: 1. Position and brief job description. 2. $ income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) 6. Is the lunch deliveries a full time or part time income for you? Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	I have already answered this questions. Please refer to details in my account. Thank you!!!
What will you be purchasing with your loaned capital?	It will be to invest in my catering business to purchase kitchen equipment and marketing / publicity.
I am interested in funding part of your loan. Your credit history looks exceptional. Please itemize your monthly expenses. Thanks.	Home Rent payment: 900$, gas and utilities: 600$, food and miscellaneous: 600$, gasoline: 400$, personal loan payments: 100$, car insurance: 420$
Hello, You are showing a very high monthly income (i.e. you are requesting a loan that is LESS than what you earn in 1 month). Can you please verify your income with Lending Club. Thanks!	I requested a loan for 21,600$ and Lending Club lower my loan request to 6,000$. I can verify my income any time.
As with the question above, I would be happy to help fund your loan if you could verify your income. I believe that if you contact Lending Club directly (866-754-4094), they can give you instructions on faxing tax returns, pay stubs or other financial documents that will enable verification of your income. Once your income is verified, a little asterisk will appear next to your stated 'Gross Income' - signifying to all investors that Lending Club has verified the accuracy of the income. Thanks and good luck! Aaron	My income can be verified at any time. Thank you!!!

Member Payment Dependent Notes Series 448888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448888	$8,000	$8,000	17.39%	1.00%	October 16, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448888. Member loan 448888 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,033 / month
Current employer:	Travelport	Debt-to-income ratio:	19.59%
Length of employment:	10 + years	Location:	Castle Rock, CO

Home town:
Current & past employers:	Travelport
Education:

This borrower member posted the following loan description, which has not been verified:

Dear Sirs: I'm looking at consolidating my debt. I have several credit cards and want to get them payed off. I've been a single father for 6 yrs and trying to make a better life for my 3 children. My oldest will be starting college next year. I make a very good salary, 72,000 + bonus. But, I have had a lot of extra expenses and got a bit over my head. Took out a load against my vehicle and a personal loan at a very high interest rate. It's getting hard to keep up. Any help would be very much appreciated. Sincerely, 551156 added on 10/06/09 > This will help me get back on track. Credit card rates are so high that it will take me much longer to pay off. 551156 added on 10/06/09 > This will help my family get back on track. 551156 added on 10/06/09 > This will help our family get back on track.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,892.00	Public Records On File:	1
Revolving Line Utilization:	67.00%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
* Please explain the public record * You revolving debt is listed close to 20k. You are requesting 8k. What are your exact debts (creditor, amount, % interest) and how do you plan to apply the 8k? * do you have any savings?	Mostly credit cards and a personal loan. The interest is 15 - 19%. Not sure about the public record.

Member Payment Dependent Notes Series 448925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
448925	$16,000	$16,000	13.22%	1.00%	October 21, 2009	October 19, 2012	October 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 448925. Member loan 448925 was requested on October 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Crowne plaza	Debt-to-income ratio:	16.83%
Length of employment:	2 years	Location:	Alexandria, VA

Home town:	alexandria
Current & past employers:	Crowne plaza
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

i'm finishing my degree at nova college i just need help of paying my classes on time any help i can get is appreciate my dream is to finish my degree. thank you

A credit bureau reported the following information about this borrower member on October 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$70,715.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When will you graduate? With what degree? How much student debt are you holding in loans that are defered until graduation?	I will be graduating next 2 years, my degrees is accounting. I'm holding until now $ 50,000
What is your job at Crowne Plaza and will you use your degree in accounting to get a promotion with Crown Plaza or to make a career change?	it's my goal. Crowne plaza is only one property from the hotels that IHG manage's or own's.the promotion will be very importante to me and it will happened.

Member Payment Dependent Notes Series 449093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449093	$5,000	$5,000	12.53%	1.00%	October 16, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449093. Member loan 449093 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	n/a	Debt-to-income ratio:	5.04%
Length of employment:	n/a	Location:	ARTESIA, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,835.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Purpose of the loan? Current employer? Length of employment?	Purpose: consolidate 3 credit card debts into 1 payment; currently on Social Security disability; previously employed as paralegal with Lauren Ross, Attorney at Law for 15 years

Member Payment Dependent Notes Series 449165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449165	$24,250	$24,250	12.18%	1.00%	October 21, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449165. Member loan 449165 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,050 / month
Current employer:	Rite Aid	Debt-to-income ratio:	10.39%
Length of employment:	10 + years	Location:	WELCH, WV

Home town:
Current & past employers:	Rite Aid
Education:

This borrower member posted the following loan description, which has not been verified:

551572 added on 10/06/09 > thanks for considering my loan 551572 added on 10/15/09 > I am trying to consolidate all my credit cards. Although I owe 39,000, with this loan I can get my monthly payments down to 2 instead of 5 or 6.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,716.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $39,716.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Rite Aid? And, can you clarify your stated Length of Employment? (Your listing shows ???21 years 252 months???) Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I wish to consolidate my credit cards (to get rid of those with balances). I have a car loan and home loan. Monthly expenses run about $3000. I am a Registered Pharmacist and have been with Rite Aid for 21 years and 10 months. I have 2 savings accounts. Yes I would be willing to verify income.
Could you please give us a little more description about your loan request and also respond to the following? Please respond to the following: What are your responsibilities at Rite Aid? Are you the sole wage earner in your household or is there another? What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I want to pay off most of my credit card debt and get rid of these cards. I am a registered Pharmacist and Pharmacist-in-Charge. I am single, so sole wage earner. Monthly budget in approximately $3000. Balance of card is $17,000 apr 14%, card balance 10,000 apr 11%. No second morgage. I have 2 savings accounts and 401k in case of job loss.
May I ask the purpose of your loan? Also, your revolving credit balance is $39,716: would you please comment on how this was incurred? Thank you.	The loan would be to pay off large portion of credit balance and get rid of those cards. Debt was incurred through purchase of engagement ring, computer and photography equipment.

Member Payment Dependent Notes Series 449247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449247	$16,000	$16,000	16.70%	1.00%	October 20, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449247. Member loan 449247 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	15.70%
Length of employment:	n/a	Location:	ebensburg, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

551733 added on 10/06/09 > this loan is being used to pay credit card off and for home improvements 551733 added on 10/17/09 > 2 days left and i can tell u this loan is going for good uses and will be paid back in full with no problem i gave my salary info to lc and they do have it on file 551733 added on 10/19/09 > 1 day left and the creditcard nightmare will be over thanks to all investors

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,306.00	Public Records On File:	1
Revolving Line Utilization:	96.50%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you retired? If so, please break down your income sources. If you're employed, then I and other lenders are entitled to know who your employer is and how long you have been working there. Good Luck! Plasticman	i am self employed i am a chiropractor been working 6 years
what is the purpose for this loan? what do you do? what are your monthly expenses? Do you have any personal or retirement savings? what is your plan and how do we know that you aren't going to screw us? Please contact LC to verify your income.	home imp credit card payoff am a chiropractor make 150k a year expenes are 4k a month 15k in retire savings ive never screwed anyone
Employer? Length of employment?	self employed as a chiropractor worked here 6 yrs make 150k a year
Is your $150K/year the net after the expenses of running your chirporactic business? or the gross receipts? What is your net? Will you be verifying your income by submitting copies of recent tax returns to LC?	net gross is bout 225k
Please explain the bankruptcy that shows on your credit report. Your revolving balance shows only $5,306.00 yet you are requesting $16,000. Could you please list what the difference is? Also, you seem to have a great debt/income ratio. Why not just pay off your $16,000 debt over the next few months rather than get a 16.70% interest loan here? Thanks and good luck	bankru was a lot of credit card debt while in school since that time i havent cheated anyone that was 8 yrs ago also i was going to do home imp i have a lot of debt bc of my school loans
What are the interest rates and minimum monthly payments on the debts you plan to consolidate?	the credit card is 20 percent and i have a personal loan at 10 percent mainly using the funds to consolidate

Member Payment Dependent Notes Series 449250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449250	$11,000	$11,000	12.53%	1.00%	October 15, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449250. Member loan 449250 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,708 / month
Current employer:	Scriptlogic Corporation	Debt-to-income ratio:	11.33%
Length of employment:	9 years	Location:	SEWICKLEY, PA

Home town:
Current & past employers:	Scriptlogic Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

551738 added on 10/09/09 > I am working as a Lead Software Engineer (Project leader) in a software product development company for more than 8 years.Though my income is listed as 80,500, I have additional income of 40,000 through my wife who is working in academic research field in a University. Having worked in the same company for more than 8 years, and having great expertise on software develpment, I do have very solid/stable job situation. We purchased our house last year (putting 5% down payment) and I purchased a lot of housing accessories based on an expected bonus from my company, which never made it due to current financial situation.So, I am having a debt of about 11,000 on a high interest credit card,which I want to pay off by using this new locan from lending club. Since the loan from lending club is on the fixed interest rate and spread over longer period, I can easily pay this off with out suffering too much: Here is a brief summary of our financial flow: My net income:4900 (after deductions, 401K, etc..) Wife's net income: 2650 (after deductions, 401K, etc..) Total family Income:7550 Mortgage with Escrow : 2322 Car Payment: 552 Day care: 830 Other Living Expenses + Utilities : 1600 Total recurring expenses:5304 551738 added on 10/09/09 > Thank you

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,742.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of the loan?	Since,I got the same question from several other lenders, I have updated my profile with the information, you have asked for. Thanks
10.09.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $11K loan are: 1. Loan category listed as "OTHER". That tells prospective lenders absolutely nothing useful concerning why loan is needed. Share with us: what is purpose of this loan? 2. Position and responsibilities Scriptlogic Corp. are? 3. $6,708 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 4. Mortgage payment per month? 5. Car payment(s) per month? 6. Credit card payments per month? Referenced borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Type your answer here.Since,I got the same question from several other lenders, I have updated my profile with the information, you have asked for. Thanks
Greetings - What do you plan to use this loan for? Regards; Art	Type your answer here.Since,I got the same question from several other lenders, I have updated my profile with the information, you have asked for. Thanks
what is the purpose of the loan, where do you work, what do you do, what are your monthly expenses in detail (provide numbers), please contact Lending Club to verify income.	Since,I got the same question from several other lenders, I have updated my profile with the information, you have asked for. Thanks
Thank you for listing your expenses. Does what you listed include the monthly payment on the credit card and other debt? What is the monthly payment and interest rate of this credit card? Thank you	I have been making a monthly payment of $500 on that credit card loan. I will pay off that loan once I get this loan from Lending Club
I'm a little confused. Your gross income is listed as $6,708 in the listing, but then you say your income after deductions is $7,550. Why the discrepancy? Thanks.	In the application, I just listed my income, which is 6708 gross. But, in the description,I have included my wife's income also (which is also 100% available for my family expenses). The Net 7550 is a combined net income of me and my wife. The expenses listed are also combined (meaning we use both incomes for those expenses)
I will help fund your loan. Thank you for your detailed loan description. It really helps. Good luck with your loan.	Thank you
Thank you for all the information you have provided. Have some additional questions i need answered before investing in your loan. You mention that you are making a $500.00 a month payment on your credit card. Is this covered on the expenses you listed earlier or additional? Furthermore, whats the interest rate on the credit card that you are paying now. One last question, you mention you are going to use this loan to pay off this credit card, will you be paying more every month since i see the monthly payment will be only $368.00 and you mention you pay $500. Thank you and good luck with your loan	It seems like lending club makes it difficult to make extra payments. Hence, I will be just making monthly payments and once in a while, I would like to add some extra amount so that I can clear this loan much quicker. I would love to close this loan in less than 2 years..

Member Payment Dependent Notes Series 449253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449253	$10,750	$10,750	11.14%	1.00%	October 19, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449253. Member loan 449253 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Walmart Supercenter #3391	Debt-to-income ratio:	21.00%
Length of employment:	1 year	Location:	San Antonio, TX

Home town:
Current & past employers:	Walmart Supercenter #3391
Education:

This borrower member posted the following loan description, which has not been verified:

551741 added on 10/08/09 > Debt consolidation. To pay off credit cards that have increased their rates and fees.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,850.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of this loan? what do you do? what are your monthly expenses? What kind of savings (personal/retirement) do you have? Please verify your income and make us feel better that you have a plan and that you won't screw us.	Pay off high interest credit cards (4 of 6). I'm an overnight stocker. Inc $2330/mo gr exp around $1500/mo. Im just exchanging one payment for four payments and saving $100 in the process. Ihave savings, two checking, trad IRA w/A G Edwards now Wells Fargo Financial in american fund mutual funds and 401K at work and two life insurance policies. No car payment and no pets and I am single with no dependents. I am currently seeking secondary employment to pay down my debt whether this funds or not. I am not out to screw over anyone not now nor ever. I answer to a higher authority. I was referred to this site as an alternative for a loan, period. Just a note - What you think about, you bring about. Maybe your focus should be on helping people and not on if you're being screwed over? Just a thought.
Could you please provide a description of what this loan is for...there is no description listed here. Also, please respond to the following: What are your responsibilities at Walmart? Are you the sole wage earner in your household or is there another? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills. If you are consolodating debt, what are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am an overnight stocker. I am single. I was self employed with a friend fo seven years doing decorative concrete but we shut the company down due to the housing industry. This loan will save me on interest and the payment is $100 less than what I am paying to the credit card companies. I'm new to this and not sure where this is being posted so I don't feel comfortable giving balances. It my understanding they were running a credit report anyway. My credit score average is 700. This loan amount is what the club determined I qualified for so i figured I could get rid of the high interest ones. I usually pay more than the minimum amount. no second mortgage/HELOC. The amount I pay monthly on 4 of the 6 debts to be consolidated is $450. I am currently looking for a second job to help eliminate these debts, funded or not they are still going to be paid off. Thanks.

Member Payment Dependent Notes Series 449262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449262	$25,000	$25,000	13.92%	1.00%	October 20, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449262. Member loan 449262 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	n/a	Debt-to-income ratio:	16.28%
Length of employment:	n/a	Location:	Valencia, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,879.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you retired? If so; please show a breakdown of your income sources with amounts for each one so I can invest in your loan. If you are employed then I as well as other lenders are entitled to know who your employer is and how long you have been working there. Good luck! Plasticman	I am self employed, not retired.
Employer? Length of employment?	I am self employed. Difilippo Sales & Marketing
Could you please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Also, could you please detail your major monthly expenses (rent, utilities, car payment, student loans, etc)? Thanks and good luck!	I am in the process of verifying my income with Lending Club.
could you please detail your major monthly expenses (rent, utilities, car payment, student loans, etc)?	Rent - $1,000 Utilities - $300 Credit Card Payments - $700.
What are the rates on your credit cards? How much of your credit balance is credit cards and how much is for other types of loans? What are the rates on the other loans?	My Credit Card Rates just went up. Avg rate is 19%

Member Payment Dependent Notes Series 449275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449275	$15,000	$15,000	12.87%	1.00%	October 20, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449275. Member loan 449275 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Paula Black & Associates	Debt-to-income ratio:	22.74%
Length of employment:	1 year	Location:	MIAMI, FL

Home town:	Ft. Oglethorpe
Current & past employers:	Paula Black & Associates, Macy's Inc.
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

551785 added on 10/06/09 > Loan will be used to payoff 2 high-interest credit cards.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,328.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. Would you please briefly describe the type of work you perform at Paula Black & Associates? Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? What are your approximate total monthly living expenses (excluding loan payments listed above)? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	I am the account manager at Paula Black & Associates, which is a marketing and graphic design firm. My main function is to oversee the overall production, from start to finish, of each client project, but I also contribute to both internal and external marketing strategies. I work directly with the president and am the sole full-time employee, so I have a great deal of job security. I will work on getting my income verified with Lending Club. I do have student loans (approx. $250/mo, balance is around $19,000), but my car is already paid off, and I have no home equity loans. I rent an apartment, but live with my boyfriend so he splits that cost, as well as many costs of living. My total monthly living expenses (excluding loan payments), is around $900. I do have a small savings account, enough to cover a couple months of expenses in an emergency. I hope I have addressed all of your questions. Again, I will look into getting my income verified. In the meantime, feel free to ask me any other questions you may have. Thank you.

Member Payment Dependent Notes Series 449299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449299	$10,000	$10,000	13.22%	1.00%	October 14, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449299. Member loan 449299 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,000 / month
Current employer:	Lianly Corporation	Debt-to-income ratio:	0.93%
Length of employment:	1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Lianly Corporation
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

551827 added on 10/06/09 > I will use the fund to remodel our new house. I have clean credit history with a stable job. Actually, I pay off every credit card every month. Our rental incomes from both new and old houses can easily afford this loan.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,714.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	I am dealing with Lending Club with that. You will see my income verified very soon. Please check back soon.
What are your responsibilities at Lianly Corporation? Are you the sole wage earner in your household or is there another? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills. Do you have any second mortgages or HELOCs? If so, what is the balance and monthly payment? It shows a balance of $3714 on your revolving credit history. Is this a credit card or other? In the case of a job loss, what is your contingency plan to repay this loan? How many rentals do you have, are there any vacancies, and what is your income from them? Thank you in advance and good luck with your loan	I am the Executive Director at Lianly Corporation as I am one of the shareholders. My husband is a self-employed accountant. We only have some utility bills monthly, and no mortgage. Getting loan here at LendingClub is the first loan other than credit cards, that's why my credit score is not that high. I did not check my credit report, but I believe that $3714 is two months of my credit card balance. I only use one credit card for all my expenses including utility bills. I pay off the card every month, but I don't know why they reports in that way. In the case of a job loss, I have my parents to support me and repay this loan. Actually, my parents bought these two houses in cash for us to have rental income. I don't want to ask them for more to remodel, then I am asking you. Both of these two houses are located in San Francisco, and one is getting rental income $3000/mo, the other one is getting your help to remodel.

Member Payment Dependent Notes Series 449306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449306	$9,600	$9,600	13.22%	1.00%	October 14, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449306. Member loan 449306 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,208 / month
Current employer:	Ohio State University	Debt-to-income ratio:	15.76%
Length of employment:	1 year	Location:	Ostrander, OH

Home town:
Current & past employers:	Ohio State University
Education:

This borrower member posted the following loan description, which has not been verified:

551835 added on 10/08/09 > About me: I am a driven,responsible,and dedicated RN of 12 years and cherish my profession.I am excited as I continue to financially simplify. My intent for this loan is to consolidate several debts at a significantly lower interest rate.I am thrilled at the prospect of expediting debt elimination. I would consider myself rare in the sense that I always accept responsibility for my decisions...and prioritize my financial responsibilities.Others would describe me as frugal, cost conscious, punctual, and a coupon savvy person.In conclusion, I am proud to say that I additionally paid off my student loans in full, in a timely manor,and without assistance from parents, extended family,or friends.Your consideration is most appreciated.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,954.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.07.2009 Small investors together help fund borrowers loans. Questions I have concerning your requested $9,600 loan are: 1. Position and responsibilities Ohio State University are? 2. $5,208 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Mortgage payment per month? 4. Car payment(s) per month? Questions 3 through 4 borrower information is not displayed on-screen to aid prospective investors; this is reason why investors must ask for clarifying answers. Thanks in advance for your answers. Good luck with loan's 100% quick funding. My investment occurs after I receive your answers.	1)Nurse-orthopedic - oncology-adult and pediatric.2)Myself.3)1318.00 4)$545.00.Thanks so much! :)
what is the purpose for this loan? what do you do? what are your monthly expenses? Do you have any personal or retirement savings? what is your plan and how do we know that you aren't going to screw us? Please contact LC to verify your income.	Hello.Thanks for your consideration.I am an Ortho-oncology RN.RE:expenses,I have a mortgage / auto payments.I additionally have an established and growing retirement account (PERS).My plan is to consolidate two bills to achieve a lower interest rate,thus expediting paying off debt sooner.I have ALWAYS taken my finances seriously,and prioritize my income as such.I have a great credit history with prompt and timely payments.My intent is to take full financial responsibility for this loan. Best wishes,and thanks again.
Could you please give us a description of the purpose of this loan? Thank you	To consolidate 2 loans at at significantly lower interest rate,and to expedite paying off loan sooner.Thanks so much! :)
Could you provide details about the debt you'd like to consolidate? Also, could you describe how you foresee a monthly payment of $324.49 / month fitting into your budget over the next 3 years? Thanks in advance for your responses.	Certainly.My plan is to consolidate 2 loans to achieve a lower monthyly interest rate,and to expedite paying the loan off sooner.RE-the monthly payment...not a problem fitting into the budget.I have great credit,and have ALWAYS paid my bills on time.I am financially responsible,and prioritize my bills accordingly.Thanks a bunch.
1) How much are you currently paying on these loans, that you plan to consolidate with LC? 2) What interest rate are you paying on these loans? Thanks and good luck with the funding!	Hello! Hope all is well.To answer your questions: 1)RE:loans I plan to consolidate...first loan interest rate-22%...(yikes)!,2nd- 15%.Together, the current monthly payment totals apprx.$290.00.I am easily able to pay the difference in the monthly payment for my new loan.I am soooo excited to achieve a lower interest rate and to pay off the loan in a timely manor.Thanks for your time! :)

Member Payment Dependent Notes Series 449310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449310	$20,000	$20,000	17.04%	1.00%	October 19, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449310. Member loan 449310 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Broward county schools	Debt-to-income ratio:	7.60%
Length of employment:	1 year	Location:	lauderhill, FL

Home town:
Current & past employers:	Broward county schools
Education:

This borrower member posted the following loan description, which has not been verified:

551783 added on 10/06/09 > Great loan--I make 71,000 as a teacher in Florida and I receive 32000 per year from my New Jersey pension so my income is stable unlike most people seeking loans--I need this money by Jan.1 because it is the final payment on Beachfront I purchased in Brazil 2 years ago--I have been offered over twice what I paid for this gorgeous 4.5 acres of frontline beach.If I donot pay the final payment of 50,000 which I have all but the 20,000 I am requesting he will give me back my original purchase price.He will not give me an extension because he wants to be able to profit at my loss. If he gave me just 5 more months to pay I would not need this money at all. As you can see I am in a bind--a good one-land has skyrocketed in Brazil and now that the world cup in 2014 and the olympics in 2016 the land will easily double again in the next 5 years--I have it up for sale for 1,600,000 reais which is approx. 900,000 U.S.--The buyer of this property will make a fortune whether they landbank or develop it.Also the dollar keeps going lower against the Brazillian Real and my forecast is that it drops another 30 percent giving the buyer an additional discount in currency exchange.Also,a large Norwegian resort just a short 8 minute walk from me is 80 % sold and the small condos start at 200,000 each--huge profits in building and developing. Thanks for cosidering my proposal. 551783 added on 10/06/09 > Thanks for your time and interest that will benefit each of us 551783 added on 10/08/09 > This loan is essentially risk-free.I am not using this money for the wrong reasons.I am not consolidating debt nor do I have any mortgage issues.I am not opening a new business during these trying times.I have very little debt and can save a few thousand dollars a month so it is very easy for me to make this monthly payment.As mentioned above,I have a deadline of Jan.1 to make my last payment on the land that i bought.This land has appreciated immensely and I have turned down offers that were toolow even though I would profit nicely.When I do sell my land I hope that I may take some of the proceeds and become a lender so I can help someone too 551783 added on 10/09/09 > Credit review has been APPROVED and work history should be changed to 6 years in Florida as a teacher instead of 1 and currently active .Thank you to the investors who believe in me and are trying to help me reach my goal.Your continued support is greatly APPRECIATED. 551783 added on 10/11/09 > ---This is one of the best loans on here available to investors--Why---My FICO score is 710 but should be around 800 where it was---Approx. 3 years ago before going away on vacation to Asia ,I paid off a credit card so I would not have to worry about it--this backfired--I paid it over the phone and there was a 9 dollar charge..Instead of including this in my payoff the customer sevice person forwarded this charge to the next month's balance of 9 dollars.When I got back to the states they showed this as 90 days late so this measley 9 dollars killed my score.About a year prior tio this someone charged a few hundred dollars to my phone.They did not use my phone but were able to charge these calls through the operator using my phone number.I fought them but they eventually listed it as a CHARGE OFF.The law has changed,thank god..If it was not for these events my score would be close to where it was and you the investor would not be getting a 17 % yield but closer to 12 % yield. 551783 added on 10/12/09 > My income is guaranteed as an educator.I NET approx. 7000 per month.While that may not appear to be alot one must consider that my TOTAL monthly expenses are under 2000 per month making my loan payment an easy one..I also have many assets that I own free and clear including other beachfront in Mexico.It is important that candidates have assets aside from their home that they can liquidate if need be.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	32
Revolving Credit Balance:	$54,633.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
why don't you just use the additional avialable credit that you have on your cards?	Type your answer here.I do have several cards.I donot want to use them for several reasons.I prefer keeping them for any emergency but really I donot like using them and usually i just use one and pay it off monthly. The cash advance on these also is approx. 28%. I donot have to tell many Americans what these banks have done to them the last couple of years , extending credit easily to many and then dropping their limits and raising rates on advances.I own beachfront in other countries,valuable assets and appreciating assets to boot but banks will not even take ANY foreign land as collateral because of the economical debacle they face. I am the type of person who if given 25 cents at the soda machine because I am short,would track you down in order to repay you.I have always made good on my debts and this loan is virtually risk free because of the assets I have accumulated aside from the 7000 per month I NET.
Hi, 1. How long have you been teaching and what are you teaching now? 2. What is the source of the New Jersey pension? 3. When you bought the home in Brazil two years ago what was your initial source of funding?	Type your answer here. I retired there after 25 years,thus the pension,and was asked to come to Florida since they were in need of excellent teachers where I have been for 6 years.I paid CASH for the property.You cannot finance property overseas.I also paid CASH for my property in Mexico.I have accumulated these assets by doing the proper do diligence,hard work,honesty and strong DETERMINATION.

Member Payment Dependent Notes Series 449313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449313	$13,000	$13,000	16.00%	1.00%	October 21, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449313. Member loan 449313 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,915 / month
Current employer:	State of WY - Forestry Division	Debt-to-income ratio:	18.87%
Length of employment:	5 years	Location:	CHEYENNE, WY

Home town:
Current & past employers:	State of WY - Forestry Division
Education:

This borrower member posted the following loan description, which has not been verified:

551848 added on 10/07/09 > This loan will help me pay off high interest credit cards and will no longer use them

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,554.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $13K loan are: 1. Position and responsibilities Wyoming Forestry Division are? 2. $2,950 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Mortgage payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Administrative Specialist 2. myself 3. none 4. $216 monthly
I am interested in helping fund your loan but first have a few questions. Do you have other loans outstanding, such as student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? What are your approximate total monthly living expenses (excluding loan payments listed above)? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	1. Do you have other loans outstanding, such as student loan, home equity loan, etc? - No, sir/mam I do not 2. What are your approximate total monthly living expenses? - $1,173.00 3. Do you have a savings account or other emergency fund? - Yes I do. It'll cover my expenses for at least 6 months should I lose my job. 4. Would you please verify your income with Lending Club? - Sure, I will contact them directly and fax all the necessary paperwork to verify my income. Please don't hesitate to ask further questions. If you decide to fund my loan, much thanks! =)
Have you already stopped using your credit cards? Debt consolidation loans often make it tempting to start using your cards again...	Yes, I have. The money that I'll be getting here will help me pay off 5 of my high interest cards which I have not use for the past 6 months. I could understand your concern about being tempted to use these cards again, but I could assure you that it is not in any way beneficial to me. I'm trying to pay my debt as fast as I could and not accumulate any more debts. As we speak, those 5 high interest credit cards are hibernating in my freezer.

Member Payment Dependent Notes Series 449323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449323	$2,000	$2,000	7.40%	1.00%	October 14, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449323. Member loan 449323 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	Copy Type	Debt-to-income ratio:	13.71%
Length of employment:	2 years	Location:	SELMA, AL

Home town:
Current & past employers:	Copy Type
Education:

This borrower member posted the following loan description, which has not been verified:

551859 added on 10/08/09 > This would be a personal loan to finance the purchase of a gas furnace for my home. I am able to purchase this outright, but most of my cash is in long-term investments.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,883.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 449325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449325	$18,000	$18,000	17.39%	1.00%	October 21, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449325. Member loan 449325 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,242 / month
Current employer:	Change Formation	Debt-to-income ratio:	11.84%
Length of employment:	1 year	Location:	Beggs, OK

Home town:
Current & past employers:	Change Formation
Education:

This borrower member posted the following loan description, which has not been verified:

551860 added on 10/07/09 > I'll be using this loan to pay off a considerable amount of my credit card debt. Because of rising interest rates and the lowering of credit ceilings my credit has suffered. I've been very good at making the minimum payments, and although my payment history isn't perfect due to some late payments, I've always made them. I have a very secure job that I've been working at for four years. My position isn't in jeopardy, even in the current economy. Between my wife and I, we bring home roughly 5000 a month. This is our estimated monthly budget after receiving this loan. Mortgage 734.00 Automobile 335.00 Auto Ins. 125.00 Electric 200.00 Phone/net 105.00 credit card 100.00 Cable 100.00 Gasoline 200.00 Food Budget 550.00 ----------------------- Subtotal 2449.00 + Lending Club 645.00 ----------------------- Monthly Expense 3094.00 This loan would represent a slight savings every month, but more importantly it will allow us to become mostly debt free in a short period of time. My wife and I have set a goal to be debt free by the time she finishes school in two years. We will make every effort to pay off this loan within 24 months, instead of 36. Thank you for your time.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,798.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $18K loan are: Position and responsibilities Change Formation are? You submitted a very informative, concise and quite detailed loan application narrative. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I'm a Senior Consultant for Change Formation. We help organizations develop and improve business processes. We help with their helpdesk, change management, and inventory management processes, to name a few.
Please verify your income with Lending Club. Your profile shows a 1 year job history, yet your loan description says you've been with your company for 4 years. Please clarify. Your profile monthly income states $6242, yet you said you and your wife make a combined $5000/month. Do you have other income sources? Please explain. I'll be happy to help you phase out your credit cards upon receiving answers and income verification. Thanks	I'm not sure why my credit report shows only a single year working history. I can assure you I've been working for Change Formation for four years. I net $4700 monthly, and my wife babysits part time to add an additional $300. The $6242 represents my gross income per month. Lending Club contacted me yesterday regarding my employment history. I have already given my permission, and all relevant contact information to verify my employment history and income with Change Formation. I hope this helps you make your decision. I appreciate your time.
Please respond to the following: What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Your revolving credit shows a balance of $12,798 yet your request is for $18,000. What is the remaining $5,000+ to be used for? You mentioned that you have been late on a few payments before. How will you ensure that you are not late on any payments with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My wife and I have a credit card balance of nearly $20,000 between us. Our minimum monthly credit card bills nearly $900 a month between all our accounts. The remaining money you mention will go to cover the most of $7000 that my wife owes. I would like to point out that I haven't been late on a payment in quite a while. This loan will consolidate the bulk of this debt. A single payment is much more manageable than attempting to schedule and budget payments to 16 different vendors. This alone will go a long way in preventing any delayed payments. In case of job loss, my contingency plan would be to look for another job. I'm not sure if this answers your question regarding employment.
Thank you for the additional information. In regards to a contingency plan, do you have savings or other funds you can use to pay bills while you search for a new job? Relatives you could live with if needed? Other potential employment opportunities? Basically a financial emergency plan showing us that you would do all within your power to not default and keep your credit strong.	Thank you for clarifying your question. We have two months + in operating expenses saved currently. I'm basically a DBA by trade, and would be able to acquire another job if needed. I certainly wouldn't remain unemployed for long. My wife is currently a full time student, and wouldn't hesitate to go back to work full time if required. The bottom line is, even in a worst case scenario where I lost my job we would still be able to pay our bills.
Perfect! Thank you for that added info. I work in IT and know that DBAs are in high demand and agree that you wouldn't be out of work for long. I'm sold on you! Make us proud!	I appreciate your feedback! I'll make sure that your investment is beneficial for both of us!

Member Payment Dependent Notes Series 449344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449344	$10,000	$10,000	18.43%	1.00%	October 19, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449344. Member loan 449344 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,450 / month
Current employer:	n/a	Debt-to-income ratio:	1.26%
Length of employment:	n/a	Location:	Taylors, SC

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

551897 added on 10/07/09 > The purpose of the loan is to provide working capital to purchase inventory/equipment for our speciality coffee house. My husband is currently working overseas and we have very good & stable incomes without using funds from the coffee house. Unfortunately, due to the illness and death of a family member we have assisted with medical/funeral expenses. We have very little credit card debt and a reasonable mortgage. We are just in a difficult cash flow situation at the present time; however, I assure you that paying the bills is extremely important to me and that this loan will be repaid on time. 551897 added on 10/07/09 > I???m an accountant with over 25 yrs experience and being self-employed for 3 yrs. My husband is an overseas contractor and we have a specialty coffee house that the loan will be used for additional working capital. Due to my sister-in-law???s illness and recent passing we have had to provide finances to cover medical and funeral expenses. The funds will be used to purchase additional inventory, marketing material and to hire 2 part-time employees. We have a stable income to provide for our personal needs and the money from our coffee house will be reinvested in the paying whatever debts that we may incur and any overall stability. Basically, we are not dependent upon the coffee house for our income but for our future with the expansion of other coffee houses in different locations.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,327.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.07.2009 Small investors together help fund borrowers loans. Questions I have concerning your requested $25K Business Loan are: Applications narrative mentions ansolutely NOTHING about business, e.g., either start-up or established, type of business, purpose of loan (inventory etc.), This loan has absolutely NO possibility of being funded without you providing relevant information so investors can make an informed lending decision. Too many borrowers (i.e., yourself) think that investors are mind readers and will foolishly fund anything that is submitted.	I do apologize for this omission. The purpose of the loan is to assist with the inventory/equipment for a coffee house that my husband & I have started. My husband is currently working at the Nato base in Kandahar and we have funded the business thus far with mostly our own money. Due to the unexpected loss of my husband's sister & the medical expenses from her illness we are now seeking funds. I assure that we are very responsible and just find ourselves in an unexpected situation that this loan will help us tremendously. Thank you for consideration.
what is the purpose for this loan? what do you do? what are your monthly expenses? Do you have any personal or retirement savings? what is your plan and how do we know that you aren't going to screw us?	The purpose for the loan is to purchase inventory/equipment for our coffee house. My husband is currently working @ the Nato base in Kandahar and due to the unexpected death of my his sister and the medical bills from her illness, we are in the need of working capital. We have used alot of our savings in our business as well as paying the expenses for my husband's (2) trips back to the States within the past 45 and also assisted with medical/funeral expenses. I assure you that taking advantage of anyone willing to extend the loan would not be something that I would do. I sincerely appreciate your consideration. Thank you.
FYI: Too frequently Lending Club posts requested loans asking small investors (lenders) together to provide up to $25,000 in funding for prospective borrowers who provided absolutely NO narrative detailed information to aid investors to make an informed lending decision. Unfortunately your requested loan is an example. PERSONAL LOAN examples include: Loan Category from drop-down list without background description why loan is needed, "OTHER" Loan category- what is other?, "MAJOR PURCHASE"- what is being purchased?, "N/A" answers provided for Current Employer and Length of Employment questions. This tells investors NOTHING about borrowers work history and financial capacity to repay in full requested loan. BUSINESS LOAN examples include: NO narrative information concerning is business either start-up (new) venture or established business with existing income? NO reason why loan is needed- e.g., "bridge loan" to cover temporary short-term expenses, finance increased inventory, expand existing locations, hire new employees, purchase media advertising to promote the business, either build or improve existing Internet website, et al. As submitted your requested loan has either very little or no chance whatsoever achieving fully funded status. Too many potential investor questions remain on the horizon that ultimately you must answer before any investor provides a realistic $$ amount of necessary funding. Thanks for your reply. I recommend that you contact Lending Club Home Office and have your present requested loan removed from listing. Rework your requested loan application including detailed amplifying (clarifying) narrative information. Then resubmit your completed loan application for re-listing and investor consideration. Primary objective to remember is that investors are NOT clairvoyant and thus are incapable of mind reading. The more useful information that you provide to prospective investors means significantly increased are the chances your requested loan will sooner be fully funded. I hope this helps you in ultimately successfully obtaining your requested unsecured personal loan.	Thank you for your assistance I appreciate it. I did contact and was advise to add more detail to my loan description instead of resubmitting another application. I have included the following details. I???m an accountant with over 25 yrs experience and being self-employed for 3 yrs. My husband is an overseas contractor and we have a specialty coffee house that the loan will be used for additional working capital. Due to my sister-in-law???s illness and recent passing we have had to provide finances to cover medical and funeral expenses. The funds will be used to purchase additional inventory, marketing material and to hire 2 part-time employees. We have a stable income to provide for our personal needs and the money from our coffee house will be reinvested in the paying whatever debts that we may incur and any overall stability. Basically, we are not dependent upon the coffee house for our income but for our future with the expansion of other coffee houses in different locations. Again, I do appreciate your assistance.
What is the annual revenue of the coffee house? Thx.	The projected revenue is over 200K and that is a conservative projection.
Hello, Can and Will you contact Lending Club and give them your Income Statements to Verify the $7450.00 a month Income... Once you do this we as Lenders will see verification, and will help you get funded faster. Thanks Daniel	I've provided Lending Club with income verification. Thanks.
Of your projected revenue how much is actual realized profit after expense ie employees, insurance, overhead? Curious to know how many cups of coffee you see a day and at what average cost? Thank you	On the very low end with a minimum of 200 coffee transaction per day 90% espresso based drinks @ $455 per day net this is excluding any pastries and/or regular coffee, tea or juices sold.
I typically do not invest in business loans at all. But I am investing a small amount in this one because your husband is serving a great cause in Kanadahar and I do not want him concerned about his family back here.	I sincerely thank you! My husband has been very dedicated to what he is doing for several years in Iraq, Kuwait, Bagram and now Kandahar. We do appreciate your investment and your trust. You won't regret it.

Member Payment Dependent Notes Series 449345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449345	$25,000	$25,000	11.83%	1.00%	October 19, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449345. Member loan 449345 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Stewart Lender Services	Debt-to-income ratio:	13.27%
Length of employment:	1 year	Location:	Sugar Land, TX

Home town:
Current & past employers:	Stewart Lender Services
Education:

This borrower member posted the following loan description, which has not been verified:

551898 added on 10/08/09 > I am going to use this loan as down payment and misc costs/repairs on an investment property. I graduated with a BBA in Computer Information Systems/Finance from a state school over a year ago and would like to get into real estate investing before I buy a primary residence. I worked for a year as a part-time computer programmer while in school and have been employed full-time (salary) for a year this October as a computer programmer at the corporate office for a large title company (Stewart Title). I live with my parents and own my cars in full. The only dept I have is a $250 school loan payment. I have always paid my credit cards on time and always much more than the minimum.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,606.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You state that you only have a school loan payment, but your credit report shows at least $6.6k of credit card debt. Please explain. Thanks.	Yes, I took out over 7K on my credit cards on high interest rate to start this project, and have decided that was a bad idea. Which brings me to being here. I am of course paying that down and will use some of this money to wipe that out. Why pay that interest rate when I can pay the better rate i'm getting here for borrowing money.

Member Payment Dependent Notes Series 449371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449371	$25,000	$25,000	14.96%	1.00%	October 20, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449371. Member loan 449371 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Deutsche Bank Mortgage Services	Debt-to-income ratio:	13.00%
Length of employment:	2 years	Location:	Sun Valley, CA

Home town:
Current & past employers:	Deutsche Bank Mortgage Services
Education:

This borrower member posted the following loan description, which has not been verified:

551943 added on 10/06/09 > "Taking Control of Our Debt" --- This pretty much sums up the situation my wife and I are in. Going into more detail, the funds will be used to pay off four credit card balances which currently have ridiculously high APR's and the one car loan that we have (which we???ve had for three years now). Working in the Lending industry ourselves, we understand the importance of having good credit and establishing excellent relationships with our creditors. We were able to negotiate lower interest rates on two of our credit lines and for the past several months were able to pay them off. But now we are finding it increasingly difficult to ???see the light at the end of the tunnel??? with the other four credit card companies that aren???t willing to budge when it comes to their rates. Joining this peer-to-peer lending group is what we consider to be a no-brainer. We can get a much better grasp of the three years Lending Club is offering. And at the rate we are going right now with our other creditors, heaven only knows when we would be able to totally pay off our credit line debt. It has taken a while; but we???ve finally brought our credit scores to the mid 700???s. One of our financial goals is to further improve our credit and establish credit ratings over 800 by the end of 2010. In spite of this debt we are in, we do consider ourselves lucky. There are others out there who find themselves in deep by tens and even hundreds of thousands of dollars. It could have been worse for us ??? and we both agree that it???s a necessity, especially during these times, to take control of our debt and not make it worse. Hopefully, with the Lending Club???s and your help, my wife and I will be able to attain these financial goals, improve our quality of life and provide us the opportunity to someday help others who may have the similar financial goals and aspirations. Thanks for reading.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	78
Revolving Credit Balance:	$9,784.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 449379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449379	$23,500	$23,500	13.22%	1.00%	October 20, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449379. Member loan 449379 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Sherwin Williams	Debt-to-income ratio:	19.62%
Length of employment:	1 year	Location:	Leavenworth, KS

Home town:
Current & past employers:	Sherwin Williams
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

551957 added on 10/06/09 > Hello all, looking to consolidate high interest debt into lower monthly payments in order to pay principal faster. 551957 added on 10/15/09 > I have learned a lot about the dangers of credit cards and hope to pay off all creditors and start to invest money for the future of my family.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,682.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please detail your major monthly expenses (rent, utilities, car payment, student loans, etc)? Thanks and good luck!	Current monthly expenses total about 1700. Which include utilities, credit card payments and a current loan payment. Car is paid off and live with father and mother helping to take care of father so there is no rent. The existing loan I have paid some of the previous high interest debt I had, I am looking to minimize the rest of it in order to get my financial situation back on track and start investing for the future of myself and my family. I appreciate any assistance that you as well as other lenders are able to offer. Thank you
What are the rates on your credit cards? How much of your credit balance is credit cards and how much is other types of loans? What are the rates on the other loans?	The rates on my credit cards are 22.99% for two of them and 18.9% on the other one. The balance for the three cards total is 24,000, the loan i have currently has a balance of 19,500 with an interest rate of 12%, I am looking for this loan to get these credit cards paid off and get the interest to around 13%. If you have any other questions, please feel free to ask. Thank you for your support.
I am interested in helping fund your loan but first have a couple of questions in addition to those you have already answered. Would you please briefly describe the type of work you perform at Sherwin Williams? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Thank you for the additional information.	Hello, I am a store manager at Sherwin Williams, I do just about everything there from mixing paint, outside sales calls and help to the store to maintain a profit by selling as much as possible and implementing expense control to achieve a positive bottom line. I have been with the company for 8 years and 8 months. I do have a savings account which would cover 5-6 months if something were to happen. I would use this money to pay down my debts but if something were to happen, I'm opposed to using credit cards to get by as they are mostof the reason for this debt and I have learned by lesson. I think every student before graduating should be required to take a course on the dangers of credit cards, too many go uneducated like myself onto college about these dangers and end up hurting themselves. Thank you for your assistance and I hope in a few years I am able to be in your position and help another person.
What is the remainder of your credit balance composed of (your total current credit balance minus the loan you are now requesting)? Thanks!	I will still owe in the vicinity of 18000 after this loan pays off my higher interest debt, this loan will definitely save me money that I can use to pay more principal on my remaining balance as many of the debts now have risen to 22.99%, I plan to pay off this debt in full.

Member Payment Dependent Notes Series 449384

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449384	$10,000	$10,000	14.96%	1.00%	October 20, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449384. Member loan 449384 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	n/a	Debt-to-income ratio:	16.19%
Length of employment:	n/a	Location:	LOS ANGELES, CA

Home town:	Los Angeles
Current & past employers:
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

551966 added on 10/06/09 > I am looking to start fresh in my 30's. I put myself through college and I helped support my mother for 4 years after her divorce. I finally have a chance to take care of myself and I want to be debt free as soon as possible. Thanks for your help and your interest in funding my loan. 551966 added on 10/06/09 > I am employed in a job I love and although I can afford to pay my debt off the traditional way a consolidation will help me reach my goals much faster. 551966 added on 10/10/09 > I have contacted lending club so that the length of my employment can be corrected. I have worked for the same employer about 3 1/2 years. I have also contacted them to verify my income. Thank you for your consideration in funding my loan. 551966 added on 10/16/09 > Here is some additional information to help you in deciding to fund my loan. Below are my monthly expenses. Rent $900 (including utilities) Mom???s Rent $500 Credit Cards $200 (min payments 20%APR) Student Loan $300 Personal Loan $150 Auto Insurance $75 Gas/Groc/Misc $300 As you can see, I can clearly afford the loan payments. I would like to save on the interest and I would like to begin to save money for a home of my own and this will be a step in the right direction. As you can see in my credit profile I have good payment history. My score is not higher simply because for many years I did not have a credit history, this loan will also help me boost my score. I thank you for funding my loan. 551966 added on 10/18/09 > I am a good investment :)

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	75
Revolving Credit Balance:	$5,494.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You say you are employed. Can you provide more details on your employment? company (or industry), title/job, etc)	Operations Manager, Produce Industry

Member Payment Dependent Notes Series 449386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449386	$12,000	$12,000	12.87%	1.00%	October 21, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449386. Member loan 449386 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,810 / month
Current employer:	Fieldglass Inc	Debt-to-income ratio:	5.30%
Length of employment:	8 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Fieldglass Inc
Education:

This borrower member posted the following loan description, which has not been verified:

551971 added on 10/07/09 > I'm looking to consolidate my high interest cards. Thank you 551971 added on 10/07/09 > I've been with my company for eight years, I don't have any issues with meeting my bill payments each month, but as I stated above, i'm trying to consolidate some higher interest cards. Thank you

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	72
Revolving Credit Balance:	$14,722.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm considering investing in you but have a few questions. Could you explain what your company does and what you do at your company? How much is your car payment? How much is your rent? How much are your student loan payments?	Hi Dyer, please see response to your other question. Thank you.
I'm considering investing in you but have a few questions. Could you briefly explain what your company does and what you do at your company? Is your gross stated income for yourself only? Do you have any money available to you in an emergency such as in savings a retirement accounts/401K/IRA? How much are your car payments? How much is your mortgage/rent? How much are your student loan payments? Good luck with a quick 100% funding of your loan!	Hello, I work for a software company. We have an online application that corporations use to find and manage contingent workers, service labor, and direct hires. It allows companys a much greater view into their spend and higher visibility of the temp labor that is working for them. I've been with my company for 8 years, originally starting on the help desk, about 5 years ago I was the original member of a new specialized offering for clients, which I helped build out and 2 years ago I was promoted to an Operations Consultant. My duties include reviewing business needs of new and existing clients as well as business reviews with them. My income is for myself only, I have no spouse or children. I have both a 401k account as well as a seperate savings account that if need be I can fall back on. I do not own a car, I have the luxury of living in a large city and can take the train into the office. My rent is $800 a month (although I live in a condo that my brother owns). I do not owe any student loans. Thank you for the consideration.
Please respond to the following: What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the delinquency that appears on your Credit History above. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hello, I have a total of 4 cards that i'll be paying off. The breakout is as follows #1 Balance of $5343 with an apr of 9.99% and a minimum payment of approx $104 a month #2 Balance of $3748 with an apr of 16.24% and a minimum payment of approx $91 a month #3 Balance of $3347 with an apr of 12.99% and a minimum payment of approx $80 a month #4 Balance of $963 with an apr of 18.24% and a minimum payment of approx $100 a month The delinquency is a result of poor planning on my part 8 years ago while I was in college. I unfortunatly lapsed on some car payments because of relocation for a job offer directly out of school, and unfortunatly the company closed their offices in the location after they had offered me the position and I had moved. To prevent the above from happening again, i've invested largely in my 401k account as well as having a savings account. I also have family who would be willing to help in the case of an emergency, I would however prefer not to ask them (currently) as I would only ask as a last resort. Thank you for your consideration
Since you have 1 credit card with a rate of 9.99%, is there a reason you are including it in the consolidation loan with Lending Club which is for over 12%?	Hello ais000, i'm including it in there because the 9.99 was an introductory rate and will be going up shortly (per a letter I received from the company 2 weeks ago) Also i'm looking to have one total bill for everything as opposed to multiple. Thank you, please let me know if you have any other questions.
Would you be willing to verify your income with Lending Club (if you contact them they will let you know how to do so)? Income verification makes lenders more confident in making loans. Thanks	Yes I would have no issue with that. I would need direction on how to do so however.
If you call Lending Club, they will let you know	Hello ais000, I reached out to Lending Club in regards to your question, I was told that it was not necessary for me to do anything and that they have a team of creditors that would reach out to me if any additional information was needed from me in regards to verifying my employment/salary. Thank you

Member Payment Dependent Notes Series 449407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449407	$13,200	$13,200	11.14%	1.00%	October 21, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449407. Member loan 449407 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Stock Loan Services, LLC	Debt-to-income ratio:	8.60%
Length of employment:	1 year	Location:	Boiling Springs, SC

Home town:
Current & past employers:	Stock Loan Services, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

552010 added on 10/14/09 > The loan will help me pay off some high interest cards that were raised for no reason. I pay all my debts and i pay them on time. This will help me reach my goals quicker. My income is steady and I actually have a secondary income that will bring some extra income in the new year.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,850.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the Revolving Credit Balance of $26,850.00 consist of?	It is mainly credit cards, a culmination of bad choices and not getting serious about the debt. With this loan, half will be paid in three years. The other half will be seriously cut with an upcoming bonus and my first tax "rebate" in four years. The goal is to pay it all off in three years and start making money rather than making the banks richer.
Please respond to the following: What are your responsibilities at Stock Loan Services? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a construction loan officer. I am the primary wage earner. My wife is a registered nurse of fourteen years. I recently got my realtor's license. I am assisting my mother who has been in the business for over 15 years. I am projecting to make an additional 10-15k next year. Stock seems to be turning the corner as they are laying out a new bonus plan. I have a company car. We have one car at 500/mo., house @ 1300/mo. We have a few cards that will be paid off by year end and more when taxes come back (first rebate in 4 years). Our whole family is on board with a new budget and the three year plan. I have a lot of connections in the area with many options for job placement if something happened to Stock. I feel that the Real Estate business will present some great opportunities in the near future. Thanks.
What other measures have you taken to get control of your debt? You might find yodlee.com or mint.com helpful.	My wife, daughter and I have put ourselves on a budget (first one ever). I am reviewing our spending weekly. First of all, we are not taking on any more debt. Cash is king. half of our debt is on a 18 month plan with the 2nd half (this loan) in 36 months.

Member Payment Dependent Notes Series 449428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449428	$2,500	$2,500	13.57%	1.00%	October 19, 2009	October 20, 2012	October 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449428. Member loan 449428 was requested on October 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	US Government	Debt-to-income ratio:	19.90%
Length of employment:	1 year	Location:	irvine, CA

Home town:
Current & past employers:	US Government
Education:	State University of New York Empire State

This borrower member posted the following loan description, which has not been verified:

552043 added on 10/06/09 > This loan will be used to consolidate a high interest credit card and a retail store account. I always pay on time, at least minimum payment, but usually exceed the minimum amount.

A credit bureau reported the following information about this borrower member on October 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	32
Revolving Credit Balance:	$2,610.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $2,610.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the US Government? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will be using this loan to pay the balance of my revolving accounts. I have a car loan, to which I pay amonthly amount of $455. I do not have any dependents. My monthly expenses include $500 in rent, $35 weekly in gas, $50 monthly phone bill, and another $60 in misc. household utilities. I am in the US Military, and also receive a second monthly income from Wells Fargo Bank. Until recently, I kept a contingency fund between my savings and investment accounts, which I had to liquidate in order to assist my family. I will, however, be receiving this money back in the near future. Thanks for your inquiry.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	I do not have any dependents. My monthly expenses include $500 in rent, $35 weekly in gas, $50 monthly phone bill, and another $60 in misc. household utilities. Thanks for your inquiry.
Please explain the delinquency that appears on your credit history above. Are you the sole wage earner in your household? What is the amount of income from Wells Fargo? Thank you and good luck	I am the sole earner in the household. There is one delinquency from over two years ago, when, due to an unexpected situation, the payment for my line of credit did not reach the bank in time. That has been the one and only situation in which I have been late on any payments.

Member Payment Dependent Notes Series 449516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449516	$23,500	$23,500	14.26%	1.00%	October 21, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449516. Member loan 449516 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Department of Homeland Security	Debt-to-income ratio:	24.88%
Length of employment:	4 years	Location:	LAKE FOREST, IL

Home town:
Current & past employers:	Department of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

552170 added on 10/07/09 > The purpose of this loan is to consolidate credit card debt. I see myself as a good borrower due to the fact that I have been employed as a Law enforcement officer under the Department of Homeland Security for the last 4 years. 552170 added on 10/07/09 > In looking at my credit history, I have never had a late payment to date, the main ding on my report is the amount of credi I have.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,803.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumulate >30K revolving credit balance?	The majority of my credit balance came from medical bills due to an automobile accident rights after graduating from college, prior to starting my job with DHS. Also, a small portion is from school costs.
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $23,500 loan are: 1. Position and responsibilities DHS are? 2. $5,333 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Position with DHS: Customs and Border Protection Officer (3 years and 8 Months). 2. Reported GRoss income is only me, My wife and I keep finances seperate. 3. Rent Payment: $900 a month including utilities. 4. Car Payment: $384 a month. Thanks

Member Payment Dependent Notes Series 449526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449526	$18,000	$18,000	15.65%	1.00%	October 20, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449526. Member loan 449526 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Automatic Data Processing	Debt-to-income ratio:	9.16%
Length of employment:	9 years	Location:	Sugar Hill, GA

Home town:
Current & past employers:	Automatic Data Processing
Education:

This borrower member posted the following loan description, which has not been verified:

552184 added on 10/07/09 > During times of economic recession, families look for less expensive ways to entertain themselves.?? KB Moviebox, LLC??is a start-up business that will tap into the need for low-cost entertainment in northern Georgia.?? KB Moviebox will place movie-vending kiosks in apartments, office buildings, and retail businesses in the area, in a concept similar to the popular Redbox.?? KB Moviebox will begin operations in August 2009. The movie vending industry is currently dominated by only one player:?? Redbox.?? Within six years of operations, Redbox has created an industry that is responsible for the rental of 7.5 million movies weekly.?? Redbox machines typically make $30,000 in sales during their first year in a location, maxing out at $50,000 by the third year.?? KB Moviebox will tap into this industry, targeting the North Georgia region.????KB Moviebox??will gain customers from virtually every demographic segment, since low cost forms of entertainment generally hold steady during times of recession.?? Competition will come from Redbox, Netflix, and Blockbuster.?? KB Moviebox will increase its competitive foothold in the area by selecting locations with strong foot traffic that have not already been covered by Redbox. KB Moviebox will deploy a targeted advertising campaign to generate interest in its kiosks.????KB Moviebox's initial marketing strategy will include a user-friendly website, e-mail blasts, frequent promotions, and prominent outdoor signage.?? KB Moviebox also anticipates increased interest in its kiosks as a result of positive word of mouth referrals from satisfied customers.?? Through these methods, KB Moviebox intends to develop a strong reputation as an affordable and convenient method of obtaining quality DVDs, games, and Blu-Ray discs for same-day use.?? The owner of KB Moviebox ??will operate the company.????She is currently employed as an eLearning Specialist at national payroll company.?? Prior to this position,??she worked as an Instructional Developer, as well as a Service Trainer and Field Associate for the same.?? She gained valuable experience in the video rental industry working as an Assistant Manager at Blockbuster Video for more than two years, and as a Customer Service Representative at Cox Video.?? She??received her Master of Business Administration degree in Technology Management, as well as a Bachelor of Science degree in Information Technology.?? To achieve??objectives, KB Moviebox, LLC is seeking $25,000 in funding. The loan will be repaid from the cash flow of the business.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,381.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
isn't this a relisting? this is not a good business plan. regardless, if you do this full-time, what will your new income be?	This loan was listed several months ago. Lending Tree credit department wanted two new accounts of mine to mature past 12 months at which time they recommended I re-list my loan request. This is what I have done. I used the time to improve my credit and as a result my credit score is higher and the interest rate is much lower for this loan request. The business plan remains sound and viable. I do not plan to leave my full time job, so the current income listed is correct and will not change. Thank you for your question.
Congrats on improving your score, and thanks for providing revenue metrics, but can you also provide some cost metrics? 1) Which of your startup costs will the $25,000 cover? 2) When the $25,000 is spent, how will you fund the operational cash flow for the company?	The bulk of the this loan is for the purchase of the actual kiosk. The estimated costs for operations for the first year are $13,710. I have made a personal investment from my own savings that is available to cover operating costs, including loan payments, while the business builds. One of my primary concerns was in being able to make all financial commitments during the start-up period without impacting my household and family commitments. To this end, I have a 3 year business plan that includes all costs of the business from accounting to advertising to DVD inventory to website and utility costs and more. The business plan includes break even figures as well as Net Profit/Revenue for best and worst case scenarios. I feel confident that my initial investment will not be utilized for longer than the initial start up period, however the funds are available if need be.
Could you go into detail about the actual locations you plan to place these? I would like to know the lease fees and the specifics of the local market they will provide (1-2 miles). Do you have your full business plan posted online someone where we can read it? I'd like to see the financial statement and the marketing plan. I'm very interested. I'd like some additional information on mantainance and insurance plans on these machines. Last, do you have access to new DVDs at a better than retail price? Have you done market research on the local area to conclude if Blue Ray is a viable option as well.	The standard rental agreement is for locations to provide utilities and internet in exchange for 10% of rental revenue. I do have a full 3 year business plan but it is not posted and available on the internet outside of Lending Club. The machine is purchased new and comes with a one year all inclusive service plan. After that the insurance and maintenance plan is $600 per year, per machine. I plan on getting the insurance. It is worked into my business plan. Due to the industry standard for rental businesses the cost of DVD is market value. My average cost for a new DVD is about $18. The machine I am purchasing will accommodate Blu-Ray movies. The market indicators are that they will do well in this area. I plan to purchase several Blu-Ray copies of blockbuster titles. If they do well I will expand the inventory. Thank you for your questions.

Member Payment Dependent Notes Series 449556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449556	$16,000	$16,000	16.70%	1.00%	October 21, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449556. Member loan 449556 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Rite Aid Pharmacy	Debt-to-income ratio:	8.52%
Length of employment:	< 1 year	Location:	Guttenberg, NJ

Home town:
Current & past employers:	Rite Aid Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

552247 added on 10/07/09 > I can send any personal information upon request.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	34
Revolving Credit Balance:	$31,961.00	Public Records On File:	0
Revolving Line Utilization:	87.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Length of employment at Rite Aid?	10+ years
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $16K loan are: 1. Position and responsibilities Rite Aid Pharmacy are? 2. $8,167 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Mortgage payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Distrtict Manger in charge of 20+ stores 2. Reported Gross Income is mine only 3. $2400 mortgage monthly payment 4. No car payment
What are the interest rates and minimum payments on the debts you intend to consolidate?	Right now they average between 8.99% and 12.99%, but they are going up soon. The total payments for the cards are about $500 monthly, but with the APR increase, it could be upto $1000 monthly.
I am interested in helping fund your loan but first have a few questions. Do you have other loans outstanding, such as student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? What are your approximate total monthly living expenses (excluding loan payments listed above)? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	I only have a home equity with Bank of America.

Member Payment Dependent Notes Series 449558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449558	$8,000	$8,000	15.65%	1.00%	October 20, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449558. Member loan 449558 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Children's Hospital of Philadelphia	Debt-to-income ratio:	9.21%
Length of employment:	1 year	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Children's Hospital of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

552252 added on 10/07/09 > I will be receiving help in paying back this loan from my boyfriend. We have both been working at our full-time jobs for 19-months. He currently works for the American Board of Internal Medicine. We are shopping around for a new home and need this additional help with income. Thank you very much.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	9
Revolving Credit Balance:	$1,097.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.08.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $8K loan are: 1. Position and responsibilities Childrens Hospital of Philadelphia are? 2. $4,583 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Rent payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for clarifying answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I am an RN working in the general pediatrics and respiratory care unit at CHOP. 2. The wage I entered was according to my W-2 from last year. I have since received a 14% raise and bonus for working as Charge Nurse. I live with my boyfriend who will be helping me as well, also has a full-time job with the American Board of Internal Medicine, although not on the application. 3. Total rent is $1175 and we split that. So I pay about 587. 4. Car payment per month is $329 which is also split. Thanks again
What is the specific purpose of the loan?	We are shopping for our first home and need some additional funds. Thank you.
How long have you been in a relationship together? I ask b/c you are looking to buy a home with someone that could potentiality be gone. I know marriage isn't a sure thing but it does make it harder fir 2 to walk away from each other. What I am getting at is that if you have been together for more than 2 years then I would more likely be will to fund your loan verses 6 months. Hope this makes since and you understand where I come from. Thank you for your time	We clebrated our 3 year anniversary on May 14th. We have two dogs, we have plans to buy a house, and we have talked plenty about our future together. We have been living together for 2 years and have been through plenty of ups and downs. I cannot give you a definite on when a ring is coming, but it is something that has been talked about and I can expect to happen. When it happens is not up to me! Thank you.
Thanks for your answer and I was more interested that you had been together for a while verse some people that do major things like buy a house after a few months together. I'm satisfied with your answer and good luck finding your new home. Funding to follow :)	Your welcome. Thanks again!
Greetings. I am interested in funding a large portion of your loan request before time runs out. However, I have a few questions. 1) Your report shows a delinquency 9 months ago. Please explain. 2) Please discuss the 5 credit inquiries during the past 6 months. 3) You indicate this $8000 loan will be used as additional funds to buy your first home. What other funds do you have that you will be using for the down payment? What is the total amount of the down payment you expect to have available and when you expect to make a purchase? Thank you in advance for your answers.	1. I was unaware of the exact date that I had to start paying back my student loans and the only address my school had was my parents address. They sent notification there and when we finally realized that I had to start paying them back I was a month. 2. The credit inquiries were from us trading in our old car (cash for clunkers) and also from getting pre-approval for a mortgage. We have a 12-month lease so any older inquiries would have been from that. 3. We only have about $2,000 available. We hope to have $10,000 and we were hoping to close by Nov. 30th to get the first time home buyer tax credit. There are rumors of an extension but we were shooting for that date. Thank you.
Hello again. Have you indeed been pre-approved for a mortgate with a $10,000 down payment? Also, what is your boyfriend's income? These are the kind of detail that greatly help a prospective lender	Yes we were pre-approved and the down payment for our top choices were at least 3% (minimum $8,000 for what we were looking to spend). His salary information isn't on file but was noted to ensure that there was additional income other than what I have listed. He makes about $40,00 a year.

Member Payment Dependent Notes Series 449589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449589	$12,200	$12,200	12.53%	1.00%	October 20, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449589. Member loan 449589 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	A Work of Faith Community Outreach Corp	Debt-to-income ratio:	10.93%
Length of employment:	4 years	Location:	BEAR, DE

Home town:
Current & past employers:	A Work of Faith Community Outreach Corp
Education:

This borrower member posted the following loan description, which has not been verified:

552326 added on 10/08/09 > Non-traditional student returning back to college. A mother trying to be an example to my children. Dreams never have to die just sometimes they get delayed. 552326 added on 10/09/09 > I can no longer ignore the elephant in the room......its time to eliminate debt and get excited about my future! This is my secind step, I shredded the cards last month.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,558.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of the loan, will your income continue, what do you do, what are your monthly expenses in detail (provide numbers), please contact Lending Club to verify income.	The loan will be used to consolidate credit card debt. I am currently paying each card seperately at the minimum payment at high rates. Yes, my income will continue I am currently working full time as an program director for A Work of Faith Community Outreach Corporation. My current outreach assignment is with a program called KidzFit4life. We hold seminars and after school programs that educate on nutritional and physical health to students between the age of 8-18. I also work PRN as a certified nurse assistant and home health aide for Bayada Nurses. I currently own a home my mortgage is $521, insurances $226 (car, life and mortgage), phone/internet $100, electricity/gas $125 (a good month) $200 (not so great month). I have a trash bill that I pay quarterly $65. Then there is the credit card debt that is about $450 combined minimum payments. I will be able to eliminate this debt alot faster with a consolidation loan than paying the minimum payments. I have been accepted to a local university and I start spring semester 2010.

Member Payment Dependent Notes Series 449646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449646	$9,000	$9,000	11.83%	1.00%	October 15, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449646. Member loan 449646 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.67%
Length of employment:	n/a	Location:	LITHONIA, GA

Home town:	Atlanta
Current & past employers:	Bank of America Corp., DeKalb County School System
Education:	Emory University

This borrower member posted the following loan description, which has not been verified:

552436 added on 10/07/09 > This loan will be used to pay off my credit card debt that banks have unfairly raised the interest rates on.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,973.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	I'll try that, Thank you.
Hi, Your revolving credit balance is about $4K. What are you going to do with the other $5K? Thanks.	I don't understand where they got that figure from. I have two cards; the combined balance is $9,000.
I'm considering investing in you but have a few questions. Could you briefly explain what your company does and what you do at your company? Is your gross stated income for yourself only? Do you have any money available to you in an emergency such as in savings a retirement accounts/401K/IRA? How much are your car payments? How much is your mortgage/rent? How much are your student loan payments? Good luck with a quick 100% funding of your loan!	I am a church organist for two churches (as an independent contractor). I also teach part time for my schools system here and I have private music students. All of my income is for myself; I am unmarried (for now; I'm not seeing anyone right, but hopefully that will change:-)) and I have no children. I have money saved for emergencies in CDs and savings accounts. Car payments- $265.70, Rent- $650. I've paid all my student loans back!!! Thank you for your consideration!
What is your monthly payment for your credit cards?	The combined minimum monthly payment is about $300, but the interest rate for both cards has been raised to about 20%
Who is your employer?	I answered that in an earlier question.

Member Payment Dependent Notes Series 449657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449657	$10,000	$10,000	8.94%	1.00%	October 14, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449657. Member loan 449657 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,234 / month
Current employer:	Harbor Freight Tools	Debt-to-income ratio:	13.34%
Length of employment:	< 1 year	Location:	Oxnard, CA

Home town:
Current & past employers:	Harbor Freight Tools
Education:

This borrower member posted the following loan description, which has not been verified:

552463 added on 10/07/09 > The purpose of this loan is to pay on attorney fees I owe. I have pretty much maxed out my Credit Card and If I can't pay what I owe my attorney will not represent me. I have tried to work out a payment plan with my attorney but they are not willing to work with me. All of these cost have been incurred on my in trying to obtain more custody of my soon to be 5 year old child. I can't fire my attorney because I truely do not have the financial means to do so, so I am stuck. 552463 added on 10/07/09 > I now that I can pay the purposed amount as stated and I maybe be able to pay it sooner that the 36 months it's out lined for. I just need someone to be kind and compassionate enough to give me a payment plan option. If my attorney was not as stronghold as she has been and would work with me on a payment plan, then I would not need such a loan, but with Credit Card interest rates going through the roof its virtually hard to get any type of credit or loan give to me.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,299.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Length of employment at Harbor?	I have been employed at Harbor Freight for 16 years going on 17 in Feb. of 2010
What is the current amount due to your attorney?	it was $4500.00 before yesterdays appeareance in court which lasted from 1:30pm until 4:3pm, plus I was ordered to pay opposiong attorney fees of $$2500.00. Bring it to $7000, plus what ever charges got added to the outstanding balance prior to yesterdays sessions.

Member Payment Dependent Notes Series 449668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449668	$4,750	$4,750	13.57%	1.00%	October 21, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449668. Member loan 449668 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,320 / month
Current employer:	desert valley medical group	Debt-to-income ratio:	24.96%
Length of employment:	5 years	Location:	NORTH LAS VEGAS, NV

Home town:
Current & past employers:	desert valley medical group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,029.00	Public Records On File:	0
Revolving Line Utilization:	94.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, How will this loan be used?--will it consolidate the $3,029 and another debt into one? Also, does 5 years, 48 months on your employment record really mean 4 years? Thanks	i would like to pay off my school loan and credit card loan and yes im rolling it into one. ive been at my job for 4 years not to sure why it says 5yrs 48mn

Member Payment Dependent Notes Series 449704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449704	$10,000	$10,000	8.59%	1.00%	October 19, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449704. Member loan 449704 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Primerica	Debt-to-income ratio:	0.26%
Length of employment:	< 1 year	Location:	doylestown, PA

Home town:
Current & past employers:	Primerica
Education:

This borrower member posted the following loan description, which has not been verified:

552553 added on 10/14/09 > We have a one time medical bill that needs to be handled pretty quickly. Thank you for your consideration. 552553 added on 10/14/09 > By the way, if you check my credit score you will see that I am never late on a payment ever.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,313.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - How long have you been employed at Primerica and what is it that you do there? Regards; Art	20+ years. I own a Financial company and have 4 offices.
What is your position at Primerica and how long have you been employed there?	20+ years. I own a Financial company.
Please respond to the following: What are your responsibilities at Primerica? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am in charge of hiring and training of my sales associates, as well as client retention. yes this is my sole source of income. I don't have a second mortgage or HELOC. Other than the mortgage my only recurring loan is my wives $300 car payment. I own the company so job loss is not a concern. We have been profitable every year including the last 2.
Thank you for your quick answer. Do you own Primerica the company or are you have your own business as an agent?	I own an agency under the Primerica banner

Member Payment Dependent Notes Series 449708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449708	$3,000	$3,000	11.48%	1.00%	October 14, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449708. Member loan 449708 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$30,000 / month
Current employer:	madera community hospital	Debt-to-income ratio:	2.09%
Length of employment:	1 year	Location:	kerman, CA

Home town:
Current & past employers:	madera community hospital
Education:

This borrower member posted the following loan description, which has not been verified:

552558 added on 10/07/09 > my income is 36,000 a year and not 360,000. type that i couldn't go back and fix. I'm in school right now for the RN program. I will be done in may 2010 and will then make lots of money. Until then, i just need this to consolidate my debt. thanks for your help!

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	82
Revolving Credit Balance:	$1,950.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How frequently are you currently using your credit cards?	I don't use my credit cards often. I have my regular bills every month like cable, cell phone bill, gym and occasionally gas. It's not a problem to keep up with those bills, it's just that i don't make a big enough dent into my current debt.

Member Payment Dependent Notes Series 449731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449731	$6,000	$6,000	12.87%	1.00%	October 16, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449731. Member loan 449731 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,033 / month
Current employer:	St. Vincents Medical Center	Debt-to-income ratio:	1.75%
Length of employment:	1 year	Location:	ORANGE PARK, FL

Home town:
Current & past employers:	St. Vincents Medical Center
Education:	University of North Florida

This borrower member posted the following loan description, which has not been verified:

552604 added on 10/08/09 > I'm getting this loan for 2 reasons: to pay for an automobile repair and to build my credit score higher. I work full-time and do not have to pay rent as I live with my parents. Please help me fund this loan as soon as possible. Thanks. 552604 added on 10/08/09 > I earn about $2,400 a month after taxes have been taken out so I will have plenty of money to pay off this loan monthly. I have a very stable job that is actually hiring for new positions since we are growing busier everyday. 552604 added on 10/09/09 > I also wanted to add that I have a bachelor's degree. I work in Financial Planning and I've always been very responsible with handling my finances. I plan on owning a home in the next few years so I am hoping this loan will help boost my credit rating so I can lock into the best interest rate possible. Thanks again!"

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,867.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., car, food, other loans, etc. What is the cost of the repair and what do you plan to do with the excess from this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My monthly spending/bills include: cell phone $60, gas $140, food/miscellaneous $120, credit card#1 minimum payment $36, and credit card #2 (4.99% fixed rate for the life of the balance) $109. This equals to roughly $465. I anticipate paying off my credit cards by the end of this year. I do not have any other loans. The repair was quoted at $3967. The repair shop told me that the price could increase depending on if they find any more damage. I applied for a $6,000 loan to give me some room for any extra costs that should arise. With the remaining excess of the loan, I plan to pay off a credit card that has a 0% introductory offer that will be expiring soon. I highly doubt that I will be losing my job. My company has actually hired consultants who are in the process of adding more positions to my department as we are under-staffed. But in case the event should ever happen, I have savings bonds that were purchased for me when I was young. I have not cashed them out yet, because I was waiting until they reached full maturity. Also, I have a savings account that I contribute to for the down payment of a future home. Thanks for considering my loan.
I would like to help fund your loan, but have a few questions. Could you explain why your car repairs were not fully covered by your car insurance? Do you have any other outstanding debts, like a car loan, or student loans? Can you give a short description of the type of work you perform for St. Vincents Medical Center? Aside from your savings bonds, do you have a savings account or any other kind of emergency fund?	I wanted to pay for this repair out-of-pocket instead of filing a claim with my insurance. My fiance takes care of our insurance bill and I did want our premiums to rise for the next 3 years. I do not have any other debts except for credit cards. I analyze financial data and create/prepare reports. I do have a savings account.

Member Payment Dependent Notes Series 449737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449737	$13,050	$13,050	11.48%	1.00%	October 14, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449737. Member loan 449737 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Johnson and Johnson	Debt-to-income ratio:	13.33%
Length of employment:	2 years	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	Johnson and Johnson
Education:

This borrower member posted the following loan description, which has not been verified:

552616 added on 10/07/09 > I would like to consolidate and pay off some debt from college. I currently work for Johnson and Johnson as an engineer and make a good salary. This loan is to reduce the interest that I'm paying on my current debt.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,046.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please have your employment and income verified by lendingclub? (You can call (866) 754-4094 to do this) Can you please tell us a little more information about the debt you plan to pay with this loan? I'ts obviously not student loan debt as student loans are much lower interest than what you would get on here. I'm guessing that it is credit card debt accumulated while in school. What are the amounts on each card that you plan to pay off and their respective interest rates? What are your plans for the future as far as making sure you don't create more debt before paying this one off?	Sure, I'll have my income verified by LendingClub as soon as possible. My current debt is credit card debt which I acrued through five years of school. At that time I had expenses such as rent, utilities, books for school, car, insurance, ect, while I only had a part time job which paid hourly since I was a full-time student. Because of this, my expenses were more than I was making at the time, and hence the credit card debt. The ammounts on each card and their respective interest rates are the following: 1,154 @ 14.99% : 5,745@ 24.99% : 6,151@ 24.99%. Since graduating from school in May 2008, I have decreased this debt over $2,000, as I am currently employed as an engineer for J&J. I pay about double the monthly payments on these accounts, but I'm throwing away tons of money due to an average interest rate of about 21%. I'm having no trouble with money at the moment, I just want this loan as it is of lower interest than what I'm paying now. As for the future and paying off this loan, as said before, my debt has been decreasing ever since I have graduated. My debt simply came from being a fulltime student with a part time job, but having real expenses at the same time. Hope this answers your question.
How long have your worked for Johnson and Johnson? Also, if you contact Lending Club and have your income verified, there will be a higher level of lender confidence for your loan.	I've worked full time with J&J since 2008, although I technically started in 2007 as an intern. It will be three years in 2010. Also, I will have my income verified as soon as possible.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund?	The only other loan I have is a car loan. I don't have a family and kids, so my monthly expenses only include food, gas, car, insurance, rent ect (nothing major). And yes, I do have a savings account. I also pay double my CC monthly minimums, but that's the purpose of this loan -- to consiladate that and spend less on interest (I'm not consolidating because I have trouble making payments, I'm solely consolidating to spend less on interest - I'm financially very sound).

Member Payment Dependent Notes Series 449741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449741	$1,400	$1,400	7.74%	1.00%	October 16, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449741. Member loan 449741 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Whole Foods Market	Debt-to-income ratio:	7.47%
Length of employment:	1 year	Location:	Hoover, AL

Home town:
Current & past employers:	Whole Foods Market
Education:

This borrower member posted the following loan description, which has not been verified:

550848 added on 10/07/09 > loan to consilidate debt from several higher intrest credit cards, great credit history and stable job

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,774.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 449788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449788	$10,000	$10,000	8.59%	1.00%	October 16, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449788. Member loan 449788 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Zwingli United Church of Christ	Debt-to-income ratio:	7.20%
Length of employment:	< 1 year	Location:	Harleysville, PA

Home town:
Current & past employers:	Zwingli United Church of Christ, CM Walsh Organbuilders
Education:	Philadelphia Biblical University-Langhorne, Temple University, The Queen's University, Belfast, Northern Ireland

This borrower member posted the following loan description, which has not been verified:

552711 added on 10/12/09 > This loan is for the purpose of purchasing a 2006 Toyota Camry from a friend. It only has 30000 miles on it, and he's selling it to me for $10,000! I also have another job in addition to the one listed in my report. I am employed by CM Walsh Pipe Organ Builders, with an annual salary of $26,000 plus commission for Pipe Organ projects I sell. That brings my gross monthly income to about $4200. They should really add a spot on the form to put in more than one job.

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	41
Revolving Credit Balance:	$4,355.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 449831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449831	$4,000	$4,000	11.83%	1.00%	October 21, 2009	October 21, 2012	October 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449831. Member loan 449831 was requested on October 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Associated Bank	Debt-to-income ratio:	20.68%
Length of employment:	1 year	Location:	Rochester, MN

Home town:
Current & past employers:	Associated Bank
Education:

This borrower member posted the following loan description, which has not been verified:

552794 added on 10/07/09 > Using to pay off a high credit card balance with high interest and

A credit bureau reported the following information about this borrower member on October 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,866.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What are your monthly credit card payments today? 2) What is your total monthly expenses (excluding credit card payments) Thanks!	My monthly payment is around $100, but I have been paying more. My monthly expenses include, rent-$450, car payment-$250, school loan-$142, cell phone-$100, food-$150 and gas-$50.
Please respond to the following: What are your responsibilities at Associated Bank? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent, car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Personal Banker (open and maintain accounts, who also performs teller transaction. I am the sole wage earner in my household. Monthly bills include, rent-$450, cell phone-$100, car payment-$250, school loans-$142, food -$150 and gas-$50. The balance on the CC i am going to pay off is about $3700 with an interest rate above 20%. I also have a Best Buy credit card I am going to pay the $300, not interest free. Minimum monthly payment has been around $85, which I have been paying more than.

Member Payment Dependent Notes Series 449866

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449866	$6,000	$6,000	14.96%	1.00%	October 15, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449866. Member loan 449866 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	intertek	Debt-to-income ratio:	0.86%
Length of employment:	5 years	Location:	kenner, LA

Home town:
Current & past employers:	intertek
Education:

This borrower member posted the following loan description, which has not been verified:

552820 added on 10/08/09 > can pay you sooner within term limit 552820 added on 10/10/09 > Thanks for the support fellas and gals

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,749.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.09.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $6K loan are: 1. Position and responsibilities Intertek are? 2. $4,167 reported gross income: 1 (yourself) wage-earner? 3. Mortgage payment per month? 4. Car payment(s) per month? 5, For what purpose(s) will loan be used? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am a lab tech for intertek for the oil industry I am currently employed by them for 4 years now.I make around 50k give or take b4 taxes.I do own a home my mortgage payments are 700.00 a month but I put alittle more on it around 1000.00 I have a car note of around 260.00 and it is about to be payed off.I have saving that I have been using but the demand may be high for the upcoming year and I would like to sell items in bulk to become a distributor.
what is the purpose of the loan, do you have any savings, what do you do, what are your monthly expenses in detail (provide numbers), please contact Lending Club to verify income.	purpose is to buy more salon items in bulk depending on demand and sell them to salons.yes I do have savings around 3600.00 to date I have a mortage 700.00 a month plus I put alittle more on the mortgage for principal.I have a car note 260.00 and almost payed off.My income before taxes around 50k a year give or take.I work for Intertek as a lab tech for the oil industry,been their for 4 years now.
Please elaborate on your loan description. Thanks	I would like to buy more salon items in bulk for this coming year because demand is slowly increasing so I would take the loan and mix with my savings to balance out the orders and pays the loan off faster then the 3 year term limit.
I take it that this salon products business is a side business for you and that the lab tech job is the primary income source. Assuming I'm correct (correct me if I've misunderstood), how much of your income is derive from the salon products business? (percent of total) Why to you feel that this salon business will be expanding in the coming year? Is there any possibility that you'd give up your lab tech job and do the salon products full time? thanks - good luck	The salon stuff is in it's first 5 month's of trial but it is doing pretty good so far because products are coming from or made in the U.S.A well the majority which includes hair products and equipment it mainly caters to the female part for right now.I wouldn't quit my day job right now or in the up coming future.The profit margin is 40 to 67 percent for the hair care products and alittle less for the equipment so far I have invested of my own money and I have recieved 1.5 times being that the rest is still to be sold again this is a short time period and as in any business it is alittle risky but the loan is going to widen my product line I have to offer and my contacts for the items are expanding.My job is my main source of income.I would say 4 to 6% my be incoming income coming in for me this fiscal year.

Member Payment Dependent Notes Series 449935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449935	$5,000	$5,000	17.04%	1.00%	October 19, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449935. Member loan 449935 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	FedEx	Debt-to-income ratio:	0.60%
Length of employment:	1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	FedEx
Education:

This borrower member posted the following loan description, which has not been verified:

552992 added on 10/08/09 > House Expenditures and Personal finance 552992 added on 10/11/09 > I plan to use my funds to pay some minor credit card debt, small house purchases, since im remodeling my room, lucky enough i do not have a rent or car payment everything is paid off, currently working part time is not helping. My job is really stable since i have always been to work on time and never called a day off or EVER been fired. I always stay on top of my work and schooling, everything else falls in betwee.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	5
Revolving Credit Balance:	$539.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.09.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $5 loan are: 1. Position and responsibilities FedEx are? 2 Rent payment per month? 3. Car payment(s) per month? Questions 2 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am a Customer Service Rep at FedEx Office, I currently live with my parents and my car is paid for. I am taking the loan to pay for my schooling that i have left and to take care of some household purchases.

Member Payment Dependent Notes Series 449939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449939	$10,000	$10,000	11.14%	1.00%	October 15, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449939. Member loan 449939 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	TIEN TIEN FOOD CO	Debt-to-income ratio:	8.12%
Length of employment:	7 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	TIEN TIEN FOOD CO
Education:

This borrower member posted the following loan description, which has not been verified:

553002 added on 10/09/09 > For the Wedding Expense, we will plan the wedding on Dec 09, but we find out we need a lot expense for the party and etc. We have a job, so that we can make the payment on time.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,950.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do for TT food? I also see that you have high credit card balances already, how much is the monthly payment on those debt?	That's true, I had credit card balance around $8,000, the monthly payment only need $500 and the company is family business , so that am and my wife every month gain $7,000, because we need get married end of year and the expense is total out of budget , so that we need the money for the cash flow. feel free if any question.

Member Payment Dependent Notes Series 449944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449944	$13,000	$13,000	13.92%	1.00%	October 21, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449944. Member loan 449944 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,583 / month
Current employer:	Midwest Assistance Program, Inc.	Debt-to-income ratio:	21.58%
Length of employment:	3 years	Location:	Arlington, MN

Home town:
Current & past employers:	Midwest Assistance Program, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

553012 added on 10/08/09 > With this loan, I will have finally consolidated the last two pieces of my debt into one, and will be on my way to a successful financial future.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,335.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.09.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $18K loan are: 1. Position and responsibilities Miswest Assistance Program are? 2. $5,583 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Mortgage payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	$5583 gross income per month is strictly my income, does not include my husband. Mortgage payment is non-existent...we inheritated a grandmother's house. My position is Chief Financial Officer for a small non-profit, and I've been there since 4/16/07.
Could you please verify your income with Lending Club? This involves calling Lending Club and asking them what documents are necessary to send to do so. Income verification makes lenders more confident in making loans to borrowers. Thanks and good luck!	I am currently in the process of doing this. So hopefully that will be updated soon.
Please respond to the following: What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., car, food, other loans in your husbands name, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Gross income is roughly $10,500 per month...gross, not net. Net income, after taxes/retirement contributions/normal benefits is about $6,500 - $7,000. Our normal monthly household bills are about $900 (food/utilities/telephone). These things we share jointly. This debt payment is solely mine because I came into our marriage with it, and it's my wish to pay it myself. Other debt for me - I have a car payment of about $346 per month - 2 years left, and a student loan payment of $125 - I think 3-4 years left. I also have a balance on a credit card (seperate from this loan, and that is scheduled to be paid off by the end of October). I am paying off a bank of america credit card with a $10,000 balance at 16.99%, and another lending club loan (7600 at 12%). Basically, I just want one payment. Hopefully in early 2010 I will apply more than the regular payment to this loan.

Member Payment Dependent Notes Series 449956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449956	$20,000	$20,000	12.53%	1.00%	October 19, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449956. Member loan 449956 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Sidelines Inc	Debt-to-income ratio:	3.65%
Length of employment:	7 years	Location:	Glendale, AZ

Home town:
Current & past employers:	Sidelines Inc
Education:

This borrower member posted the following loan description, which has not been verified:

553081 added on 10/09/09 > I had purchased 40 acres that had a ballon payment after 10 years, the loan was held by the seller. The loan was supposed to have an option to extend an additional 3 years but the seller decided due to the economy and his investments not returning what he needs for retirement he needs his money now. I was not anticipating this as until now he was fine with the extending the loan an additional 3 years. 553081 added on 10/09/09 > After paying for 10 years I do not wish to have this taken away and will do what is necessary to keep this property.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,231.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures and expedite their completion. Thank you.	I will have my income verified thank you.
Greetings - What is the rate and payment you are making now on the loan? Regards; Art	The rate right now is 10% and the payment I have is $645.89
Does this $20,000 cover the entire amount of the balloon payment? How does the $669.33 / month payment on this loan compare to the payment you have been making on this property? Thanks in advance for your responses.	The payment is almost the same as I pay $645 per month now.
I am interested in helping fund your loan but first have a few questions. Would you please briefly describe the type of work you perform at Sidelines Inc? Do you have other loans outstanding, such as car loan, student loan, home equity loan, etc? If so, what are the monthly payment amounts, and the principal balances outstanding? What are your approximate total monthly living expenses (excluding loan payments listed above)? Do you have a savings account or other emergency fund? If so, how many months total expenses will it cover? Would you please verify your income with Lending Club? You may need to contact them for instructions. I believe it entails faxing them copies of W-2 forms, 1099 Forms, or similar income documentation. Thank you for the additional information.	I run the accounting department as well as being the office manager every year I take on more responsibility with the company, I have been there for 6 years and love my job. I have no other loans my student loans have been paid off and so have my car loans. I will have my income verified ASAP. I have an emergency fund that will cover 4 months of expenses. The company I work for has been in business over 10 years and is stable. My total expenses per month for mortgage, electric, car insurance, water, phone would total around $2,000 to $2200. This figure does not include the land payment if we included the payment for this loan we would add in almost the same amount of money that I am paying out now. If you have anymore questions I will be glad to answer them.
What is the amount of balloon owed on your land loan?	It is approximately $24,500
This loan is only for $20,000. How will you make up the difference?	I have several payments in the bank to add to this amount to make up the difference. I am only asking for what I need.
Hi. No need to answer this one. I will be funding a portion of your loan. I am a fellow accountant by profession as well. Please don't let us down!	Thank you.

Member Payment Dependent Notes Series 449978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449978	$25,000	$25,000	11.83%	1.00%	October 19, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 449978. Member loan 449978 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,650 / month
Current employer:	Interstate Collision Center	Debt-to-income ratio:	2.51%
Length of employment:	10 + years	Location:	North Hollywood, CA

Home town:
Current & past employers:	Interstate Collision Center
Education:

This borrower member posted the following loan description, which has not been verified:

551144 added on 10/08/09 > I am adding an extra room to my house, I just need this amount to finish this project, I went a little over budget.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,069.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please clarify your length of employment and income. What is it that you do at Interstate Collision? Also, how much is 'a little over budget'? Regards; Art	Type your answer here. I have been with Interstate collision center for 11 years. It was called Excaliber before, untill 4 years ago it became known as Interstate. I Supervise over 40 employees. Over budget meaning I started with a small remodeled that turned into a additional room.
what is the purpose of the loan, your worked there for 100 years? , what do you do, what are your monthly expenses in detail (provide numbers), please contact Lending Club to verify income.	I work at Interstate Collision Center, I supervise over 40 employees. Ive been working there for 11 years. When I was feeling in the application online, for lenght of employment, it gave me a tab for 10 +, so i selected 10+, but it shows 100 years for some odd reason. My expenses with my mortgages/car/,etc., is about $6,500 monthly.
VERY interested in how to live 100 years as you have been working at same job for 100 yrs? :) Would repayment of this loan along w/other obligations (please list all) be a problem? Is income shown personal or business income verifyw/LC please.	When feeling in the online application, for length of employment, it gave me a tab of 10+, so I selcted 10+, but for some odd reason it shows 100 years. I have been at Interstate for 11 years. No repayment of this loan will not be a problem because I make plenty of money to cover this 700-800 monthly payment. I supervise over 40 employees. Its not your average collision center, our facility is over 24,000 squar feet. My monthly expenses with mortgages and everything is about $6,500/monthly. So im very comfortable, i just need this loan to finish my construction. I have credit card, but interest rate on a cash advance is about 22%. So this will help. Thanks
Please verify your income with Lendingclub and I will be happy to invest in your note.	Thank you, I have faxed lending club everything they have asked for over the weekend.

Member Payment Dependent Notes Series 450001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450001	$3,200	$3,200	13.57%	1.00%	October 21, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450001. Member loan 450001 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Banfield the Pet Hospital	Debt-to-income ratio:	17.50%
Length of employment:	3 years	Location:	SAN LEANDRO, CA

Home town:
Current & past employers:	Banfield the Pet Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

553159 added on 10/10/09 > The funds are going to be used going towards my grandfather's medical bills since he has had 2 strokes and needs to go through physical therapy and nursing home since he just had his leg amputated. I have a stable job working as a nurse at a pet hospital, i have pretty high sinority at that job since i have been there for 2 years. All my payments are made on time and are mostly automatically deducted from my account every month.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,794.00	Public Records On File:	0
Revolving Line Utilization:	86.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 450048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450048	$5,500	$5,500	7.74%	1.00%	October 14, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450048. Member loan 450048 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Fujisankei Communications International	Debt-to-income ratio:	4.38%
Length of employment:	1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Fujisankei Communications International
Education:

This borrower member posted the following loan description, which has not been verified:

553240 added on 10/08/09 > This loan will be used to consolidate my credit card debt. I have an excellent credit history, a monthly budget of around $1,200, and work for a very stable company.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,467.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. I would love to help. Please explain why your are requesting 5.5K when your current debt is listed as 3.5k. Additionally will you list out the current balances, required minimum payments, and your usual monthly payments for the debt you will be paying off with this loan? Finally please explain the recent credit inquiry on you credit report. Did you recently apply for anotherr loan or cc that will increase your overall debt? Thank you.	According to my calculations, I am about 5.9k in credit card debt: HSBC=$2,698 with a minimum payment of $81; Barclay's=$688 with a minimum payment of $24; Chase= $774 with a minimum payment of $35; and Bank of America= $1,755 with a minimum payment of $25 (bal transfer). I also have another credit card with Chase, but I use it only for work expenses (reimbursed monthly). I usually pay $500 monthly towards the balances. Finally, I didn't apply for another loan or credit card. I believe that the recent credit inquiry was because I had a friend check my credit for me. I hope that this information is sufficient. Thank you

Member Payment Dependent Notes Series 450071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450071	$14,000	$14,000	8.94%	1.00%	October 14, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450071. Member loan 450071 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	RLI	Debt-to-income ratio:	14.33%
Length of employment:	8 years	Location:	Medina, OH

Home town:
Current & past employers:	RLI
Education:

This borrower member posted the following loan description, which has not been verified:

553288 added on 10/08/09 > I plan to use the funds to pay off higher interest credit card debt. I have been employed by the same company for more than 7 years in a stable sector. I have an undergraduate and graduate degree in accounting. I have weighed my options and this is clearly the best option. I hope to find a lender who believes I am their best option as well.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,984.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list the credit cards you are paying off and what the interests rates are for each one? Thank you kindly.	My credit card story is simple - two cards that I took out at 8.99% fixed and 9.99% fixed. Over time the rates have been increased and moved to variable APRs. The last straw was late this summer when one of the issuers raised the rate significantly, then sent an opt-out notice. When I called I was told that the rates were going up universally and there would be no negotiating the rate downward. This was not due to missed or late payments on my part, just a universal hike and freeze in rates. The rates are in excess of 20%. I did my homework and worked through the math. With my bank currently at 12% for personal loans, lendingclub was the best option. I hope you can help me meet my goal.
Does the $444.81 payment fit comfortably into your budget? How much is your house payment? Do you have other monthly debt that this loan will not cover?	My house payment is about $1300.00 - with escrowed taxes and insurance. The payment does fit comfortably in my budget - in fact, it is equal to the minimums I pay now on the credit cards. I do not have a lifestyle that is beyond my means - in other words, I absolutely can use this loan and pay off the debt WITHOUT incurring further credit card debt. I hope this helps and hope you can help me reach my goal.
Can you please talk about how the credit card debt was accrued? Thanks.	The cards are not newly opened. The debt was accrued over time - not one source (I didn't go on a big trip, etc.) Please see some of the other questions answered for further info. I have a strong budget that allows for a cushion at the end of the month. I am actively contributing to a 401k and have ESOP stock options at my firm. After research, lendingclub is the best option available to me - taking a loan against a 401k (bad option), cashing options in early - these are all things I looked at that don't make as much sense. I hope you can help me meet my goals.
1. Will this loan be used to pay off the $11,984 balance? 2. Do you have other debt? 3. How much is your mortgage? 4. To what "stable sector" do you refer? I hope these questions aren't offensive, and that your loan is funded soon. Thank you for your reply.	Please see the other questions I have answered - I have covered the majority of your questions. The one I haven't covered is stable sector - the answer is insurance, on the commercial side. I hope you are able to help me meet my goals.

Member Payment Dependent Notes Series 450129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450129	$10,000	$10,000	11.14%	1.00%	October 16, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450129. Member loan 450129 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	AT&T	Debt-to-income ratio:	4.53%
Length of employment:	1 year	Location:	Marina del Rey, CA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

553399 added on 10/08/09 > This is towards the purchase of a triathlon specific road bike. 553399 added on 10/13/09 > I plan to use these funds to purchase a triathlon specific bike before the year end sales on this years models are over. I have very stable employment with AT&T as a DSL technician and I have been with this company for over ten years and my field shows no signs of slowing down. We are a union company as well which makes it very difficult to just lay people off with no substantial reason. I make about $69,500 a year before for addition 10% shift differential is factored in which makes that number closer to $75,000. My credit score is over 700 so I am generally considered to be a very stable credit risk. All in all I think this lending club is a great idea and I've decided to become an investor myself. Thank you for your interest.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,312.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at AT&T? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Systems Technician (DSL Tech) which basically means if a customer has an internet issue or a related phone issue I respond in the field to repair it. I am the sole wage earner in my household and I believe my debt to income ratio is somewhere around 10-15%. In case of job loss, I do have enough in assets to cover the loan amount in full. Thank you for your question and I hope I helped.
What is your job at AT&T? Could you break down your monthly expenses? Rent, existing loan payments, car payment, credit card payments, etc.?	I am a Systems Technician (Data Comm). It's simillar to a service tech for the phones but I also repair DSL. I've been employed there for 10 1/2 years. I have a car payment of $267 a month but no other outstanding bills. besides utilities. My rent is $1337 a month. I hope this helps you.
Please contact AT&T about verifying your income. Thanks.	According to employment verification from my company's intranent, my annual salary is $69,498. That does not take into account a 10% differential on top of that number for working swing shift. Also, upon review of my profile I noticed that it said I've been employed by AT&T for 1 year. It is actually over ten years. I was hired on April 26, 1999. I hope this answer helps.
What triathlon did you most recently finish and what is your next race? Do you compete for prize money?	The most recent triathlon that I did was the Nautica Malibu Triathlon on Sept. 13. I'm an age grouper so I did not compete for prize money but I did place fairly well for my age group. I'm doing the Catalina Triathlon next but it's a fairly short triathlon that I'm just doing to round out the year. Next year I'm going to be training for three Ironmans so I'll have to say good by to all of my free time.

Member Payment Dependent Notes Series 450131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450131	$6,000	$6,000	13.22%	1.00%	October 14, 2009	October 22, 2012	October 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450131. Member loan 450131 was requested on October 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Stored Value Solutions	Debt-to-income ratio:	4.71%
Length of employment:	7 years	Location:	Louisville, KY

Home town:
Current & past employers:	Stored Value Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

553401 added on 10/09/09 > My loan will be to payoff my credit card balance. I always paid my payments on time and paid more than the minimum . The credit card company has recently raised my interest to 24%. Last week I was informed my card would go from fixed to variable. I work for a company that keeps growing making my job stable and me loan worthy. Please...your help attaining the amount needed to payoff the balance will be greatly appreciated.

A credit bureau reported the following information about this borrower member on October 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,285.00	Public Records On File:	1
Revolving Line Utilization:	52.80%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.09.2009 Small investors together help fund LC borrowers loans. Questions I have concerning your requested $6K loan are: 1. Position and responsibilities Stored Value Solutions are? 2. $3,417 reported gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Mortgage payment per month? 4. Car payment(s) per month? Questions 3 onward borrower loan application information is not displayed on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Thanks in advance for your answers. Good luck with your loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Hi, Thank you for the opportunity to answer your questions. I work as a third shift computer operator and am the sole wage-earner. My monthly morgage payment is 843.96. I refinanced my home in May. My truck is paid for.
Greetings - Could you please explain your public record? Regards; Art	My bankruptcy was the result of my late husband being laid off and had to take odd jobs. When he went back to work he was injured on his machine and had to take more time off. At that time my salary couldn't support us. My husband died with stomach cancer 5 years ago. I've rebuilt my credit back to a good rating and am working to achieving an execellent rating with the credit company.
what is the pubic record, what do you do, what are your monthly expenses in detail (provide numbers), please contact Lending Club to verify income.	I've addressed the public record info in a previous question from another Lender. My monthly expenses are Truck insurance $78.65, Morgage payment $843.96, Water $75.00 bi-monthly, Cable,Phone,Internet $81.21, Credit card $169.00,Electric winter $155 to $220 and Electric summer $55 to $70. Groceries $133 weekly for my dog and me, Gas $20 to $30 weekly. House alarm $40.00 month, Misc $100 to $200.00 monthly I'm a computer operator working 12hr rotating night shift.
Can you please explain the bankruptcy that appears on your report? Thank you	My bankruptcy was the result of my late husband being laid off and had to take odd jobs. When he went back to work he was injured on his machine and had to take more time off. At that time my salary couldn't support us. My husband died with stomach cancer 5 years ago. I've rebuilt my credit back to a good rating and am working to achieving an execellent rating with the credit company.
Can you explain you last Public record? How much is your Mortgage + Tax & Insurance? How much is your Utilities? How much do you spend on Transportation? Please any on going Expenses?(life ins, gym, cell, etc.) Do you have any dependents?	My bankruptcy was the result of my late husband being laid off and had to take odd jobs. When he went back to work he was injured on his machine and had to take more time off. At that time my salary couldn't support us. My husband died with stomach cancer 5 years ago. I've rebuilt my credit back to a good rating and am working to achieving an execellent rating with the credit company. My monthly expenses are Truck insurance $78.65(my truck is paid for), Morgage payment $843.96, Water $75.00 bi-monthly, Cable,Phone,Internet $81.21, Credit card $169.00,Electric winter $155 to $220 and Electric summer $55 to $70. Groceries $133 weekly for my dog and me, House alarm $40.00 month, Misc $100 to $200.00 monthly. Cellphone $25.00 mo. I'm a computer operator working 12hr rotating night shift and live 10min from my job making my transportation run $20 to $30 weekly. My life insurance I have with my job. I'm not a gym member. My son is grown and married and my only dependent is my dog.
Hi, I won't ask you questions that you've already answered over and over..and over. I would like to ask what your current credit card rate(s) are. Thank you!	Hi, As of 9/29/09 my annual percentage rate is 24.99% and my nominal annual percentage rate is 24.99%(v). I only have the one credit card. Thank you for your question.

Member Payment Dependent Notes Series 450142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450142	$5,000	$5,000	16.00%	1.00%	October 19, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450142. Member loan 450142 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,476 / month
Current employer:	NDI	Debt-to-income ratio:	22.90%
Length of employment:	7 years	Location:	Alexandria, VA

Home town:	Mt.Rainier
Current & past employers:	NDI, Smithsonian Institution
Education:

This borrower member posted the following loan description, which has not been verified:

553419 added on 10/09/09 > I am a single parent with a teenage son who now at 50 yrs old is finally able to pursure the American dream of owning my own home. I want to consolidate my debit into one monthly payment which will help me to qualify for a little higher amount when purchasing my new home. Help make my dream come true. 553419 added on 10/10/09 > I have been at my current job for over 6 yrs and in the profession for 30 yrs. I pride myself in working hard and paying my bills on time and setting a good example for my teenage son. This is the house we have been wanting for sometime.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	62
Revolving Credit Balance:	$6,632.00	Public Records On File:	1
Revolving Line Utilization:	26.80%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hey good luck with the home. Can you explain the circumstances of the public record? What and how much was it for, how/why did it happen, is it satisfied or still outstanding. Have you found the house you want to purchase? What is the price range of the house you found or are looking for? Have you qualified for a mortgage yet? What is your rate and expected monthly payment? Thanks,	The public record was for 1400.00 which was a judgement and has been paid in full. It was for a credit card bill that my sister had run up and I thought she was paying on. It was from 2003. It had been sold to another company which in turn put on the judgement. It was my fault for trusting family to take care of something in my name. Since then I have not let anyone use my CC for any reason. Lesson learned. As I said I have paid the judgement in full. I have found the house it is 120k which I am putting down 10% it is FHA for 5.00% I have qualified for my mortgage thru SunTrust Bank for up to 160K On $110,000.00 @ 5.0% w/ principal, interest, taxes and Insurance the Mo. payment should be around $820.00 per month.
I'm interested in funding your loan request. Please lay out your monthly budget after you purchase your home: =Net income - Mortgage - LC Loan Payments - Car Expenses - Groceries, Utilities, etc. - Credit Card Payments - Cable, Entertainment - etc..... = Disposable income. Thanks and good luck with the funding!	Net income= 4975.00 Mortgage= 900.00 LC payment=175.00 car expenses=300.00 Utilities= 136.00 Food= 400.00 CCpayments=0.00 ( LC loan to combine into one payment ) Cable= 90.00 odds/ends=150.00 Disposable income $2824.00 per month
Why do you need a 3 year 5K loan if you have almost 3K disposable income per month?	I wanted to consolidate all my cc's in to one payment that as a whole is lower interest. I also want to have as much disposable income freed up to replenish my savings and know that I have free money in the event of any new house expensives that may come along the first few years of owning a older home. This way I know the amount of my bills monthly and have a budget set up to cover the first 3-5 yrs of homeownership without worries. I also in about 3 yrs will have my son's college to pay for so much of that disposable income will be going into savings, cd's etc to aid in that expense.

Member Payment Dependent Notes Series 450154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450154	$3,000	$3,000	11.48%	1.00%	October 14, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450154. Member loan 450154 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	air tight llc	Debt-to-income ratio:	7.96%
Length of employment:	4 years	Location:	toms river, NJ

Home town:
Current & past employers:	air tight llc
Education:

This borrower member posted the following loan description, which has not been verified:

553455 added on 10/09/09 > personal loan for home improvement

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$7,562.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do at your job? what was the reason for your last delinquency?	sheet metal forman

Member Payment Dependent Notes Series 450171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450171	$8,150	$8,150	12.87%	1.00%	October 19, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450171. Member loan 450171 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	JEAcoustics	Debt-to-income ratio:	23.57%
Length of employment:	6 years	Location:	Austin, TX

Home town:	Palisade
Current & past employers:	JEAcoustics
Education:	Colorado School of Mines

This borrower member posted the following loan description, which has not been verified:

553486 added on 10/09/09 > With this money I will be able to eliminate the last of my high interest credit card debt which I accumulated during college. I started only a few years ago with balances exceeding $25,000. Through discipline and good planning, I am closer and closer to being consumer debt free. The more of my balances that is paid off or gets moved into low interest accounts, the faster I can achieve this goal and then move on to the next goal of owning a home. 553486 added on 10/10/09 > I am an acoustical consultant holding a degree from a prestigious engineering school. Acoustics is an extremely stable field. There is high demand yet relatively few qualified engineers. In two weeks I'll be taking the PE license exam. Upon earning my license, my potential value as an employee will increase, as will my salary.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,508.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How does the $274.12 / month payment on this loan compare with what you are paying on this credit card debt currently?	The minimum payments on the two cards I will pay off with this loan currently add up to about $260, so that is a comparable amount. I am, however, currently paying quite a bit more in total towards credit cards each month, as my goal is to eliminate my revolving credit debt altogether. In addition to the two cards I mentioned, I have a third high-interest card with a balance now less than $1,000 to which I have been paying $300 to $500 per month. Barring any unforeseen circumstances, that balance will be $0 in three months. My existing plan is to then pay that $300 to $500 per month towards one of the remaining high-interest cards. This loan allows me to change my plan. I can use that $300 to $500 monthly instead to pay off the remaining low-interest credit card debt I have over a period of around 8 to 10 months. Overall, I will be able to eliminate all of my revolving credit debt much faster and pay less interest over time. When all revolving credit debt has been paid off, I will begin saving for a home purchase and maximizing my retirement savings. I will also look to increase my student loan payments to put more towards principal each month. If all goes according to plan, eventually my only debt will be a mortgage.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I was married in June, meaning there are now two wage earners in the household. Our combined income is around $90k annually. Our rent is $860. We have no car loans. I have student loan payments of around $300 per month, she has none. We put about $1650 into our joint account every month and that is sufficient to cover our rent, phone, utilities, internet, food, eating out, going to shows, going to movies, etc, and we usually have $100 to $500 remaining that typically gets paid toward debt. We have had a joint account for around a year. That debt that will be paid off with this loan is on two cards with a total balance of about $8150 (hence the amount of the loan). The combined minimum monthly payment for both accounts is currently about $260. Both cards have interest rates around 30%. Experienced acoustical engineers are in high demand. It is extremely unlikely that I would lose my job, but if that were to somehow occur, finding another job would be easy. I could probably be back to work again within a month. I have an open invitation to come back to work for my previous employer.

Member Payment Dependent Notes Series 450187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450187	$12,000	$12,000	11.48%	1.00%	October 19, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450187. Member loan 450187 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Ernst & Young	Debt-to-income ratio:	3.47%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Ernst & Young
Education:

This borrower member posted the following loan description, which has not been verified:

553527 added on 10/09/09 > Hello. I am an accountant in New York who has been working at "Big 4" accounting firms consecutively for the past 4 1/2 years. Since I provide some special niche services in my industry, I am never in danger of losing my job involuntarily. This loan will help me consolidate some debt I incurred as a result of helping family members with some rather large (but necessary) medical and legal bills. I don't complain about incurring the debt because it was the right thing to do. Now all I would like to do is pay one bill at a decent interest rate instead of 4 credit cards at high rates. Thank you for your interest.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,739.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are the niche services you provide? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Thank you and good luck with your loan	Thank you for your question. I provide financial consulting services for a specific type of firm. I cannot provide more detail than that because I am the only person in my firm doing the kind of work I do and could be identified. As far as my financial situation goes, I am the only person I my household. My net monthly take-home income is $4,580 My monthly rent plus utilities and cable is $1,700. Other expenses: cell phone, transportation, food, household expenses = $660 per month. I have 4 credit cards with a total outstanding balance of $10,460 and one loan with a balance of $1,300. The interest rates on these debts vary from 12%-21% and I pay around $250/month in minimum payments. These are the only debts I have and I will be using this loan to pay them off. I hope this provides the information you need.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $20,739.) Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Outstanding Debts: American Express = $2,100 Bank of America = $6700 Capital One = $1050 Chase = $700 Capital One personal loan = $1,300 Part of the balance showing in my credit history is not mine. It relates to my mother's American Express card for which I was a cardholder for 3 years after college. A balance of $10,000 remains on the account, but I am not responsible for it nor did I incur it. My responsibility for the account was voluntarily terminated in 9/07. Unfortunately, my savings account has been depleted as a result of the unexpected expenses I incurred assisting in family matters. I have a 401k with my firm that has a balance of about $24k. I will contact Lending Club to have them verify my income.

Member Payment Dependent Notes Series 450188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450188	$2,500	$2,500	12.53%	1.00%	October 15, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450188. Member loan 450188 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,280 / month
Current employer:	jmg custom homes	Debt-to-income ratio:	20.63%
Length of employment:	7 years	Location:	CICERO, NY

Home town:
Current & past employers:	jmg custom homes
Education:

This borrower member posted the following loan description, which has not been verified:

553528 added on 10/10/09 > new furniture

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	4
Revolving Credit Balance:	$1,163.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 450213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450213	$7,500	$7,500	8.94%	1.00%	October 15, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450213. Member loan 450213 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Consumertrack	Debt-to-income ratio:	21.55%
Length of employment:	1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Consumertrack
Education:

This borrower member posted the following loan description, which has not been verified:

553603 added on 10/09/09 > I've gotten loans from Lending Club before and they are in good standing. I'm gainfully employed, but, like everyone else, have had my credit card rates jacked up to a point where I think a loan is better for my financial future. I want to get rid of all my credit card debt and this will substantially help.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,356.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Consumertrack? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I'm not a manager, but I am a web producer and have been for three years now. I'm single, but I have a good handle on all my other finances. I'm almost done paying off my car loan, and I have minimal student loan debt. Combine i probably pay about 300 on them a month. I don't have any other bills other than electricity, etc. If i do lose my job, I have family I can move in with. I also have a decent stream of freelance work that will continue.
Your credit history looks good. How much of your monthly take-home goes to rent?	A little less than 1/3 of it.

Member Payment Dependent Notes Series 450219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450219	$12,000	$12,000	11.48%	1.00%	October 15, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450219. Member loan 450219 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,751 / month
Current employer:	City of Akron, Ohio	Debt-to-income ratio:	24.61%
Length of employment:	5 years	Location:	Akron, OH

Home town:
Current & past employers:	City of Akron, Ohio
Education:	Hammel Business College

This borrower member posted the following loan description, which has not been verified:

553616 added on 10/09/09 > I have several credit cards that have recently raised my rates for no particular reason but that times are tight for them. I would like to consolidate and pay off those cards at a lower rate, which will save me money as well and not give any more to the credit card companies that absolutely necessary!

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,820.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities with the city? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the Account Clerk III for my dept at the City. We are federally/state funded and technically the City is my "customer" along with all other locations of Summit/Portage Counties and Chippewa Twp in Wayne County. My son currently lives with me (26yo) and is looking for work since his seasonal position ended at Progressive Field. I do not include his income in my budgeting. If he can help he does, if not, I am not effected. Being in accounting, I use a spreadsheet for my monthly bills. I have monthly take home (with 4 Fridays) of $1833 and outgoing bills (including cc payments) of $1757---this includes my mother's mortgage on the home I live in of $598/mth (with 10 years left). When I am not able to pay this, my mother pays it, as it is her home, her loan. I have always taken care of the insurances and property taxes though and those are included in the monthly total above. It is the first mortgage and there is no HELOC, it's a closed end loan. I have money saved for emergencies--about 6 months worth of bills. I would hope this would allow me to float until finding another job. In this economy, I don't know that there is a sure thing as far as contingency goes. I think my only consolation is that my job is tranportation oriented and government. Hope this helps and thank you for considering helping me!

Member Payment Dependent Notes Series 450224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450224	$6,000	$6,000	11.48%	1.00%	October 16, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450224. Member loan 450224 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,032 / month
Current employer:	jamestown public schools	Debt-to-income ratio:	18.20%
Length of employment:	10 + years	Location:	ashville, NY

Home town:
Current & past employers:	jamestown public schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	79
Revolving Credit Balance:	$50,935.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Jamestown? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a teacher with the Jamestown Public School District. Have been there for 19 years. I have had tenure for 16 years. I will NOT lose or get laid off from my job, until I retire. My wife is a counselor with same district for 4 years and is tenured as well. My salary is $60264/year. Our combined salary is about 100 k. We live in highly taxed New York State. After all the deductions, my take home pay is $4100/month. I would like to pay off a higher interest credit card with this loan and do some home improvement. I have owned my home (15 years left on my mortgage) since 1994. I have never defaulted on a loan or been bankrupt. I owe no alimony, child support or back taxes. We own a 2005 Honda Accord and a 2004 F150. They are both paid off. I do not have any auto loans. I own several classic cars as well. I am a good citizen, work hard, provide for my family (2 kids) and pay my bills on time. Thanks
I'm looking to invest in your loan - Good luck on funding... You are requesting $6K and your revolving credit balance is $50K = what portion of the $50K will be paid off and what makes up the balance of this amount?	6k of the 50k will be paid off, which is a credit card with an interest rate of 20%. Rate originally was 7% then rate expired and rose to 20%. Need to lower it and work on paying down my debt.
I understand 6k of your 51k revolving credit balance is a high-interest credit card. What makes up the remainder?	10k in credit card, 40k in college loans

Member Payment Dependent Notes Series 450289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450289	$1,500	$1,500	12.87%	1.00%	October 16, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450289. Member loan 450289 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,950 / month
Current employer:	Mountaineer Casino	Debt-to-income ratio:	22.71%
Length of employment:	10 + years	Location:	East Liverpool, OH

Home town:
Current & past employers:	Mountaineer Casino
Education:

This borrower member posted the following loan description, which has not been verified:

553750 added on 10/09/09 > I have recently moved, and would like to purchase a few new needed items for my home. I am current on all payments required of me. I have been employed at my current job for 12+ years. 553750 added on 10/10/09 > Any and all contributions are greatly appreciated!!!

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	11
Revolving Credit Balance:	$705.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 450292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450292	$4,400	$4,400	7.40%	1.00%	October 14, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450292. Member loan 450292 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Newcomb Spring	Debt-to-income ratio:	2.39%
Length of employment:	1 year	Location:	Wolcott, CT

Home town:
Current & past employers:	Newcomb Spring
Education:

This borrower member posted the following loan description, which has not been verified:

553755 added on 10/09/09 > My daughter needs a car for work, college and church (she plays the keyboards for our Worship Team). She is paying her way through college. I have seven children:5 boys and 2 girls.

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,779.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a high monthly income for such a small loan - why are you looking to borrow at all?	My salary was reduced 20% back in March because of these difficult economic times. I also have seven children, with three of them currently in college.
What do you do at Newcomb Spring? Where did you work and for how long before that?	I work as the Engineering and Quality Assurance Manager. I have been employed there for over 11 years.

Member Payment Dependent Notes Series 450393

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450393	$6,500	$6,500	7.74%	1.00%	October 19, 2009	October 23, 2012	October 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450393. Member loan 450393 was requested on October 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,170 / month
Current employer:	United Food and Commercial Workers	Debt-to-income ratio:	16.39%
Length of employment:	10 + years	Location:	Riverview, FL

Home town:
Current & past employers:	United Food and Commercial Workers
Education:

This borrower member posted the following loan description, which has not been verified:

553917 added on 10/09/09 > Borrower with Excellent Credit

A credit bureau reported the following information about this borrower member on October 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,524.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There must be an error in your profile. It shows your length of employment as "100 years". Could you please correct?	Length of employment is 11 years.

Member Payment Dependent Notes Series 450443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450443	$14,400	$14,400	12.53%	1.00%	October 19, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450443. Member loan 450443 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	n/a	Debt-to-income ratio:	3.29%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:	dbox, The 7th Art, visualhouse ny, Cetra/Ruddy Incorporated
Education:	University of Idaho, Idaho State University

This borrower member posted the following loan description, which has not been verified:

554017 added on 10/10/09 > Reason for loan: Because of new clients in Utah, I'm traveling back and forth between Salt Lake City and New York City. It would reduce my expenses to purchase a vehicle instead of renting one repeatedly. What makes me a good borrower: Great morals along with very low monthly expenses make me an ideal borrower. Always pay my debts early, as shown by my credit score. Job Stability: I've been in this industry for 6 years, and it's my passion to do what I do, I don't believe there is anything that could change my career choice. 554017 added on 10/10/09 > Reason I'm using lending club is both out of curiosity and because the rate is comparable to both my banks. As far as my job, I'm a freelance technical and art director providing services on site, as well as illustration and animation services for the design industry. I went freelance last year because I enjoyed the lifestyle a lot more. Last year I was in charge of a Manhattan architectural illustration and visualization studio which is still running strong and working alongside firms like KPF HOK and Gensler. As far as my expenses each month. They're pretty minimal. Clients pay for my travel expenses, and since I've moved into the apt my fiance owns, I have sublet my village apartment for the rest of it's lease, leaving me at: 0 rent per month 46 per month for a computer loan 178 for an old student loan. and 400 to 500 a month for food. Feel free to ask me any questions. You have my gratitude for your consideration,

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$400.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am confused - your clients are paying your travel expenses - to drive from NYC to UT, and you want to buy a car to reduce your clients' costs? When you are in NYC, what is it going to cost you to park the car? Most NYC folks that I know have sold their cars just to eliminate the high cost of parking it. Have you considered other alternatives, such as moving to UT where your 'job' is, or flying back and forth instead of driving?	Sorry for the confusion CriticalMiss. I fly back and forth from NYC to UT because I have clients in both cities, my UT clients are generous enough to cover my hotel and flight, but not a car rental. I've been renting a car when I fly into SLC. I'd like to purchase one and just leave it parked at a friend's garage in SLC so I can use it when I fly in. Thank you for your thoughts. Let me know if there is anything else I can answer.
Thank you for your prompt response. Now it makes more sense, provided that the total costs of owning the car (loan payments, reg, insur, etc) and it is less than what you are paying to rent cars. Good luck.	No problem. If I make at least two trips a month I should be close to the same cost. -Best of luck
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures and expedite their completion. Thank you.	Thanks for the info. Already on it.
If you are going to buy a new car, why aren't you getting financing between 1.9 - 3.9% from a dealer rather than the higher interest rate here?	Thank you for the question, the car I'm looking at is not a new vehicle. I prefer buying used cars so that I don't have to take the big new car depreciation hit.
What if your living arrangements change - your girlfriend asks you to move out. What was the rent on your leased apartment?	My fiance and I are very stable, and plan for marriage. I suppose if things did go horribly wrong or if we decide to purchase a bigger place together, I could pick up an extra contract or two. I would also have my uncle's place in Brooklyn as a last resort backup. I had not given all this thought before, thank you for your insight. Good Luck with your investments.
What will happen to the car once you are finished withe the job in UT?	Probably stay in Utah. I have friends and family in both Utah and Southern Idaho, so it would be convenient when I visit for holidays and the like. Thanks again.

Member Payment Dependent Notes Series 450493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450493	$6,000	$6,000	13.57%	1.00%	October 19, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450493. Member loan 450493 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Aerotek	Debt-to-income ratio:	4.83%
Length of employment:	2 years	Location:	Green Bay, WI

Home town:
Current & past employers:	Aerotek
Education:

This borrower member posted the following loan description, which has not been verified:

554168 added on 10/10/09 > I am a currently employed, 25 year old female. I currently have credit card debt totaling $2,433.55 and an auto loan of $2603.00. I will utilize the funds from this loan to consolidate my debt. I currently earn $33,000/year (base) plus commissions. With commission I earn $38,000/year. I currently live in a home with my fianc?? who pays the mortgage. I am responsible for the utility bills, and the grocery shopping. The only other debt I have, other than the aforementioned auto loan and credit cards, is a student loan of $18,000 that requires a monthly payment of $114.00 at an interest rat of 4.2%. I currently net $2000.00 per month. With this loan the consistent monthly payments I would have would include: $114.00 student loan; $203.00 lending club loan; $60.00 cell phone bill; ~$200.00 utilities & internet and $53.00 car insurance. Other common expenses include: ~$250.00 groceries and $80.00 gas. The reason I am sharing this with you, potential investor, is to assure you that I have the proper funds to repay you. I know if I was investing in a person I did not know, I would want as much information as possible. To be able to reduce the amount of interest I am paying on my current debt would truly lift a weight off of my shoulders, and would allow me to see the end point of my payments. I believe I am an excellent investment and you will not be disappointed if you choose to invest in me.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,629.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Thank you for the detailed explanation of you finances. It is appreciated. Your credit card utilization is fairly high at 90%. Could you please explain that? Regards; Art	The credit limits are low on the three credit cards I have. The limits are as follows: $750.00; $850; $1200. There was a point in my life, 2 years ago, after graduating from college where my cost of living and my wage were not making ends meet. I utilized my credit cards to pay for groceries, gas, car repairs, and younger brother???s schooling. Not all of my credit purchases came out of need, some of them came out of desire. The desire to have new jeans, go out to dinner, visit family etc. Most of my credit card debt did however, come from grocery and gas bills. I am not a frivolous spender, and currently utilize a budget to monitor and control my spending. I suppose you are wondering what will prevent me from doing that again. I am making considerably more money, and my bills have not increased, in fact they have decreased. I also have spent time with a financial planner at FISC. She helped me create an automated budget and I find great pride in knowing I am taking active steps to alleviate my debt. Thank you very much for showing interest in funding my loan, and I hope my answer answers your questions. If you have any additional questions, please feel free to ask.
What is your fiance's mortgage payment? What industry does he work in? Are you on the title of your fiance's property? Any dependents? Are you planning to verify your income with lendingclub by submitting a copy of your w2s/paystubs?	Good Afternoon. Thank you for the interest in funding my loan. My fianc?????s mortgage payment is $750.00/month and he is in beverage distribution, more specifically beer distribution. No, I am not on the title of his property. I do not have any children, just a black lab, who some would say is my child. I did select to have Lending Club verify my income; I was unaware I had to submit any documentation. I will figure out what I am supposed to do to verify my income, and would be happy to do so. Thank you again, and I hope this answers your questions. If you have any additional questions I would be happy to answer them.
I will be helping to fund your loan. Thank you for the great detail in your loan description. Wish all borrowers followed your lead.	Thank You for the compliment and your contribution!

Member Payment Dependent Notes Series 450497

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450497	$7,925	$7,925	8.94%	1.00%	October 20, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450497. Member loan 450497 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$60,000 / month
Current employer:	n/a	Debt-to-income ratio:	0.03%
Length of employment:	n/a	Location:	NEWINGTON, CT

Home town:
Current & past employers:
Education:	CCSU, University of Hartford

This borrower member posted the following loan description, which has not been verified:

554179 added on 10/10/09 > Hello to all the Lenders - and thank you in advance for funding this loan, I have a great opportunity to install a new furnace and airconditioning due to the tax credit available ($1500) and to two additional rebate programs ($900). I moved to my new (to me) home a little more than a year ago from a home that I owned and fully paid for. That home allowed me to expand to this new home and life has been really great ! The current mechanicals are 22 yrs old - and while they work fine - they are not efficient and that isn't cost effective in anyone's book today. The proposal is to install the Carrier Infinity Gas Furnace and a Carrier Performance condensor/coil. The monthly payment is manageable, and as a lender in LC - here's some other info that many of you have asked other folks: Annual income for this purpose is $60,000 - once you ask for a loan you can not make a change - ouch! so that is why the annual income looks stupid!!! I have no credit card debt, use them yes, and pay them off each month - get airline miles so I can travel :). I just refinance my mortgage from a 6% loan to a 4.875% loan - life is truly good, so that information may show up in the credit area. I personally don't wish to dip into my 'emergency fund' (currently at $25,000+). At this moment I do wish to get the tax credit and rebates. It does allow me to add an electronic air cleaner and a power humidifier to the system. I welcome any additional questions, Again, thank you for your consideration 554179 added on 10/10/09 > Additional informatin - Currently self-employed; 12 yrs - a CPA in public practice; 2 credit inquiries - having to do with the refinance see earlier; P+I = 994.91 554179 added on 10/12/09 > Thank You All!

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$865.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a loss of client base, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hi Roadtrip, 1, <Are you the sole wage earner in your household or is there another? > I'm not a wager earner, I run my own business and take a draw after expenses in the business. There isn't anyone else in the household. 2, <If there is another, what is your combined income?> not applicable = see #1 above 3,<So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc.> I do not have any loans other than my mortgage - so a list of expenses; Mtg as stated is $994; All the following expenses are 1/12 of my usual spending; I allocate based on my monthly draw and I balalnce out at the end of the year when I set the new budget. utilities $288; Food include dining out $406; Auto $183; Medical Ins& Disability $575; personal expenses, like clothing, subscriptions and charity $500; real estate taxes $357. 4.<In the case of a loss of client base, what is your contingency plan to repay this loan?> I service over 130 clients and my practice continues to grow. I have no major client and that is part of my plan - therefore not dependent on one client. Since my emergency fund is in excess of $25K, I'd write a check and pay off the balance. P2P lending works when the investors and borrowers all work together. Hopefully this will answer your questions fully and will encourage you to invest in my loan. Best to you!

Member Payment Dependent Notes Series 450565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450565	$15,000	$15,000	11.48%	1.00%	October 19, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450565. Member loan 450565 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Cal Poly, San Luis Obispo	Debt-to-income ratio:	4.98%
Length of employment:	3 years	Location:	Atascadero, CA

Home town:
Current & past employers:	Cal Poly, San Luis Obispo
Education:

This borrower member posted the following loan description, which has not been verified:

554312 added on 10/10/09 > I really need assistance in this challenging economic time of ours. I work at Cal Poly, San Luis Obispo and I'm also a grad student. I need to consolidate debts. Whatever help you can give me would be greatly appreciated. Thank you. 554312 added on 10/11/09 > Additional information: these funds will be used to pay off debt that will free up significant monthly cash flow. My job is rock-solid. However, the state budget crisis has led to employee furloughs this year. I have excellent credit and an excellent employment history.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,430.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My wife is a Cal Poly Alumni and we'd like to help with your loan. You really should have your income verified for lenders to feel good about loaning. What is your job responsibility at Cal Poly? How have the furloughs effected income? What are you getting your graduate degree in and will it lead to more income during the loan term? What is average interest rate on the credit cards you are consolidating? How did you get $13,000 in credit card debt? Will you destroy some of your cards after paying off the debt? Thank You.	Hello, I am happy to verify my income. However, I am new to this and I???m not sure how to go about doing it. I have sent an email to Lending Club???s member support to clarify the process. In the meantime, I have an email from the Cal Poly Payroll Office that details everything that is on my W-2. I can provide that immediately if necessary. As for the credit card debt???..I???ve realized that having a credit card is like being in a cage with a lion. And you pretty much have your head in the lion???s jaws. Despite a perfect payment history and always paying above the minimum payment, American Express and Bank of America slashed my credit limits and jacked up my interest rates with no warning. This occurred in the span of two to three months. My interest rate now averages 15-percent???..at least for now. That could change again. I understand this is happening to many people. I???m guilty of the housing-market insanity that gripped us a few winters ago. Much of the debt can be directly attributed to that. I owned two houses in 2007, one in North Carolina and one in Idaho. I sold the one in North Carolina (thankfully) before things really went south. I still own the Idaho property. I thought nothing of using credit to fix things and upgrade my properties. And why not? Housing prices were going to keep rising forever right? I could sell the place a few years from now and do quite well. But then reality hit. It turned into an undertow. I???m not blaming anyone. I have nobody to blame but myself. I will be closing the Bank of America account and one of my American Express cards. I will be keeping another American Express and a Chase card (which I???ve never used) open only for emergencies. Lesson learned. I work in the Cal Poly Public Affairs Office. I was the senior editor of Cal Poly Magazine for two years. If you get that in the mail, then you will know who I am. However, we have put the printing of the magazine on hold due to the state budget crisis. The furloughs have reduced my income by approximately 10 percent. They are scheduled to go through the rest of the academic year. I???m not worried about lay-offs???.I???m not on probation and I???m a union member. My graduate degree will be in Master of Public Policy with an emphasis in higher education administration. My plan is to stay at Cal Poly and serve in an administrative capacity. This is and always will be home for me. However other universities also will be an option. My income will increase significantly as a result. I hope that helps. Thanks for your inquiry.

Member Payment Dependent Notes Series 450579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450579	$5,500	$5,500	14.96%	1.00%	October 21, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450579. Member loan 450579 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	PPDG	Debt-to-income ratio:	18.74%
Length of employment:	7 years	Location:	ORANGE PARK, FL

Home town:
Current & past employers:	PPDG
Education:

This borrower member posted the following loan description, which has not been verified:

554340 added on 10/10/09 > TRY TO PAY OFF ALL MY DEBT ASAP.I AM GETTING THERE SO THANKS FOR ALL YOUR SUPPORT ....LUMI

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,655.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 450613

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450613	$7,500	$7,500	15.65%	1.00%	October 20, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450613. Member loan 450613 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	BASICS ETC	Debt-to-income ratio:	17.20%
Length of employment:	10 + years	Location:	FRESNO, CA

Home town:
Current & past employers:	BASICS ETC
Education:	Chaffey College A.S. AUTOMOTIVE TECHNOLOGY

This borrower member posted the following loan description, which has not been verified:

554405 added on 10/10/09 > Want Money to Upgrade my Website, and to do a comprehensive Google Ad campaign for the Holiday season. My website is www.upgradeanyauto.com Thank-you 554405 added on 10/18/09 > I thought you should also know that as part of my plan is to place ads in two Automotive Magazines that will target my best selling product to over a Million customers. If you vist my web site the Item I sell the most of is the Coco Mats. Please feel free to purchase with free shipping, just use "holiday" in the promotion box. Thanks

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,447.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please have your income verified by Lending Club. This will give investor's more confidence in your loan. Thanks and good luck!	I believe that they will. I gave them the OK to do so. Thanks
10.12.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $10K loan application to upgrade website are: 1. Position at BASICS is? 2. $10,000 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? 5. Credit card payments per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	Hi, First thanks for your service! I'm in sales, my gross income is $121,030.00 per year. That does not include my wife's. Mortgage is $2680 per mo. 1 car payment $ 391 per mo. CC payments about $890.00 I've been in the aftermarket parts business for 25 year this October. I've been with only 2 companys. The lastest for 10.5 years. I've emailed Lending club to verify my income, and correct my employment with Basics from 1 yr. to 10.5 yrs. Thanks.

Member Payment Dependent Notes Series 450635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450635	$6,000	$6,000	14.96%	1.00%	October 21, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450635. Member loan 450635 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	BAE Systems	Debt-to-income ratio:	13.80%
Length of employment:	5 years	Location:	Katy, TX

Home town:
Current & past employers:	BAE Systems
Education:

This borrower member posted the following loan description, which has not been verified:

554456 added on 10/10/09 > I plan to use this primarily for my wedding which will be right under a year from now. I just need a few extra thousand for some extra things to make it perfect. I also plan to use any extra money left over to pay off my credit card. I find it a smart thing to do so I would be able to pay off this loan a little bit faster without an extra credit card bill to pay every month.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,439.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.12.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $6K loan application are: 1. Position BAE is? 2. $6,000 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am a mechanic at BAE. I am the only one working right now. My gross income is about $50,000. No an exact amount but a pretty close estimate. I rent an apartment at the moment. 775 a month and about 20 dollars added on to that for my water bill. I have one car which i am still paying on which i pay 354.08/month. Thank you for your question. I hope I answered it well enough for you. If not than please let me know. Thanks.

Member Payment Dependent Notes Series 450647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450647	$5,000	$5,000	13.22%	1.00%	October 19, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450647. Member loan 450647 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,400 / month
Current employer:	millers construction	Debt-to-income ratio:	5.46%
Length of employment:	1 year	Location:	kanorado, KS

Home town:
Current & past employers:	millers construction
Education:

This borrower member posted the following loan description, which has not been verified:

554474 added on 10/10/09 > I've been at my job for the past 10 years and I believe in paying what I owe and always have.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,113.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Small investors together help fund LC borrowers loans. Questions I have concerning your requested $5K loan are: 1. What is the purpose of the loan? 2. Job position and responsibilities Millers Construction are? 3. Does your $2,400 reported gross income include just yourself or combined with another wage-earner? 4. Rent payment per month? 5. Car payment(s) per month? 6. Other monthly expenses? 7. Could you please provide income verification to Lending Club? Please contact Lending Club to find out how. Question explanations: Question 4: A borrower's loan information presented (in the profile section) does not display rent information on-screen to aid prospective investors; this is the reason why investors must ask borrowers for answers. Question 7: When Lending Club puts an asterisk by your gross income to show your income is verified, it gives prospective lenders more confidence in your ability to pay back the loan and are more willing to fund your loan. Thanks in advance for your answers and good luck with your loan's 100% quick funding! My investment occurs after I receive your clarifying answers.	KMDLEK, The purpose of my loan is to pay off 3 debts, one consists of $129 monthly, one of $118 monthly, and one of $75 monthly, totalling $322 monthly. If I was to get this loan, my monthly payment through The Lending Club would be drastically reduced. My job position is that of a laborer and my responsibilities are that the job is done in the time allowed for that job. My reported gross income is that of my own. My mortgage payment is $325 a month including taxes and insurance. I own two vehicles but they are both paid off. My other monthly expenses are Cable & phone;$120, Water;$50, Electricity;$125, Gas;$40($160 during winter), Food & necessities;$425. I will contact Lending Club to see how I can provide income verification to them. Thank you for your time.

Member Payment Dependent Notes Series 450656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450656	$5,000	$5,000	8.94%	1.00%	October 20, 2009	October 24, 2012	October 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450656. Member loan 450656 was requested on October 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	AT&T	Debt-to-income ratio:	22.09%
Length of employment:	10 + years	Location:	Spring, TX

Home town:	Houston
Current & past employers:	AT&T, Consolidated Stores
Education:	Ohio State University-Main Campus, Columbus State Community College

This borrower member posted the following loan description, which has not been verified:

554506 added on 10/10/09 > I have an excellent job that I have worked at for over 13 years. I want to be totally debt free in 3 years and this loan will help me accomplish this goal. My credit rating is in the good range which is really good in this economy. I always make my payments on time. My wife loves OSU since she is from Ohio. I love UT go Longhorns.

A credit bureau reported the following information about this borrower member on October 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,017.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the debt was accrued? Thanks.	I had some unexpected expenses arise. Tires needed on my truck. A death in the family that required an extended stay in Ohio. Things that I had to use credit cards for because I did not have the cash stashed away. The apr for this loan is lower than normal credit cards apr. Plus with it being paid off in 3 years versus paying minimum payments on the credit cards that would take considerably longer to pay off the balance.
how long have you worked for at&t, it can't be 100 years. and would you please verify your income via lendingclub?	Lending Club said they will update the information as soon as possible. I have already verified with them. No I have not worked for AT&T for 100 years. It will be 14 years the first of November.
boomer sooner! I apologize in advance for your upcoming loss this weekend! (: Despite our differences I will invest in your loan.	Thank you for seeing past our differences and investing in me. I guess I will have to be happy with the old saying "You can't win them all."

Member Payment Dependent Notes Series 450716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450716	$4,000	$4,000	12.18%	1.00%	October 16, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450716. Member loan 450716 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	NW Engineers	Debt-to-income ratio:	11.52%
Length of employment:	3 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	NW Engineers
Education:

This borrower member posted the following loan description, which has not been verified:

554687 added on 10/13/09 > Dear Sir or Madam: I will be using the potential funds to pay off a high interest credit card. I was appalled when I was lied to by Capital One regarding their recent interest rate hikes. I have been a Capital One card holder since 1998, have maintained an excellent interest rate and have always been faithful to their payment schedule, typically paying more than the minimum. If granted the funds the total amount would go towards closing my Capital One account. I wish to cease any further business with them. I can guarantee you that I will make my payments on time and that I am focused on paying off the loan sooner than the (3) year term. Thank you for your time and consideration. 554687 added on 10/13/09 > Please refer to Loan Description

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	16
Revolving Credit Balance:	$17,883.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the deliquency on your account? What is the rate on the credit card?	Thank you for contacting me. My Capital One account is in good standing and my interest rate is now 17.x% when it was at 7.x%. About 6 months ago, Capital One mailed out a Change In Terms document, from which I understood was saying that my interest rate would increase in August if I did not opt to close my account. After reading the document, I called Capital One and spoke with a representative to verify what I was sent. The representative reassured me that my interest rate would not change and that I had nothing to be concerned about???they actually chuckled and said that they were receiving lots of calls regarding the document. So, based on what I was told I choose not to close my account. I wish I had recorded the conversation, because I was disgusted when I received my August statement and it reflected a higher interest rate. I called many times and became extremely frustrated with the results. Customer service was of no assistance. I was told to write a letter, which I did and ended up receiving a typical form letter basically stating that nothing could be done. At this point, I would like to close my account and never associate with Capital One again. I guess it is more about business practices than my interest rate. I did not appreciate being deceived. If you would like a copy of the letter that I mailed to Capital One I can email it to you, or possibly post it in a text box if you email me back on Lending Club. I will not be able to do it until this evening though, as the letter resides on my home personal computer. Again, thanks for being in touch.
what is your other $17,883.00 in debt consist of?	I was wondering that as well. Actually, a majority of it must be from me being a co-signer on my x-wife???s student loan. I'm trying to get off of that. Which could happen in approximately a year. She makes the monthly payment. The only other things are as follows: Motorcycle: $1,900 left to pay Sears: $94.00 (to be paid in full this month) I hope that helps to clarify the number.

Member Payment Dependent Notes Series 450735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450735	$4,000	$4,000	13.92%	1.00%	October 16, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450735. Member loan 450735 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	The Thinking Child Academy	Debt-to-income ratio:	7.83%
Length of employment:	1 year	Location:	miami, FL

Home town:
Current & past employers:	The Thinking Child Academy
Education:

This borrower member posted the following loan description, which has not been verified:

554731 added on 10/11/09 > I have no student loans and completed my student teaching early. I currently have a teaching job at a private school in Homestead Florida and would like to consolidate my credit cards from college and pay my loan off as soon as possible.

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,323.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,323.) Do you have any other outstanding debts, like a car loan? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Thinking Child Academy? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes I would be using this loan to completely pay off all of my credit card debt. The remainder of the money would be spent taking my teacher certification tests which are shown at http://www.fl.nesinc.com/FL_testfees.asp. I have my bachelor's from Texas State University in Interdisciplinary Studies (Early Childhood through Grade 4) but only have my temporary certificate to teach in Florida. My car is completely paid for and I have a savings account in my family's name for any medical or financial emergency. I am a Kindergarten and 1st grade teacher at the Thinking Child Academy which is a low income private school in Homestead, Florida. The school day is from 8:30am to 2:00 pm and I spend my afternoons, from 2:00pm-5:00pm tutoring grades K-5. I have agreed to having Lending Club verify my income. I am currently paying $600 for rent and am not paying for utilities at this time. I usually spend $70-$80 for gas a month, $200 in groceries, and have both my car insurance and cell phone paid for. My only other bill in the future would be for health insurance as my employer does not offer any. Please let me know if you have any additional questions. Thanks!

Member Payment Dependent Notes Series 450745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450745	$7,000	$7,000	8.94%	1.00%	October 15, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450745. Member loan 450745 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Academic Management Systems	Debt-to-income ratio:	3.89%
Length of employment:	3 years	Location:	Buffalo, NY

Home town:
Current & past employers:	Academic Management Systems
Education:

This borrower member posted the following loan description, which has not been verified:

554757 added on 10/11/09 > Consolidating some credit card debt. 554757 added on 10/11/09 > Excellent credit score with no delinquencies. Just trying to wrap up a few balances into a consistent monthly payment with no interest rate variability. Honest & hardworking guy who won't let you down.

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,767.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the debt was accrued? Thanks.	Sure thing, a very fair question. My fiancee has had diabetes since childhood, and there was an eight month period that I was paying for health insurance and medical costs out of pocket on their behalf to make sure everything was covered. My fiancee now has a stable job with union benefits working for a government entity in New York State, so I've stopped accruing any additional debt. Thanks.
The above forthcoming answer is appreciated. Would you also please tell us a little about your job and the company you work for? Thank you very much.	Sure thing. I think as part of this question, you're also asking about my general stability and how secure my financial situation is. I work as a programmer / systems analyst for a company that makes software for universities. We've actually been hiring and expanding despite the economic downturn, I have two new co-workers just in the last couple weeks. Our client base is very stable, we make software that helps schools administer programs and cut costs. At my annual review in April of 2009 I received 5/5 for my score, and I am responsible for helping to train new employees and mentor interns. So, I feel as though my job is pretty secure. Additionally, I have some money set aside from my mother's estate a few years ago that she wanted me to eventually use for a down payment on a house. In the event I lost my job, it's enough to pay off all me debts. Honestly I should use it now to pay off my credit card, but it's hard to think of using it for anything aside from what she wanted me to do with it unless I were direly in need. Thanks for your time!

Member Payment Dependent Notes Series 450747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450747	$10,000	$10,000	8.94%	1.00%	October 16, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450747. Member loan 450747 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,150 / month
Current employer:	Baptist International Missions, Inc.	Debt-to-income ratio:	0.00%
Length of employment:	10 + years	Location:	LEWISVILLE, TX

Home town:
Current & past employers:	Baptist International Missions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan? Length of employment says 1 year and 120 months. Whis is correct?	We are looking for a loan to make some home repairs and improvements. Length of employment is 10 years. Thanks!
Can you please detail out your expenses and purpose of this loan?	We need a loan for home renovations, which include adding on a small room, much need painting and a few other minor repairs.
what is the purpose of loan?	The loan is for home improvements.
what are your monthly expenses, they cannot be 0.	Utilities (about $200/mo.), house payment ($484.30/mo.), club membership ($96/mo.), school ($200/mo.), no other debts, car is paid off, just add variable expenses for groceries, etc.

Member Payment Dependent Notes Series 450761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450761	$7,000	$7,000	8.94%	1.00%	October 16, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450761. Member loan 450761 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,449 / month
Current employer:	n/a	Debt-to-income ratio:	1.24%
Length of employment:	n/a	Location:	NORFOLK, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

554789 added on 10/11/09 > Thank You 554789 added on 10/12/09 > I am a framing contractor. I plan to use this money to consolidate some bills. We have had about 4 other personal loans in the past and have payed them back perfectly. We were never late. We want to try lending club because of the great intrest rate. My wife and I are are hard working honest people. We just need a loan. Thank you.

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	79
Revolving Credit Balance:	$1,330.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose of loan?	We want this money to use toward some bills that we want to consolidate and pay off at one time. My wife is getting ready to start Graduate school and we need to get a couple of things taken care of. We are good, hardworking people and we ill not screw you over. We have had about 4 other personal loans before through different loan institutions and we have always payed them back. We wanted to try this because of the good interest rate. Thank you so much.
why are you choosing Lending Club over taking out a home equity loan?	We prefer to try to get a personal loan. We don't want to get into the home equity line of credit. We watch Suze Orman.
Why do you need a a $7k loan if your monthly income is $12.5k? Could you get your income verified by Lending Club?	That is our net income not gross. I am self employed and that is before all the payroll and other deductions. We need it to pay off some bills that have a high intrest rate. My wife is about to start graduate school and we need to take care of things. We have had some other personal loans before through other places but the intrest had never been this good. We payed back all the loans perfectly. We were never late. Thank you so much for your time and hopefuly your loan.
Who is your employer, what do you do, what are your monthly expenses, is your 12k/mth income for you only or for you and your spouse, how does your income change when she goes back to school, please contact LC to verify income? Thanks.	That is before taxes. My wife filled out our application and didn't put our net. She was going off our taxes and put the gross. I am self employed and write off everything. That is before payroll, taxes, and insurance. I am a framing contractor. It doesn't change things when my wife goes back to school.

Member Payment Dependent Notes Series 450781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450781	$7,500	$7,500	14.96%	1.00%	October 19, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450781. Member loan 450781 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	PricewaterhouseCoopers	Debt-to-income ratio:	17.51%
Length of employment:	1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	PricewaterhouseCoopers
Education:

This borrower member posted the following loan description, which has not been verified:

554827 added on 10/13/09 > I am trying to consolidate my credit cards, so that I may get rid of them. I would like to isolate everything into one payment. I have a steady job as a tax associate with a big four accounting firm.

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,805.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.12.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $7.5K loan application are: 1. Position PWC is? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. I am a tax associate with the firm in the State and Local Tax Consulting group. 2. I rent a 2 bedroom apartment with a friend and my share of rent plus all utilities runs around $550 per month. 3. I have a car payment of 238.40 per month on an 07 Honda Civic. 4. Currently, I have minimum payments on my credit cards running around $320 per month. This loan is actually to get rid of those balances so I can close out those credit cards. If you have any other questions or need further clarification please feel free to ask me.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,805.) Do you have any other outstanding debts, like a student loan? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The loan will mostly payoff my credit cards, and the rest will be paid off by my bonus when I pass the last section of the CPA that our firm offers. That will also leave an additional $1,000 left over that will go to my student loan. My student loan payment is $85 per month. My other expenses are as follows, Rent(including all utilities, cable and internet) is $600. I have a car payment on my 07 Honda Civic for $240. Car insurance, $118/month. Cell phone is paid by work. Health insurance, life insurance, dental and eye car is done through work for about $75 per month. Because of the firm's 401K matching program I contribute to that which runs about $200 per month. I do not have a savings account but I do have the ability to take a short term loan against my 401K current value is about $1800 and I now have $1400 in the bank and a $500 cash savings hidden for emergencies. I will contact Lending Club at some point tomorrow to find out about verifying my income.
Greetings. Can you please describe the two credit inquiries during the past 6 months. I received my accounting degree from the UW.(Univ of Washington) Good luck on your loan request.	The inquiries were probably in regards to my moving to Atlanta and applying for apartments. Or possibly the utility companies verifying income. I received my degree from Samford University. I was so glad to be out of school, and now that they have us working about 55 hour weeks I almost wish I would have stayed for law school.

Member Payment Dependent Notes Series 450816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450816	$8,400	$8,400	12.18%	1.00%	October 19, 2009	October 25, 2012	October 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450816. Member loan 450816 was requested on October 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	ICOM	Debt-to-income ratio:	24.69%
Length of employment:	6 years	Location:	Crescent City, IL

Home town:
Current & past employers:	ICOM
Education:

This borrower member posted the following loan description, which has not been verified:

554887 added on 10/11/09 > I plan to use this money to consolidate my credit card debt so that I can have a fixed payment and a fixed interest rate. I have a very stable job and there are no talks of layoffs. I have been there for 5 years and plan to stay for a long time. I am great at paying my bills on time and have never defaulted on a loan. 554887 added on 10/12/09 > In reference to the question I answered about where the debt came from the amount for medical bills is suppose to read $15,500, not 5,500. The bills came from dentist work and an expensive visit to the ER. I do have medical insurance. This is just the amount that was left over.

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	43
Revolving Credit Balance:	$17,411.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the debt was accrued, as well as the delinquency from about 4 years ago? Thanks.	The debt is all credit card debt. Most of it, about 5,500 is from medical bills. The remaining amount is from home repair cost and leftover wedding and honeymoon expenses. The delinquency from 4 years ago is from a credit account that I had. I had a dispute with the company over a misunderstanding and refused to pay the balance until it was taken care of. I eventually realized how bad it hurt my credit score and payed it off. Ever since then I have been great at paying on time and have been working on getting my credit score as high as possible.

Member Payment Dependent Notes Series 450829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450829	$4,800	$4,800	16.35%	1.00%	October 19, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450829. Member loan 450829 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Essex Valley School	Debt-to-income ratio:	6.96%
Length of employment:	1 year	Location:	Butler, NJ

Home town:
Current & past employers:	Essex Valley School
Education:

This borrower member posted the following loan description, which has not been verified:

554911 added on 10/13/09 > I am looking to pay off debts I have incurred over the years. I have been with a debt consolidation company since September of 2004. I make monthly payments of $280/mnth. I have never missed a payment and it has helped me to improve my credit score. Unfortunately I now realize that being with a debt consolidation company deters banks from lending me money. Recently I financed a vehicle and the dealership went through a list of banks to get me approved for the loan. My payments are $266/mnth for 72 months. My husband is not working and we agreed to try to get a loan the unconventional way. The payment of $169/mnth through this loan is affordable and we can eliminate a lot of monthly payments. I am a science teacher at Essex Valley School. I make $43,000 a year. I make an additional $2,000 for summer school, and I make $5,000 coaching freshman basketball at Morristown High School. I am also enrolled in Bloomfield College to complete my teaching certificate for Special Education.

A credit bureau reported the following information about this borrower member on October 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	14
Revolving Credit Balance:	$381.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.13.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $ loan application are: 1. Position at Essex Valley School is? 2. $4,167 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 3. Housing (mortgage or rent) payment per month? 4. Car payment(s) per month? Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I am a teacher at Essex Valley School, my salary is $43,000 a year, I also teach summer school, which is an additional $2,000. I coach freshman basketball at Morristown High School. I get paid $5,000 in the month of March. I am looking to pay off credit cards that I have with a debt consolidation company. I have been paying them on time since September of 2004 and have never missed a payment. Being with a debt consolidation company reflects negatively on my credit report and even though I have a score of 714. I pay $600/mnth in rent and I have a car payment of $266/mnth. My husband is not working and we have debt that we are trying to eliminate. I am aslo starting classes at Bloomfield College to get my Special Education teaching cerificate. I thank you in advance.
Loan Description?	I am looking to pay off debts I have incurred over the years. I have been with a debt consolidation company since September of 2004. I make monthly payments of $280/mnth. I have never missed a payment and it has helped me to improve my credit score. Unfortunately I now realize that being with a debt consolidation company deters banks from lending me money. Recently I financed a vehicle and the dealership went through a list of banks to get me approved for the loan. My payments are $266/mnth for 72 months. My husband is not working and we agreed to try to get a loan the unconventional way. The payment of $169/mnth through this loan is affordable and we can eliminate a lot of monthly payments. I am a science teacher at Essex Valley School. I make $43,000 a year. I make an additional $2,000 for summer school, and I make $5,000 coaching freshman basketball at Morristown High School. I am also enrolled in Bloomfield College to complete my teaching certificate for Special Education.
WHAT WAS YOUR DELINQUENCY?	I joined the debt consolidation company, not because I was deliquent. I was a grad assistant coach at FDU and was receiving a stipend of $484 a month. I joined the company before defaulting on payments.

Member Payment Dependent Notes Series 450871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450871	$14,400	$14,400	8.94%	1.00%	October 19, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450871. Member loan 450871 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	RBS Worldpay	Debt-to-income ratio:	18.05%
Length of employment:	7 years	Location:	marietta , GA

Home town:
Current & past employers:	RBS Worldpay
Education:

This borrower member posted the following loan description, which has not been verified:

555016 added on 10/12/09 > - I wish to consolidte my debt and pay off my credit cards. - I work at a stable company that continue to grow in the slow economy - I have excellent credit.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68,214.00	Public Records On File:	0
Revolving Line Utilization:	8.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 450893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450893	$14,000	$14,000	11.48%	1.00%	October 19, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450893. Member loan 450893 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	IC Mechanical	Debt-to-income ratio:	18.92%
Length of employment:	3 years	Location:	Tampa, FL

Home town:
Current & past employers:	IC Mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

555078 added on 10/12/09 > This loan is to consolidate debt that was obtained through some unforseen circumstances in the last year. By obtaining this loan it will allow me to much more easily pay off debt and start a savings. Thank you

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,646.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the unforseen circumstances and will they be a problem in the future?	Hopefully not, I had to fly across country 5 times early this year to be with ill family members and be at 3 funerals. The price adds up when you have to pay for plane tickets, boarding for a dog and are missing work. I hope that doesn't happen again. Thank you for taking the time to look at my loan request.

Member Payment Dependent Notes Series 450914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450914	$6,500	$6,500	12.87%	1.00%	October 20, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450914. Member loan 450914 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,900 / month
Current employer:	PMF, Inc.	Debt-to-income ratio:	3.15%
Length of employment:	3 years	Location:	Wesley Chapel, FL

Home town:
Current & past employers:	PMF, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

555119 added on 10/12/09 > This loan will consilidate all my outstanding credit cards, and my only remaining debt will be my mortgage and this loan. I don't have any car loans (2 fully paid vehicles in driveway); and I don't anticipate purchasing another car for the next 2-3 years.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	9
Revolving Credit Balance:	$6,112.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your recent delinquincy. What is your total monthly payment on the credit cards today? Have you submitted information to LC to verify your income? Wesley Chapel FL has many foreclosures and short sales. Are you keeping up w/ mtg payments and HOA - even if your mortgage is upside down? (I am a REALTOR in your local area, and want to be sure the housing situation will not change the payment status of this LC loan.)	The only "recent" delinquency is a 1X30 listed on my report on a Capital One credit card on 11/05; this was disputed with Capital One (to no avail), therefore I paid and closed the credit card when they would not remove this late payment. And - on 6/02, there is a 1X30 listed on a car payment that was also an error from the Credit Union financing my loan; I disputed, but could never rectify on my report. Total "required" monthly payments on my credit cards are approx $200.00 per month. I provided information regarding my employment - but paystubs were not requested by LC. I'm very aware of the foreclosures and short sales in this area; one of the worse (Bridgewater) is only 3 miles from my subdivision. We have not feared as bad in my subdivision as others - mostly because we are a smaller community than most, and our HOA fees are low ($105.00 per quarter). Mortgage and HOA fees are up to date - and will continue. Our taxes are les than $1500 per year, and we refinanced in December 2008 @ 5.00%; therefore our PITI on the mortgage is very affordable. I can provide additional clarification if required. Thanks.

Member Payment Dependent Notes Series 450939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450939	$3,200	$3,200	14.61%	1.00%	October 15, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450939. Member loan 450939 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,336 / month
Current employer:	Hudson, Potts & Bernstein	Debt-to-income ratio:	21.19%
Length of employment:	5 years	Location:	MONROE, LA

Home town:
Current & past employers:	Hudson, Potts & Bernstein
Education:

This borrower member posted the following loan description, which has not been verified:

555172 added on 10/12/09 > I have a very stable job and plan to work here until I reach retirement age. I always pay my bills on time and try to pay more than the minimum payment each month. 555172 added on 10/12/09 > I plan on using this money to pay off a couple of small bills that I have and also on buying appliances for my apartment. I also plan on paying this long back prior to the 36 months in order to increase my credit score. 555172 added on 10/12/09 > --loan (typo)

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	79
Revolving Credit Balance:	$1,813.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What kind of appliances are you thinking of purchasing for your apartment? Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $1,813.) Do you have any other outstanding debts, like a car loan, or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Hudson, Potts & Bernstein? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you for considering to help me with my loan. The appliances that I would like to buy are a microwave and a stackable washer and dryer. I am, for now, having to go to a laundry mat and it's really a pain to be quite honest. Not looking to buy anything expensive, but the cheapest stackable w/d is around $900.00. I have been unsuccessful at finding a used one also. I do plan on paying all of my credit card debt completely off. I have already sent letters out to have the cards canceled as soon as they are paid in full. I do have a car loan, but no student loans. I pay $400.00 a month on my car (the note is actually $387.00 I believe). I work as a legal assistant/paralegal for Hudson Potts. We are an insurance defense firm and I have been there for four years. I am very secure in my job and I plan on being there for a long time. I do have a savings account and as of right now, the balance is at $200.00 for now. My total monthly expenses are about $1,400.00 (bills, rent, groceries, gas, etc.). I'm not sure if I did it right or not, but I did click that I would verify my income. I will look into that and make sure it is done. Again, thank for you considering and I really appreciate it.

Member Payment Dependent Notes Series 450963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450963	$3,000	$3,000	15.65%	1.00%	October 19, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450963. Member loan 450963 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Hotel Le Bleu	Debt-to-income ratio:	1.68%
Length of employment:	4 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Hotel Le Bleu
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	23
Revolving Credit Balance:	$2,654.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	debt consolidation
What is your position at Hotel Le Bleu? Can you explain your delinquency?	I control the rooms of the hotel, its like a front desk manager, but my title is rooms controller. Im not delinquent on any of my accounts, theyre always paid.

Member Payment Dependent Notes Series 450971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450971	$2,500	$2,500	21.21%	1.00%	October 15, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450971. Member loan 450971 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,270 / month
Current employer:	n/a	Debt-to-income ratio:	5.21%
Length of employment:	n/a	Location:	Milwaukee, WI

Home town:	Agana
Current & past employers:	Wackenhut, MIlwaukee Police Department
Education:	Marquette University, Mount Scenario College, FBI National Academy

This borrower member posted the following loan description, which has not been verified:

555238 added on 10/12/09 > I am retired from my first career with a pension, and have started a second career. My wife had been one of the fatalities of the recession and has been unemployed for a number of months so we thought rather than look for a job at a fraction of the last wages paid, we would put our efforts into starting an ecommerce store. She has been putting this together the last few months and we would like to have a small business loan to continue optimizing the site and advertising it in the various media to promote web traffic to it. My pension does not end, and my current job is secure, so repayment will not be a problem.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1976	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	62	Months Since Last Delinquency:	10
Revolving Credit Balance:	$52,702.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for employment?	I am a retired police officer after 25 years of service and am currently Director of the Downtown Public Service Ambassador Program for Wackenhut.
1. Why don't you use a credit card for this small loan amount? 2. Can you explain the 2 delinquencies in the last 2 years? Thanks.	We were hoping to have a loan specifically for business expenses for the new ecommerce website. Our other credit cards are tied to our personal expenses. As far as the delinquencies, a credit card account switched banks during a company merger. We had automatic payments set up from our bank, not realizing this change so had payments still going to a now non-existent account. The other delinquency was because my wife paid off the balance on the account, and didn't know I purchased something after this. She didn't bother opening the bill when it came because she thought it was just a statement to say the balance was zero when in reality, it had one small charge recently added.
Will you continue to make payments even if the web store is not profitable or is closed down?	Most definitely.

Member Payment Dependent Notes Series 450995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450995	$3,425	$3,425	12.18%	1.00%	October 15, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450995. Member loan 450995 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,423 / month
Current employer:	City of Aurora, IL	Debt-to-income ratio:	11.80%
Length of employment:	1 year	Location:	Hinckley, IL

Home town:
Current & past employers:	City of Aurora, IL
Education:

This borrower member posted the following loan description, which has not been verified:

555277 added on 10/12/09 > Stable Job Since 1991. 555277 added on 10/12/09 > Have an Advanta Business Card account. The company rate jacked their customers. They had so many defaults they had to close all cc accounts. I continue to pay mine. Bad for their investors and customers. That's why they are out of business today. I need to get out from under extremely high interest payments due to no fault of my own. In addition to my primary employment, I own an operate a mobile food cart. My side work is weather dependent and winter is fast approaching. I'm currently seeking other employment in the food industry to supplement my primary income. I intend to work hard at reducing debt.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,543.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
FYI- You misspelled Stable in the loan title	I know it.
If you have your loan request fully funded, how soon do you anticipate having all your debt paid off in full? Thank you in advance for your answer.	If "all" includes my mortgage, not for several years. A major part of the total revolving debt is a line of credit that was used primarily to work on the house I currently live in. When I purchased my home, I purchased below market. Therefore I am not underwater with my mortgage and credit line. The rest is unsecured debt. This is the focus. I plan on retiring all unsecured debt within 3 to 5 years. This is a realistic time frame.
Please respond to the following: What are your responsibilities at the city? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My responsibility with the city is to protect life and property. I am not the sole wage earner in the family. The combined income is 21K higher than what was verified. Mortgage payment is $863/mo. No car payments. 30K of unsecured debt. Payments of $900/mo. are going out to retire this debt. I am asking for replacement financing on a debt of $3400 due to an interest rate of 35%. The minimum payment on this debt is $125/mo. This will lower my payment slightly allowing my to save a substanial amount in interest. Employment is secure. Our departement is currently short staffed. Should lay offs occur, they would have to lay off over 150 workers. That would be a staff reduction of over 3/4's of the deaprtment. I hope this gives you a little insight. Thanks.

Member Payment Dependent Notes Series 450996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
450996	$10,000	$10,000	8.94%	1.00%	October 16, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 450996. Member loan 450996 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	The Yard	Debt-to-income ratio:	4.33%
Length of employment:	1 year	Location:	Santa Monica, CA

Home town:
Current & past employers:	The Yard
Education:

This borrower member posted the following loan description, which has not been verified:

555280 added on 10/12/09 > We are currently caring for a terminally ill relative, and would like to get the best hospice care to make this time easier on everyone. We will be able to repay the loan with insurance and life insurance, and would really appreciate the help.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,897.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 451013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451013	$5,500	$5,500	13.57%	1.00%	October 21, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451013. Member loan 451013 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,066 / month
Current employer:	n/a	Debt-to-income ratio:	11.19%
Length of employment:	n/a	Location:	FLORISSANT, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

555318 added on 10/13/09 > to pay off business expenses have excellent credit 555318 added on 10/13/09 > $250.00 a/mo budget their is always buyers and sellers 555318 added on 10/13/09 > We are starting a new business. Have taken and continue to take real estate classes while working on building the business.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1967	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,062.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 451016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451016	$8,000	$8,000	11.48%	1.00%	October 16, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451016. Member loan 451016 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,433 / month
Current employer:	New York Racing Association	Debt-to-income ratio:	0.79%
Length of employment:	3 years	Location:	OAKLAND GARDENS, NY

Home town:
Current & past employers:	New York Racing Association
Education:

This borrower member posted the following loan description, which has not been verified:

555336 added on 10/12/09 > Home renovation and debt consolidation

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,316.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what was the nature of the delinquency on your record from 40 month ago?	Previous to that time, I was working for Cablevision in a temp to perm position for only 25,000 a year for a year. I was not hired and was unemployed for 3 months before I started to work for American Home Mortgage for 32,000 a year. During that time my liquid savings was wiped out. I refinanced my home to restructure my expenses in order to catch up on by expenses. It was during this transition that I fell behind my obligations.
WHAT DO YOU DO FOR THE NY RACING ASSOCIATION?	Help Desk Analyst - computer phone and deskside support

Member Payment Dependent Notes Series 451029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451029	$1,500	$1,500	8.59%	1.00%	October 15, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451029. Member loan 451029 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Paychex Inc.	Debt-to-income ratio:	14.60%
Length of employment:	4 years	Location:	Monroe, NY

Home town:
Current & past employers:	Paychex Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,180.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 451124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451124	$4,800	$4,800	7.74%	1.00%	October 15, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451124. Member loan 451124 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Cardima	Debt-to-income ratio:	2.81%
Length of employment:	3 years	Location:	Fremont, CA

Home town:
Current & past employers:	Cardima
Education:

This borrower member posted the following loan description, which has not been verified:

555545 added on 10/13/09 > Home Improvemont Loan...New Roof

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$691.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities at Cardima? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Sole wage earner. Quality Engineer at Cardima with over 15 vyears experience. No car loans but a home equity loan at 258 per month 28K. Have savings to cover loan amount and high amount in 401K.

Member Payment Dependent Notes Series 451129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451129	$15,000	$15,000	11.14%	1.00%	October 19, 2009	October 26, 2012	October 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451129. Member loan 451129 was requested on October 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,458 / month
Current employer:	Colton Joint USD	Debt-to-income ratio:	15.93%
Length of employment:	8 years	Location:	Highland, CA

Home town:
Current & past employers:	Colton Joint USD
Education:	University of Iowa, University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

555552 added on 10/13/09 > I'm taking this loan out for a friend to pay off their 15,000 in credit card debt. They have less than stellar credit score - so I'll pay the loan and they will pay me. You get to loan money to someone with a great credit score and almost no debt - me. Hope that answers the many questions about why my credit report shows no credit card dept.

A credit bureau reported the following information about this borrower member on October 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - You say you want $15,000 to consolidate credit cart debt yet your record shows that you have no cc debt and no use. Could you please explain this discrepancy. Regard; Art	see loan description
what is the purpose of this loan (provide details), what is your position, what personal or retirement savings do you have, what are your monthly expenses in detail (provide numbers), please contact lending club member services to verify income. Thanks.	see loan description
According to your credit report, your revolving credit balance is $0. Could you explain in detail what debt you hope to cover with this loan? Also, could you explain the 2 credit inquiries on your account over the past 2 months. Thanks in advance for your responses.	see loan description
What are the balances and interest rates on the credit cards you'd like to repay? Your credit report shows that you have $0 in credit balance--can you explain that?	see loan description
You state your loan purpose is to improve credit card rate, but your application shows no credit card balance. Please explain. Please have your income verified by lending club.	see loan description
Your loan request indicates that you have zero revolving credit balance. Did you recently make a purchase for $15000. that has not yet shown up? Please clarify. Thank you.	see loan description.

Member Payment Dependent Notes Series 451291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451291	$8,000	$8,000	11.14%	1.00%	October 19, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451291. Member loan 451291 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$14,583 / month
Current employer:	NaviSite	Debt-to-income ratio:	15.13%
Length of employment:	3 years	Location:	WEYMOUTH, MA

Home town:
Current & past employers:	NaviSite
Education:

This borrower member posted the following loan description, which has not been verified:

555851 added on 10/13/09 > Interested in getting a low rate loan to do final home improvements before putting home on the market. 555851 added on 10/14/09 > Please note, I can afford this monthly payment and will pay back on time.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,107.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
After you sell the home, will you be moving locally? How long do you anticipate it taking to sell it?	Yes, the plan is to move to a neighboring town for a better school system. We would like to sell in the Spring.
Thank you for your answers. Given the current state of the real estate market, what are your plans if you are not able to sell your home for a year or more?	We are prepared to re-assess if we are unable to sell and take off the market until the market is better. We are trying to move into a more expensive town so I am also prepared to lose a little on this house if I can get a good deal on the next house. When the market does rebound I will be able to make my equity back plus some.
If you have not done so already, you can "claim" your home on zillow.com (free) and update the listing to include all the positives about the property, add pictures to it too. That will help to sell it when prospective buyers research it. Good luck to you!	Great advice, thank you.
Please respond to the following: What are your responsibilities at NaviSite? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you own your home outright as stated in the Home Ownership field? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage owner and have been technology sales for 10 years; 2 years at NaviSite. I have been succesful and expect to keep making more money year over year. There has been a gap in my commission plans and has come during a time when we made some commitments to getting some major renovations and that is why I am requesting this loan. Thank you.

Member Payment Dependent Notes Series 451395

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451395	$2,400	$2,400	14.26%	1.00%	October 19, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451395. Member loan 451395 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,150 / month
Current employer:	MyPublisher	Debt-to-income ratio:	21.05%
Length of employment:	1 year	Location:	Port Chester, NY

Home town:
Current & past employers:	MyPublisher
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	40
Revolving Credit Balance:	$8,138.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Just trying to consolidate a couple of smaller bills at a lower rate. Planning on paying off asap :-)
I love the MyPublisher product! Keep up the good work...	Why thank you! We have some good promotions going on that you can always check out. Also, if you refer a friend, you can get a $20 coupon: http://www.mypublisher.com/20. Thanks!

Member Payment Dependent Notes Series 451398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451398	$5,000	$5,000	12.87%	1.00%	October 20, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451398. Member loan 451398 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	n/a	Debt-to-income ratio:	14.89%
Length of employment:	n/a	Location:	ASPEN, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

556077 added on 10/13/09 > Thank You so much .I need this Loan for an emergency .I have the same job for 7 years .I love my job 556077 added on 10/13/09 > I pay all my bills ontime ,and I'm sure I 'll be Your good customer fo future 556077 added on 10/13/09 > This loan is very helpful for my emergency situation ,thank You

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,123.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you provide more information on the nature of the emergency?	Type your answer here.My son was very sick I cuold'nt go see him ,becouse of work.Now it's the only time I can take a brake from work I'm caretaker ,and now this family is travel ,its off sezon.From December 1 I'll work seven days a week .This is very important to me .I have'nt see my son 3 years.

Member Payment Dependent Notes Series 451412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451412	$1,500	$1,500	11.48%	1.00%	October 15, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451412. Member loan 451412 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$900 / month
Current employer:	Dantons Restaurant	Debt-to-income ratio:	6.44%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	Dantons Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

556109 added on 10/13/09 > I am a student, who also works a part time job. Can pay back the loan as soon as possible. Just need exttra money for tuition, book expenses, and other school related expenses.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,763.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why not apply for a Stafford loan? The interest rate is only 8.5% and there are no income limits.	I have already applied for a Stafford Loan and received one. It is just not enough. On top of the extra $2000 I have to pay off for school, I need to pay for books and extra tuition expenses, so therefore, a loan is absolutely necessary for me.

Member Payment Dependent Notes Series 451419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451419	$1,500	$1,500	12.18%	1.00%	October 16, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451419. Member loan 451419 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	armed forces	Debt-to-income ratio:	22.23%
Length of employment:	5 years	Location:	SAVANNAH, GA

Home town:
Current & past employers:	armed forces
Education:

This borrower member posted the following loan description, which has not been verified:

556119 added on 10/13/09 > I consider myself a good borrower because I make payments on time.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,834.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 451425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451425	$11,000	$11,000	8.59%	1.00%	October 19, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451425. Member loan 451425 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	SAM'S CLUB	Debt-to-income ratio:	24.49%
Length of employment:	10 + years	Location:	WIND GAP, PA

Home town:
Current & past employers:	SAM'S CLUB
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,401.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of the loan?	DEBT CONSOLIDATION
I would like to help fund your loan, but have a few questions. Could you be a bit more explicit on the reason for and/or purpose of this loan? Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $5,401.) Do you have any other outstanding debts, like a car loan, or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Sam's Club? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	revolving balance is about 17.000. credit card. monthly exp. 400.00....no emergency fund. they have all information
I spoke with LendingClub and there is a bug with the Loan Description field being populated. Would you mind adding a comment as to the loan purpose until they get the bug fixed? Thank you	DEBT COSOLIDATION
What do you intend to pay off with this loan? Thank you.	CREDIT CARD
Could you please tell me what the funds will be used for? It seems like you plan to consolidate some debt but your request is two times the amount of your current obligations.	PAY OFF MY CHASE CREDIT CRSD

Member Payment Dependent Notes Series 451445

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451445	$1,600	$1,600	14.61%	1.00%	October 19, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451445. Member loan 451445 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$500 / month
Current employer:	n/a	Debt-to-income ratio:	5.00%
Length of employment:	n/a	Location:	SAN ANTONIO, TX

Home town:	Carrollton
Current & past employers:	U.S. Smokeless Tobacco, H.E.B Grocery, Xtreme Liners
Education:	The University of Texas at San Antonio

This borrower member posted the following loan description, which has not been verified:

556182 added on 10/13/09 > will greatly appreciate loan... no problem paying it off just need the money now

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	3	Months Since Last Delinquency:	23
Revolving Credit Balance:	$369.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Purpose of the loan?	pay off cruise and suspenion coponents for me truck
what is this for? what is your income from?	this loan is for paying remaining balanc for a cruise. and for suspension components for my truck. my income is from my parents... who have pleant of $$$$$$ i just want to show them I am responsible and can find my own means of achieving what I want
Am I understanding correctly that you plan on paying off the loan from an allowance that you receive from your parents?	No, I receive $1750 at the end of every semester in a scholarship and I start my new job making $12/hr next week. You have nothing to worry about in regards. to getting your money back
Ok, so you do not own your home, as stated above, and you have not been employed for one year, as stated above. Where will you start working next week? How many hours will you be working each week? Thank you in advance for your answers.	1. parents pay for the house 2. i ave been employed in the past year but im not filling out tons of nonsense for $1600. 3. its a hotel and i will be bar-tending 25 hrs a week.
So you anticipate grossing roughly $1290. per month from your job. ($12X25X4.3) What expenses do you have to pay out of that income?	nothing at all... parents pay for everything

Member Payment Dependent Notes Series 451452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451452	$1,000	$1,000	12.87%	1.00%	October 21, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451452. Member loan 451452 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,503 / month
Current employer:	Teleperformance USA	Debt-to-income ratio:	23.81%
Length of employment:	10 + years	Location:	Columbus, OH

Home town:
Current & past employers:	Teleperformance USA
Education:

This borrower member posted the following loan description, which has not been verified:

556200 added on 10/13/09 > I have a very stable job situation and make sure I pay my bills on time. I am in the process of moving and need to consolidate some debt. Please assist me, thank you very much in advance. 556200 added on 10/14/09 > Thanks for everyones assistance so far. I look forward to being able to pay this back soon as possible. Thanks for helping me out. 556200 added on 10/14/09 > Just to let you know, one of the reasons I am moving to a diff place is so I can save money to pay down my debts and to start helping the poor in my community. Thanks to everyone for assisting me with this loan so far. I look forward to being fully funded soon! take Care!

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,154.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Moving locally? Changing employers? Thank you in advance for your answers.	moving locally to a cheaper place. same job.

Member Payment Dependent Notes Series 451484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451484	$2,000	$2,000	13.57%	1.00%	October 21, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451484. Member loan 451484 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	36000	Debt-to-income ratio:	7.83%
Length of employment:	4 years	Location:	BYRON, GA

Home town:
Current & past employers:	36000
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,790.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the purpose of this loan. Thank you.	My daughter is turning 17 on October the 23rd. She will be purchasing her first car. I am planning a big birthday party and I would like to give her money to put towards her purchase. Normally we would have access to this small amount of cash, but we are in the housing business and this year has been a bit slow. We plan to pay the loan off within the next 18 months.

Member Payment Dependent Notes Series 451501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451501	$5,000	$5,000	7.74%	1.00%	October 19, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451501. Member loan 451501 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Collision Centers of NH	Debt-to-income ratio:	4.51%
Length of employment:	3 years	Location:	Milford, NH

Home town:
Current & past employers:	Collision Centers of NH
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$928.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	The loan would be used in part for a boat purchase.
Greetings - What will the loan be used for? Regards; Art	The loan would be used in part for a boat purchase.
Please respond to the following: You say 'in part'. What is the other part the loan will be used for? What are your responsibilities at Collision Centers? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Hello, First to answer the "in part" the loan would be used to purchase a boat as well as pay off a previous debt of 1500.00 on a personal loan with Triangle Credit Union in NH. My job title is collision repair technician. I am married and combined income is just less than 100k. I have no outstanding debts including cars other than the 1500.00 personal loan. My mortgage is 1200. per month no second mortgage no HELOC and I have assests that would help pay the loan in an emergency. Hope that helps to answer your questions. JG
Greetings, Above it says : Loan Purpose Consolidate debt. Are you making a new purchase or ?	Hello, Yes, as well as paying off a previous personal loan

Member Payment Dependent Notes Series 451515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451515	$3,100	$3,100	7.05%	1.00%	October 16, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451515. Member loan 451515 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	10.56%
Length of employment:	n/a	Location:	jupiter, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

556324 added on 10/13/09 > thanks for funding..this is just a side project i dont want to touch my investments for at this time.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1975	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,378.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 451538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451538	$3,600	$3,600	7.74%	1.00%	October 20, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451538. Member loan 451538 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Monster, Inc.	Debt-to-income ratio:	7.78%
Length of employment:	< 1 year	Location:	SOMERVILLE, NJ

Home town:	Princeton
Current & past employers:	Monster, Inc., CareerBuilder, MFS Investment Management
Education:	Hobart and William Smith

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,695.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of this loan?	Pay unexpected bills and consolidate debt
Please respond to the following: Is a portion of this going to pay off your $15,695.00 in revloving debt? What are your responsibilities at Monster? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thank you for your multiple questions. A portion is slated towards the 15k. I am not the sole wage earner. My monthly expenses are about 2200. This is stated to be paid back in 36 months but hope to in 6-12 months.

Member Payment Dependent Notes Series 451546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451546	$18,000	$18,000	8.94%	1.00%	October 19, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451546. Member loan 451546 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	PCSM	Debt-to-income ratio:	3.44%
Length of employment:	5 years	Location:	Lansing, MI

Home town:
Current & past employers:	PCSM, TLC Vision, Blue Cross & Blue Shield of Michigan
Education:	Michigan State University, Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

556379 added on 10/13/09 > In and effort to reinvigorate our local economy and my minimize family's entertainment budget I'm finishing our basement and building a Home Theater, the total project will cost approximately $24,000 and I'm prepared to pay about the first $6,000 in cash. I'd like Lending Club to consider funding this portion of the project. 556379 added on 10/14/09 > Based on one of my potential investors questions I emailed and then called Lending Club to try to verify my income, and learned something that answers one of the investors questions. LC does not allow me to verify my income proactively. Their "Credit Review Team" works through the stack of applications and may or may not ever ask that a borrower "Verify Income." I assume (but didn't ask) that they will change the "Credit Review Status" to "Verified" once they have reviewed a borrowers application. They did mention that some loans/credit apps are not reviewed before they are Fully funded, since sometimes the investors are quicker than the credit review team. If you have questions about this process you might call LC at 866-754-4094.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,807.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I like your motivation. Stimulate the economy!	Thank you, and with your help I will!!!
Please respond to the following: What are your responsibilities at PCSM? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Medical Practice Administrator I did not include bonuses bringing my total compensation to about $135k/yr My wife earns about $6,000/yr working part time Typical family of four expenses no car loans, two cars they have been paid for with an $18,000 HELOC (we pay about $300 - $600/mo on that loan, minimum payment is $50) it's at 3.5% but maxed out - thus this loan or another HELOC. Job loss is fairly unlikely in healthcare management, but not unheard of, "Plan B" would be to get another job ASAP, more to feed the family (and keep kids in private schools). Again healthcare is not a bad sector to manage.
Can you please verify your income with Lending Club. Can you list your monthly expenses inlcuding credit card payments /mortage/car payments. Ty and good luck with your loan	I've checked the box to allow them to verify, don't know how long nor how that process works (I'll call and send tax returns or check stubs if that works). Credit card is paid in full every month at $3,000 - 4,000/month, mortgage is $800, cars are paid for as above (HELOC). An the "contingency" question above the credit cards are far from maxed, I am assuming that Lending Club figured the $18,000 HELOC in the $21,807.00 listed as my "revolving credit" Thank you for your help and consideration.
Some what off topic, but what kind of screen/projector? I built mine three years ago. LOVE IT!!! Good luck!	Ha, thanks for your interest, looking at a the new Mitsubishi HC 3800 (Mits first DLP, gettting great reviews). Haven't finalized the screen yet, plan on "finishing" the room before I decide on 120" or 110" ....I almost wish finalizing some of the projector/audio/riser/placement issues were as easy as the financing here. The projector has a nasty 35% offset, with no lens shift so I'm placing it in the floor almost burying it really.

Member Payment Dependent Notes Series 451552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451552	$6,000	$6,000	13.92%	1.00%	October 19, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451552. Member loan 451552 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,481 / month
Current employer:	UCLA Medical Center	Debt-to-income ratio:	10.35%
Length of employment:	10 + years	Location:	Santa Monica, CA

Home town:
Current & past employers:	UCLA Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

556393 added on 10/13/09 > I just received an alarming letter from Wells Fargo that my Visa will have a 27.7% rate beginning in December. That is a giant leap, and for no apparent reason (no late payment or anything). I really want to tell them to "F" off.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,572.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your credit card utilization is rather high at 97%. Could you please describe that? Regards; Art	Yes: I closed two other cc accounts recently and transferred the balances to the one (WFB) Visa, which gave me an introductory low rate, then a rather reasonable rate, and starting in December a very high rate. I want to live CC debt free and plan to do so after this WFB visa is paid and closed.
Please respond to the following: What are your responsibilities at the medical center? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What is the current minimum monthly payment of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I appreciate your interest and am happy to answer, as much as I can while protecting my privacy. My job at the Medical Center is in a specialty that is very much in demand. We have a very hard time filling vacancies in my field. Therefore I have a higher level of job security than many. However, if I were to lose my job for some strange reason, I would probably sell my car and tap into my 401K if I were having any difficulty finding a new job immediately or paying my bills. I would rather not reveal other personal information... I am solely responsible for my bills, take my obligations very seriously, and can assure you that my monthly expenses are well within the normal range, or even low. [I have a very short commute and very low utility bills.] Thanks!

Member Payment Dependent Notes Series 451579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451579	$5,000	$5,000	7.74%	1.00%	October 15, 2009	October 27, 2012	October 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451579. Member loan 451579 was requested on October 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Alliance Data Systems	Debt-to-income ratio:	2.34%
Length of employment:	10 + years	Location:	Reynoldsburg, OH

Home town:
Current & past employers:	Alliance Data Systems
Education:

This borrower member posted the following loan description, which has not been verified:

556476 added on 10/13/09 > This loan is for a 2006 Kia Sedona. Here is the link to the car. http://1st-class-imports.ebizautos.com/detail-2006-kia-sedona-lx-4681982.html This car is hard to find for under 13k anywhere else, and I have picked it up for 9500. I have already paid cash for it, but I want to get a little of the cash back for any emergencies. I have a very stable job for 9+ yrs, a bachelor degree, and a wife that also works, and has a degree. I have no current debt other then a student loan and mortgage. Full disclosure: I am also seeking the same loan in a few differently places. From my Credit Cards via balance transfers. From my current bank and from another P2P site. I will only take the loan that gives me the best terms. Or if no loan meets my satisfaction I will not take any, and just leave my cash balance a little lower then I like. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 451597

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451597	$7,000	$7,000	16.35%	1.00%	October 20, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451597. Member loan 451597 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	US Dept. of Treasury - IRS	Debt-to-income ratio:	17.19%
Length of employment:	1 year	Location:	RICHMOND, VA

Home town:
Current & past employers:	US Dept. of Treasury - IRS, Canon USA
Education:	University of Virginia (UVA), College of William and Mary

This borrower member posted the following loan description, which has not been verified:

556530 added on 10/15/09 > Supplemental funds needed for home repair/improvement (Stucco repair, exterior painting and replacing bathroom fixtures.)

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1980	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	9	Months Since Last Delinquency:	19
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	33.29%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate a bit on the purpose of the loan? Thank you in advance.	Position is Contact Representative
10.15.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $7K HIP loan application are: 1. Position @ IRS is? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? 5. Explain 3 delinquencies within past 19 months Questions 3 onward loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Position is Contact Representative. 2. Owned home. 3. No car payment 4. Two credit card payments, $100 and $275 5. Am not aware of any delinquencies.
Please explain the purpose of the loan in a little more detail. Thank you.	I apologize with my original response that was incorrectly responding to another question. I am making stucco repairs to my home, exterior painting, and replacing old bathroom fixtures..
What is the purpose of the loan? Also one the "Delinquencies" this is usually because you were late on a payment. Your credit history above shows 3 with the last one 19 months ago. Do you remember any late payments? Thanks.	The loan is to make stucco repairs to my house, exterior painting and to replace old bathrrom fixtures. The only late payment I recall may have been for an educational loan.

Member Payment Dependent Notes Series 451624

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451624	$2,400	$2,400	13.57%	1.00%	October 19, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451624. Member loan 451624 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	court street ford	Debt-to-income ratio:	11.43%
Length of employment:	9 years	Location:	bourbonnais, IL

Home town:
Current & past employers:	court street ford
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,381.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 451762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451762	$18,000	$18,000	11.83%	1.00%	October 21, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451762. Member loan 451762 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Stiles Food Equipment	Debt-to-income ratio:	12.42%
Length of employment:	3 years	Location:	Fontana, CA

Home town:	Ontario
Current & past employers:	Stiles Food Equipment
Education:	Chaffey College

This borrower member posted the following loan description, which has not been verified:

556889 added on 10/14/09 > This loan will be used for Debt Consolidation mainly, and the rest for college tuition and books. I am currently going to college as Biology Major and plan to become a doctor. I have a full time job and currently make $3,300 a month before taxes. $4,500 will be used for an auto loan and $9,000 for credit cards. I usually pay off my credit cards every month but I recently married a beautiful dutch girl. We had to do some traveling and there's the usual wedding expenses. The loan is to reduce the high credit card rates which will allow me to pay them off much sooner and save thousands in the process. A Big Thank You to those who fund my loan.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,658.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 451782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451782	$5,000	$5,000	7.40%	1.00%	October 19, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451782. Member loan 451782 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Robins Air Force Base	Debt-to-income ratio:	14.22%
Length of employment:	6 years	Location:	WARNER ROBINS, GA

Home town:
Current & past employers:	Robins Air Force Base
Education:

This borrower member posted the following loan description, which has not been verified:

556933 added on 10/14/09 > I will use the funds to manifest a few landscaping dreams and to spruce up a few areas of my home. I am an electrical engineer. I've had my position for five years; and, as is the usual, Civil Service occupations, particularly in engineering, have above average stability. After an auto payment, rent, and misc utilities, I easily have $1700.00 of take-home funds available to attack the new loan! Thanks for your consideration!

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,751.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping to finance your loan, but was just curious as to whether your landlord will allow you to make landscape changes on his/her property. Thank you in advance for your response and best of luck.	Hi! Sorry for the confusion! I currently rent, but I'm about to move in with my fiance, whom owns the house. So the funds are for "our" house, you see. Thank you for your consideration!
Just curious as to why you would put $5k into a home you are renting.	Hi! Sorry for the confusion! I currently rent, but I'm about to move in with my fiance, whom owns the house. So the funds are for "our" house, you see. Thank you for your consideration!
In considering your investment I am curious why you would contemplate landscaping and home improvements in a house that you are renting...can you explain your needs better so I can understand what you are doing and why?	Hi! Sorry for the confusion! I currently rent, but I'm about to move in with my fiance, whom owns the house. So the funds are for "our" house, you see. Thank you for your consideration!

Member Payment Dependent Notes Series 451799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451799	$5,000	$5,000	7.74%	1.00%	October 16, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451799. Member loan 451799 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,589 / month
Current employer:	UPS	Debt-to-income ratio:	1.81%
Length of employment:	10 + years	Location:	ROSEBURG, OR

Home town:
Current & past employers:	UPS
Education:

This borrower member posted the following loan description, which has not been verified:

557019 added on 10/14/09 > We are replacing a 33 year old ac unit and have need some heat/ac duct work done.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,814.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your length of employment? ( Your listing says "1 year 288 months".) Thank you in advance.	Steven's employment has been with UPS for 24 years total, 22 years full time.
Please respond to the following: What are your responsibilities at UPS? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you own your home outright as indicated in your profile? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Steven is a package car driver. Gwen has a part time job, approx. $900 a month. There is ony the one mortgage at $527 a month with about $21,000 left Our house payment, utilities, food, etc. come to about $2,500 a month. We have no loans at this time.

Member Payment Dependent Notes Series 451820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451820	$4,000	$4,000	12.87%	1.00%	October 20, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451820. Member loan 451820 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	McCune Coffee Company	Debt-to-income ratio:	23.22%
Length of employment:	1 year	Location:	CHARLESTON, WV

Home town:
Current & past employers:	McCune Coffee Company
Education:

This borrower member posted the following loan description, which has not been verified:

557058 added on 10/15/09 > My wife and two kids are getting ready to move into a new home and we are not going to have enough extra money to get our appliances and furniutre. I plan on paying the loan back in full come tax time because i will be recieving the $8,000 tax credit for first time buyers. Thank You.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,610.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your new home. PITI on the property?	Im not sure what piti means.
P=Principal I=Interest T=Taxes I=Insurance Your monthly payments for the home generally include PITI. Sometimes they only include PI, and you have to pay the taxes and insurance annually. Yours probably include PITI. The Insurance in the PITI is just property insurance. If you put less than 20% downpayment on a home, then you also have an additional insurance, called PMI I think the PMI stands for Private Mortgage Insurance. That is separate insurance to pay your mortgage if you die.	My taxes and insurance r figured in with my monthly payment
THank you for your answers. What is the amount of your monthly payment on your new home?	628.57
Do you have to pay PMI, if if so, how much is that monthly payment? Thanks in advance.	No i dont have to pay pmi

Member Payment Dependent Notes Series 451847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451847	$3,000	$3,000	13.92%	1.00%	October 19, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451847. Member loan 451847 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	Food World	Debt-to-income ratio:	9.31%
Length of employment:	5 years	Location:	Pensacola, FL

Home town:
Current & past employers:	Food World
Education:

This borrower member posted the following loan description, which has not been verified:

557102 added on 10/15/09 > Hello. I am a bookkeeper at Food World, and a freight associate at Kohls. As far as my monthly expenses, I only have a $ 150.00 car note, which for some reason doesn't even show up on my credit report. Other than the car note, I have a Target card, Best Buy card, Victoria Secret card, and a Texaco/Chevron gas card. I've been faithfully making my payments for my car for over a year now. All of my credit cards are 100 % on time, NEVER LATE. The 4 inquiries are for my new phone plan from verizon and a mastercard in which I recently canceled due to high fees. I never even used the card. I also applied for a loan from my credit union about 2 months ago, but I was not employed by Kohls yet and I was turned down. I am glad because this Lending Club is looking like the better option for me anyway. I am graduating from the University of West Florida with my degree in criminal justice this coming May, and will be starting Law School at Florida State next August. I am a very loyal and responsible borrower and I hope to get this loan to pay off all of my outstanding credit and buy a more economical car. I currently have a 2000 Kia Sportage SUV, which is running a little rugged 557102 added on 10/17/09 > NYCTRINITY: I WILL BE LIVING ON CAMPUS. I forgot to answer that question!... Sorry... Mary M.

A credit bureau reported the following information about this borrower member on October 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,745.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are young enough to start and keep good credit standing, which is far easier than trying to obtain that status after getting oneself in heavy debt. Yodlee.com or mint.com are free online tools that will help you do this. You may want to look into them. (Just a suggestion) Your loan request indicates that you own your home?	Thanks for the suggestions, and I live at home with my mother, who owns our home. That was not one of the answers on the account set up form.
Thank you for your answer. What expenses do you normally pay each month, and how much are they?	My monthly expenses are as follows: 2000 Kia Sportage - $150 Verizon - $60 Mastercard - $35 Chevron Gas - $25 Victoria Secret - $35 Target - $25 Total Bills = $330.00 per month Please let me know if I can help you again. Mary M.
Thank you for your answers! I am funding part of your loan and hope you get the rest funded quickly. Good luck to you.	Thank you for confiding in me. Your investment is appreciated. I wish you the best in your endeavors. Sincerely, Mary M.
CriticalMiss is right. You are young and this is the time to really care about getting a very good credit score so when you apply for law school loans (from the government or private) and eventually buy a home you will get very good rates. As a current lawyer, I am very much interested in funding your loan, but have a few questions. (1) Will you continue to live at home during law school? (2) Are you going full time or part time? Will you continue to work during law school? If not, will you rely on educational loans for expenses. (3) Have you already been accepted? Usually law schools don't make their decisions until the spring. Thanks and good luck.	Hello, and thanks for your questions. I am finishing my BA in Criminal Justice at UWF. I have a 4.0 GPA and I am a member of the Criminal Justice Honor Society. I recently took the LSAT, and I am waiting on the results. I know I did well on the test, because I spent several weeks preparing for it! I have been contacted by many law schools, but I am setting my hopes on FSU. I will be relying on financial assistance for a good bit of my tuition and expenses, but I plan to enroll in some type of work/study program so that I will not be burdened down with student loans when I graduate in three years. How long have you been a lawyer now? If you could give me any advice about law school, what advice would you give? Finally, I will answer your last question. No, I have not been accepted to law school yet, but I have no doubts that I will. I know I did well on the LSAT, and I hope FSU gives me the opportunity to study law there. Thank you for your concerns and questions... Mary M.
I am going to help fund your loan because I know that you won't be delinquent as that would really afftect your ability to get loans for school. I had both Stafford and private loans and worked to keep an excellent credit score so I would get good rates. As for advice, submit your application as early as possible. The first year is the most important year. Study really hard and don't let other people stress you out. Look at commercial outlines to supplement your reading, but still do all your own outlining and case briefs. Your grades first year will pretty much determine which jobs you can get after your second year, which has a huge impact on the job you can get out of law school. For the first year, good work-study jobs are ones where you can study at the same time (e.g., monitoring the computer center). After that, try to get a work-study internship for a judge, D.A., non-profit organization, etc. so you can build your resume. Good luck!	Thank you for your advice. That's funny that you mention not letting other people stress me out. I am taking a Judicial Process class and our professor placed us in 4 person groups. Me and one other group member do all the work. The other two are just along for the ride. It's not doing the work that stresses me out, it's the unwillingness to help, or even show up to the group meetings by the other two that really irritates me. I am gonna have to start taking your advice on this subject now! Thank you for your help, and best wishes to you as well! Mary M.
How long will it take you to repay this loan? Full 36 months?	I plan to double-pay my installments, so I will have it paid within 18 months.

Member Payment Dependent Notes Series 451856

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451856	$7,000	$7,000	12.53%	1.00%	October 21, 2009	October 28, 2012	October 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451856. Member loan 451856 was requested on October 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,000 / month
Current employer:	All Star Hyundai	Debt-to-income ratio:	21.43%
Length of employment:	1 year	Location:	DENHAM SPRINGS, LA

Home town:
Current & past employers:	All Star Hyundai
Education:

This borrower member posted the following loan description, which has not been verified:

557128 added on 10/14/09 > Home improvements 557128 added on 10/15/09 > Home Inprovement Loan... Adding a back patio on to our new house which was custom built in 2007. Never missed a bill in my life; ever! I really liked this idea of investors and borrowers working together, figured i'd give it a try. 9 yrs in the automobile business; 8yrs at a family owned Luxury Auto Dealership the last 3 as the General Sales Manager; Currently the General Manager at an Import Dealership. $8k per month Guaranteed Salary plus bonuses. Only 37% DTI.... Thanks for all of Your help!!!!

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	39
Revolving Credit Balance:	$52,264.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the circumstances that resulted in the delinquency 39 months ago?	What Delinquency 39 months ago?
Your Credit History is showing a delinquency 39 months ago. Can you let us know what it was for? If you disagree with it you should check with the credit companies about it. Thanks.	I run a car dealership... I have my Equifax TU and Experian Report sitting here in front of me. I have never been late or reported late. I deal with credit for a living... What information are you provided that says I was late on something?
when we look at the profile of the loan it gives us info about the borrower, income, employeement, credit history, etc. In the credit history it is showing a delinquency 39 months ago, we can't see what it is so I can't tell you more than that. You might want to contact Lending Club just to see if an error has been made on your profile. I invested already but someone else might be qurious about it! Good luck!	Cool thanks... I will inquire about that deffinatly

Member Payment Dependent Notes Series 451896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451896	$4,000	$4,000	7.74%	1.00%	October 20, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451896. Member loan 451896 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Triad Digital Media	Debt-to-income ratio:	19.63%
Length of employment:	1 year	Location:	Pinellas Park, FL

Home town:
Current & past employers:	Triad Digital Media
Education:

This borrower member posted the following loan description, which has not been verified:

557206 added on 10/15/09 > I am buying a motorcyle. I never miss a payment. 557206 added on 10/15/09 > The monthly payment will only be just above $100, and I expect a raise this year.

A credit bureau reported the following information about this borrower member on October 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,417.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If for some reason you don't get a raise this year, do you anticipate the loan still being within your means? Thank you in advance for your answer.	Yes, I have enough discretionary income to afford the monthly payments without a raise this year. But I expect my raise and/or end of the year bonus will cover the payments.
Please respond to the following: What are your responsibilities at Triad? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Quality Assurance coordinator for the Web agency. My wife is a professor with tenure, and we push $100K a year. We have a mortgage for $1,100 a month that we have never missed. I also have a $300 a month car loan. My wife can cover the monthly bills by herself if I lose my job. She is never losing hers since she has tenure.

Member Payment Dependent Notes Series 451951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451951	$7,000	$7,000	7.74%	1.00%	October 19, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451951. Member loan 451951 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,635 / month
Current employer:	City of Darien	Debt-to-income ratio:	2.19%
Length of employment:	8 years	Location:	Chicago, IL

Home town:	Wabash
Current & past employers:	City of Darien
Education:	Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

557333 added on 10/15/09 > This loan is to refinance a credit card balance at a lower rate, to eliminate my card balance. Thank you.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I don't see that you have a revolving credit balance above. Can you please explain? Thanks	i'm hoping to pay off a chase visa credit card balance, to take advantage of a lower interest rate.

Member Payment Dependent Notes Series 451990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
451990	$6,400	$6,400	8.59%	1.00%	October 19, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 451990. Member loan 451990 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,099 / month
Current employer:	Huntsville Hospital	Debt-to-income ratio:	7.90%
Length of employment:	5 years	Location:	Harvest, AL

Home town:
Current & past employers:	Huntsville Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

557443 added on 10/16/09 > DESCRIPTION: -------------- Everyone, I am applying for this loan as the title states, to consolidate debit on my VISA and American Express credit cards. I will limit most personal information due to privacy concerns. I know this is social lending but I would think most people would limit themselves to the information that is needed during a normal bank loan application. 557443 added on 10/16/09 > CREDIT HISTORY: ----------------- 01/06/2009 FICO Scores: TransUnion: 751 Equifax: 737 Experian: 749 04/08/2009 FICO Scores: TransUnion: 756 Equifax: 737 FAKO Score: Experian PLUS: 767 06/29/2009 TransUnion: 741 Equifax: 736 FAKO Score: Experian PLUS: 748 * The reason behind the lower scores in June was because the first of May I bought an addition vehicle because the ONE vehicle we had was too small for my family. We had been driving ONE small vehicle for the last 3 years which has been paid off for the last 7 years (wife side). I sold mine because it was a 2 seater sports card. :( 557443 added on 10/16/09 > OCCUPATION: ------------ It states where I work and the state I live in. I will not state my job title or official description because you could easily identify me with information via Google or by calling my employer. I will state vaguely that I work supporting computer systems. 557443 added on 10/16/09 > BUDGET: ------------ My annual salary is $61,200. I get paid biweekly. My logic is that I make $4,707 a month calculating for 2 biweekly paychecks not 2 and 1/12th biweekly paychecks. My mortgage payment is $748.71 but I've been paying over and ahead to keep a cushion. Every two weeks at the beginning of each year I pay the mortgage, so by the time the month of August rolls around I'm a month ahead because of biweekly paychecks. I pay $850.10 a month on my mortgage. That is $784.71 divided by 12 plus $748.71. $784.71 / 12 = $65.39 + $784.71 = $850.10 So I can make 13 equivalent payments a year with only paying 12 and it is less interest in the long run this way. I pay $380 a month for the auto loan and interest on that loan is 4.25%. I don't pay extra on the auto loan because the interest paid is so low compared to the interest paid on my mortgage. Because I can save more money by paying extra towards the mortgage and not the auto loan. Monthly Income : $4,707 Mortgage : $784.71 (but have been paying $850.10 from the beginning so lets use this number for DTI) Auto Loan : $380 DTI Ratio : 26.00% Credit Card Debit: $250 (this is a comfortable payment, so yes I will be paying extra on this loan) DTI with this loan: 30.06% * I don't find it necessary to post my grocery, utility, or other "bills" that are not credit related. 557443 added on 10/16/09 > SAVINGS: --------- As of 10/16/2009 I have a total of $21,300 across 3 retirement accounts. I save 5% of my paycheck for my 401(k). I stopped a year ago on my Roth and IRA due to the market meltdown (it sucked to see your money vanish the day after you put it in). We had a $2,000 emergency savings fund until a month ago where a family emergency had hit but did not involve my household family members. You help people out so when you need help one day, they'll help you. We only have each other in this world and no one else. 557443 added on 10/16/09 > REASON FOR THE DEBIT: ----------------------- Within the last year I've been really busy with work and just trying to keep up with life. We had a birth of a beautiful little girl and my first son started kindergarten, so unexpected/ill planned expenses got the best of me due to me being too lazy to keep track of my spending register.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,418.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	GETTING OUT OF DEBIT: ---------------------- As of 10/01/2009 we decided to pay CASH ONLY on all things and go without until we pay it off. As stated above in CREDIT CARD BALANCE INFORMATION as of 10/16/2009, the total balance is $6,694.77 The loan amount is $6,400 which less a credit card balance of $294.77 I will be paying off 95.60% of my credit card debit. Lending Club only gave me options for $6,400 @ 8.59% or a $8,000 @ 8.99%. I chose the lowest because it is around $50 cheaper than my budget a month to pay towards my credit card debit.
What's your occupation? Any other household income/debt (e.g. from spouse)? Thank you.	REASON FOR LENDING CLUB: ------------------------- I know I could get a debit cosolidation loan at a credit union down the road for 8.99% for 48 months. But 36 months is faster and cheaper and I'm helping working people like myself earn money directly instead of an organization even if it would be a member shared/owned credit union. :)
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $5,418.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Huntsville Hospital? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My apologizes, I had to add the last two sections to my description in the last two answers. The website would not allow me add more text. When I'm done with this entry I will call Lending Club so they can verify my income and anything else they can. Thanks!
Thank you for providing great information. Just two questions: 1. Are you the sole wage earner in your household? If there is another, what is your combined income? 2. In case of a job loss, what is your contingency plan to either continue making payments on this loan or paying it off completely? Thanks, and good luck.	1.) I'm sole the applicant for this loan. So only my income is stated and all of my income is stated. 2.) Good question, I'm not sure but it goes the same with my mortgage, auto loan and current credit card debit I have. I would very much attempt to make arrangements with the lender at all possible means. I take my credit history very seriously. Credit makes the world go round. A follow-up on my GETTING OUT OF DEBIT section: The loan amount is $6,400 which less a credit card balance of $294.77 I will be paying off 95.60% of my credit card debit. I would leave the left over $294.77 on the VISA with the current interest rate of 9.24%. A follow-up on the verification of income. I called Lending Club and the representative told me the Credit Review Team would process the information and email me the documentation they would need once the time comes. I said ok because this is all new to me.

Member Payment Dependent Notes Series 452001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452001	$4,000	$4,000	11.14%	1.00%	October 20, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452001. Member loan 452001 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	2.80%
Length of employment:	n/a	Location:	Lakewood, CO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

557470 added on 10/16/09 > This is a personal loan for a motorcycle. I am self employed handy man. I work renovating Apts. and for HOA's doing a variety of jobs. My current Monthly expenses are as follows. House payment 505.04 utilities run roughly 60- 100 a month. I own my car so no car payment. Current savings is about 3500. I'm looking to get this loan so I don't have to drain my account. Depending on the amount of work I have available I make anywhere from 1500 to 2000 a month.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,135.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Loan for motorcycle.
what is the purpose of this loan, who do you work for, what do you do, what are your detailed monthly expenses, what kind of savings do you have, please contact Lending Club to verify your income. Thank you.	This is a personal loan for a motorcycle. I am self employed handy man. I work renovating Apts. and for HOA's doing a variety of jobs. My current Monthly expenses are as follows. House payment 505.04 utilities run roughly 60- 100 a month. I own my car so no car payment. Current savings is about 3500. I'm looking to get this loan so I don't have to drain my account. Depending on the amount of work I have available I make anywhere from 1500 to 2000 a month.
The chance of you getting a loan with no description is zero. Please try again and give some detailed description plus a overview of your income verses your bills per month	This is a personal loan for a motorcycle. I am self employed handy man. I work renovating Apts. and for HOA's doing a variety of jobs. My current Monthly expenses are as follows. House payment 505.04 utilities run roughly 60- 100 a month. I own my car so no car payment. Current savings is about 3500. I'm looking to get this loan so I don't have to drain my account. Depending on the amount of work I have available I make anywhere from 1500 to 2000 a month.

Member Payment Dependent Notes Series 452003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452003	$14,500	$14,500	8.94%	1.00%	October 19, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452003. Member loan 452003 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	John W. Stone Oil Dist.	Debt-to-income ratio:	6.54%
Length of employment:	10 + years	Location:	Gretna, LA

Home town:
Current & past employers:	John W. Stone Oil Dist.
Education:

This borrower member posted the following loan description, which has not been verified:

557473 added on 10/16/09 > I am looking to consolidate debt. 10,800 installment loan, 2526 to one credit card, 740 to bill me later, and 200 to another credit card. I would like to consolidate these into one mainly for convenience and for the lower interest rate. I noticed 1 was charging me 27%. I am a manager at an oil company where I have been employed for more than 12 years. I have excellent credit. I always pay by bills on time and in full.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,563.00	Public Records On File:	0
Revolving Line Utilization:	30.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	We are consolidating not just credit card. We also owe 10,800 on a loan to Discover Financial Services.
Greetings - Your credit card debt is shown as$7,500 but you are asking for $14,500. Could you please explain? Art	I already answered this. We are trying to consolidate more that just credit card debt. We also owe $10,800 on a loan to Discover Financial Services.
what is the purpose of this loan, who do you work for, what do you do, what are your detailed monthly expenses, what kind of savings do you have, please contact Lending Club to verify your income. Thank you.	I put all that information in the application. I do not feel comfortable reporting that here.
please provide info or the chances of your loan getting funded is pretty slim. we are about transparency.	George Forbes 130 Willow Dr. Gretna, LA 70053 504-227-0691 born 2/12/1967 employed by: John W. Stone Oil Dist making $100,000/yr. Been employed there for 12 yrs. Phone number there is 504-366-3401. Lived at 130 Willow for 3 years. We rent for $100/month.
As individual lenders, we do not have access to all of the information on the application. You should not provide us any information which would compromise your identity, but in order for use to feel comfortable investing in your loan, we often have questions that require answers for us to base our decisions on. Thank you in advance.	ok, thanks

Member Payment Dependent Notes Series 452052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452052	$3,600	$3,600	8.94%	1.00%	October 19, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452052. Member loan 452052 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	BOA Steakhouse	Debt-to-income ratio:	23.92%
Length of employment:	2 years	Location:	Venice, CA

Home town:
Current & past employers:	BOA Steakhouse
Education:

This borrower member posted the following loan description, which has not been verified:

557567 added on 10/15/09 > I plan to use these funds to further consolidate some debts that were acquired while moving to Los Angeles. I am currently one of the Chefs at BOA steakhouse, a very successful restaurant. I have never missed a payment to my previous Lending Club loan, and will continue to keep my credit in good standing.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,151.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 452094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452094	$4,800	$4,800	12.53%	1.00%	October 21, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452094. Member loan 452094 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,120 / month
Current employer:	US Security Associates	Debt-to-income ratio:	2.05%
Length of employment:	1 year	Location:	Savannah, GA

Home town:
Current & past employers:	US Security Associates
Education:

This borrower member posted the following loan description, which has not been verified:

557659 added on 10/15/09 > I need this loan to Purchase a used and reliable car to get to work. I am looking to purchase a used Honda Accord. I have a credit score of 700. I pay all my bills on time and I plan to pay back this loan in advance.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,554.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at US Security Associates? Please explain the delinquency about 3 years ago? Thank you in advance for your answers.	My position is (Security Associate). The delinquency is because of a credit card I got a the clothing store (express). I only got the card since I was getting a discount. I totally forgot I had the card with a balance. I immediately canceled the card after paying the balance. SINCE THAT EVENT I ONLY KEEP 1 CARD, and I always pay on time, the complete balance. My average monthly balance is around $2000
Hi, 1. Can you explain the delinquency from 37 month ago? 2. What is your job? 3. Can you please break down how your income is spent each month? (rent, food, credit cards, etc)? 4. If you get this loan, can you show how this payment (and the additional car expenses) will fit into your budget? Thanks.	Well, I have this job security job as a security associate which will give me supplementary income. I also receive around $2000 a month from my parents a month for food and shopping. My monthly rent is also paid by them. I am on very good terms with my parents and the income from them will not change. I want to use my credit to get a loan and payback the loan on my own.

Member Payment Dependent Notes Series 452100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452100	$3,600	$3,600	8.59%	1.00%	October 20, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452100. Member loan 452100 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Giant Steps Illinois, Inc.	Debt-to-income ratio:	2.90%
Length of employment:	1 year	Location:	New Lenox, IL

Home town:
Current & past employers:	Giant Steps Illinois, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

557674 added on 10/15/09 > Will answer pertinent questions that don't compromise identity.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,880.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You currently have 8 open credit lines. Are you taking some actions to get control of your debt, other than applying for this loan? Thank you in advance for your answer.	Critical Miss, Thank you for your question. The answer is yes, I am taking actions to get control of my debt. Three of those lines are credit cards, two of which my family uses regularly and typically pays the balance of each month. The third was obtained just to get good financing (0% for six months) on a MacBook, which is our only serious computer (and will be paid off before six months). The other lines include a new car payment (my wife was in an accident, car was totaled). The more direct answer is that I was unemployed for about 2 months before I found a good job, and my wife has been unemployed for the two months after that. However, she is a nurse and has begun interviewing at local hospitals, and we expect she will have a job in 2-3 weeks. This loan is to help us continue to pay off our credit cards on a monthly basis until we have both incomes available again. I'd rather pay "regular" people a decent interest rate than pay a corporation an exorbitant rate. Thanks again.

Member Payment Dependent Notes Series 452105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452105	$12,000	$12,000	8.94%	1.00%	October 21, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452105. Member loan 452105 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	riteway bus company	Debt-to-income ratio:	12.56%
Length of employment:	7 years	Location:	GERMANTOWN, WI

Home town:
Current & past employers:	riteway bus company
Education:

This borrower member posted the following loan description, which has not been verified:

557682 added on 10/16/09 > this is a loan to help my granddaughter

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,316.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please tell us a bit more about the circumstances that led up to your loan request? Thank you in advance.	I am trying to get this loan to help my granddaughter who has had a bad year , not of her doing. Family is important to me
What will the loan be used for? What are your monthly expenses?	it will be used to consolidate my granddaughters credit cards. She has agreed to pay me back, but if she doesn't it doesn't really matter. but I'm not telling her that. my monthly expenses are 1000. monthly

Member Payment Dependent Notes Series 452127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452127	$14,000	$14,000	11.14%	1.00%	October 21, 2009	October 29, 2012	October 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452127. Member loan 452127 was requested on October 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,575 / month
Current employer:	Verizon	Debt-to-income ratio:	14.21%
Length of employment:	3 years	Location:	Tulsa, OK

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

557726 added on 10/15/09 > I would like to pay my credit cards off as quickly as possible at a fair and reasonable intreast rate. Even with a credit score of over 700, an 11 year history of consecutive payroll direct deposits, and a history of zero late payments on both my credit card and vehicle loan, BOA sill raised my intreast rates for the sole reason of raising rates before new consumer credit protection laws went into effect. BOA received public TARP money in their time of need. 557726 added on 10/17/09 > I have a type-o in my response to Thacaro's question: the correct balance on my Discover card is $4,519.37, total credit card debt is $13,618.48. 557726 added on 10/19/09 > I would like to add to my respnse to imad.mohammadi's question: I included my current BOA & Discover CC monthly payments in my monthy expense total, so over $300 of what I am currently paying on my 2 CCs will now be applied to my Lending Club loan rather than being paid to BOA & Discover. It's only an extra $130 i'll be spending on my loan payment rather than the entire $460 out of the $700 if have left after monthly expenses.

A credit bureau reported the following information about this borrower member on October 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,447.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What other measures have you taken to get your debt under control?	80% of the charges on my credit cards were out of pocket medical expenses and living expenses from 2005-2006 when I was unemployed after lay-offs at AT&T due to the merger with SBC. I have been with Verizon since 2007 and no longer have to use my CC for living expenses.
Didn't you see the news today. Bank of America Earnings were very disappointing. They need your extra interest that you were going to pay them! J/K Could you please do the following. 1. Verify your income and employment with lendingclub. You can do this by contacting general member support at (866) 754-4094. This is key to getting your loan fully funded. You must insist that they verify your income so that you can have an * next to your income on your listing. 2. Tell us about your current Bank of America interest rate and account balance and how much you are paying them each month. 3. Tell us about your monthly expenses excluding the amount you pay to Bank of America card. (This should include Rent, Utilities, Car Payments, Payments on other creidt cards, student loan payments or any other payments that you make in a normal month). Thanks in advance for answering!	I have spoken with member support and the Lending Club "transaction' was sent to my bank today. I should be able to view that when it posts to my account on Tuesday the 20th. Once the debit is posted to my account, I will then be able to complete the account verification portion of the application process. I have 2 cards I am trying to pay off with this loan so I can close the accounts. BOA card balance is $9,099.11, APR raised to 16.99% two months ago, $124.16 monthly finance charge, $230.00 minium monthly payment. The Discover card balance is $5,419.37, APR raised to 19.99%, up from 11/% two months ago, $84.00 monthly finance charge, $101.00 minium monthly payment. Total credit card debt is $13,528.48. I do pay at least $20 more than minium each month on each card. My monthly expenses (includes, CC payments, utilities, vehicle, gas, food) are approximately $1,707.15 and my monthly take home pay after taxes is $2,480.78. I have no other loans or debt than these two credit cards.
What's the new rate you're paying and what's the balance on your BofA card?	I have two cards I am trying to pay off and close the accounts with this loan. BOA rate raised to 16.99% two months ago, balance is $9,099.11. Discover card balance is $4,519.37, APR raised two months ago from 11.99% to 19.99%.
Yes it is rotten what BOA and other banks are doing, we hear it a lot as investors here. I guess the only thing to do is spread the word that Lending Club can help. Thanks P.S. I have funded your loan for $200	Thank you for your assistance! I found out about this group from another client of the Lending Club. This program comes highly recomemded. I hope I can put myself in a position in the future to become an investor with Lending Club.
Please respond to the following: What are your responsibilities at Verizon? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am a Sr. Project Manager with Verizon Business. I oversee order submission, provisioning, network engineering, and installation for all the low-bandwidth circuit orders for the Verizon Wireless Network. I am basically one of the reasons you "can hear me now". I am single and the sole wage earner in my household. I am trying to pay off my only two credit cards so I can close the accounts with this loan. BOA card balance is $9,099.11, APR raised two months ago to 16.99%, $230.00 monthly minium. Discover card balance is $4,519.37, APR raised from 11% to 19.99 two months ago, $101.00 minium monthly payment. Total credit card debt is $13,618.48. If I am laid off by Verizon, I will receive a lump sum severance package that I would pay the loan off in full with if possible. I do have family that would assist with my loan payment under those circumstances as well. And thank you for your intreast! This is a wonderful program.
Your monthly income is 3575. Your monthly take home is 2480. Your bills equal 1707 per month. This leaves you with about 700 dollars. Of this you will make a monthly payment of 459 leaving you with 241 per month to live off of. Is this correct?	That is correct. I included gas, food, insurance, misc. in my monthly expenses totaling $1,707. The $241 will go into my savings account each month if possible, or toward what ever non-reoccuring expense may arrise.

Member Payment Dependent Notes Series 452318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452318	$7,500	$7,500	8.59%	1.00%	October 20, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452318. Member loan 452318 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Data Dash Inc.	Debt-to-income ratio:	24.66%
Length of employment:	2 years	Location:	Saint Louis, MO

Home town:
Current & past employers:	Data Dash Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

558128 added on 10/16/09 > My son is at the University of Missouri-Columbia My daughter is at Lindenwood University 558128 added on 10/17/09 > If I may, I would like to add information to the most recent question regarding our credit balance. 93%+ of the credit balance is in the form of a home equity loan we took out to help pay for education. The other 6%+ is in the form of credit cards that we have used to pay for "other college related" expenses. I can say with complete authority, we would not have revolving credit balances if not for our own decision to pay the education expenses for our daughter Andrea and our son Eric.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$152,002.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $152,002.00 consist of?	Thank you for the question. The revolving credit balance is attributed to 8+ years (and counting) of paying for college education. My wife, Julie and I have only one more semester to pay for and then we are finished paying for education. Then, when college is done and over with....my wife and I will receive a "raise" of over $19,000 per year and will have the ability to drastically reduce our credit balances month to month and contribute even more to our retirement fund.
Please respond to the following: What are your responsibilities at Data Dash? Is your wife also employed? If so, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am Vice President, Business Development. One of my latest accomplishments (Sept 29, 2009) included landing a Federal Government Contract with the Department of the Interior. Contract #N1OPC40006. This contract will increase my 2010 income by approximately $400.00 per month. My wife Julie is employed with Sisters of Mercy Health Care as a Registered Nurse, our combined income = $91,646.00. We do not have a 2nd mortgage, however, we do have an Equity Loan. Our monthly bills consist of the following: Mortgage - 1283 - 147,000 Equity Loan - Currently 255.00 (interest only, prime minus 1/2 point.) - 134,000 3 - Car Payments - 597 - 1,300, 12,000, 1,000 Simmons First Visa - 100 - 5,300 Arsenal Credit Union Visa - 250 - 11,000 If job loss incurs, we have the following Assets to fall back on in emergency: Mercy Health Profit Sharing - 4,000 Phoenix Annuity - Surrender Value - 12,000 Roth IRA - 23,396 Traditional IRA - 68,913 Thank you for your consideration.

Member Payment Dependent Notes Series 452378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452378	$15,000	$15,000	8.94%	1.00%	October 20, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452378. Member loan 452378 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	US Govertnment	Debt-to-income ratio:	3.07%
Length of employment:	8 years	Location:	Beaverton, OR

Home town:
Current & past employers:	US Govertnment
Education:

This borrower member posted the following loan description, which has not been verified:

558260 added on 10/16/09 > 1. We plan on using the funds to pay off some credit card debt accumulated while getting our children through college. 2. We are good borrowers because we are honest hardworking folks with good stable employment. I work for the federal government and my wife is a nurse at a local community hospital. 3. Our monthly budget consists principally of mortgage payments (15 yr mortgage that we anticipate paying off in 12); $350 per month in student loans used to assist in getting our children through college; maximum amounts pumped into our retirement accounts; a monthly distribution of $600 to assist my mother in law; and utilities. We own three cars outright and do not anticipate buying a new car for a few years unless absolutely necessary. 4. My position and my wife's are both very stable. I am a federal government employee and my wife is a registered nurse (RN).

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,648.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: What are your responsibilities with the government? What is your combined income? So we can understand how this will fit in to your budget, what is the total monthly amount of your expenses? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? Thank you and good luck with your loan	1. I am a GS-14 Senior Research Specialist. It is a permanent term position. My spouse is a full time Registered Nurse with the same hospital for over a decade. 2. Our combined income is approximately $220,000 (Gross). 3. Cumulative balances on the cards: $12,000-12,500 Two cards: Current rates at approximately 12% Minimum Monthly Payments: Less than $100 per card 4. No second mortgage or home equity loan. The current balance on our mortgage is approximately $215,000. Current home value is approximately $275,000.
Would you please verify your income with Lending Club?	I will gladly verify my income with LendingClub. I was not sure what the process to verify income with LendingClub was and just called the 866 number. I was told that there is currently no way to verify income online, but that someone from the company would be contacting for income verification in the near future.

Member Payment Dependent Notes Series 452383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452383	$5,000	$5,000	7.74%	1.00%	October 21, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452383. Member loan 452383 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	insurance technologies	Debt-to-income ratio:	2.52%
Length of employment:	6 years	Location:	deer park, IL

Home town:
Current & past employers:	insurance technologies
Education:

This borrower member posted the following loan description, which has not been verified:

558318 added on 10/16/09 > I have a signed contract with a huge new client that will pay me over 50K in commissions in Jan. This is just hold over money (to pay my second tax installment). My earnings average 250K per year.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,604.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $17,604.00 consist of?	Thats the amount remaining on our car loan. Loan began when the car was aquired Sept 2007. All payments paid on time since they began. We pay $423.58 which runs through Sept 2012
Please respond to the following: What are your responsibilities at Insurance Technologies? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am in charge of sales (to existing clients - 30 active insurance customers) and also to all prospective companies in the Life and Annuity space (200+ insurance carriers). I do demonstrations, pricing, contracts, marketing material, etc. My wife currently does not work, but we have the option of having her continue her career (she is an RN ??? can make $80K per year). Out total monthly expenses are approximately $10K (include mortgage, all bills, all insurance, taxes, car payment, food, etc.). I do have a second mortgage it costs $1,000/month and is included in the $3,400 mortgage payment and the $10K per month total expenses I have informed you about. In the event of job loss I would take funds from my $ 275K 401(k) to pay this off.
Were you planning on paying off the car loan in January also? Thanks in advance for your answer.	Yes for sure.
Verify your income with LC.	BAse salary $ 120,000. Commission income from recurring client revenue anywhere from $80K - $150K.
Do you realize that a one or two month loan is a very bad deal for an investor? After commission it is a loss plus there is still the risk of a default. I woud consider investing if you did NOT intend to pay it off early.	it will take me a while to catch up and close out and all loans i have...i will pay them off according to rate and interest savings...this is a good rate...I can only say time will tell

Member Payment Dependent Notes Series 452418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452418	$12,000	$12,000	16.00%	1.00%	October 20, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452418. Member loan 452418 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Milestone Farm	Debt-to-income ratio:	11.20%
Length of employment:	10 + years	Location:	George's Mills, NH

Home town:	Concord
Current & past employers:	Milestone Farm
Education:	Hesser College-Degree in Entrepreneurship/Small Business

This borrower member posted the following loan description, which has not been verified:

**This loan was 100% funded last week, however, due to a mix up with paperwork to Lending Club, I was unable to recieve it at that time**. We are now ON TRACK with all documentation submitted and approved, and hope that our previous investors will return! My husband and I currently own a successful Equestrian Business, training horses and teaching riding lessons. We recently began leasing a beautiful facility to enable us to offer boarding as well, to our clients and students. We are already full and would like to expand to accomodate new customers. I have over 20 years of experience in my profession and have proven myself successful. Currently, our demand is exceeding our supply. We are seeking a loan to expand by building additional stalls (to accomodate more boarders, for which we currently have a waiting list), purchase additional school horses to grow our program, and the equipment neccessary to maintain our first-class facility. **Update**: We are now the proud home of a local IEA (Interscholastic Equestrian Association) team for our local High School! This exciting program will be based at our farm and coached by myself, and our riders will compete regionally , and hopefully, a national level. Please consider helping us achieve our goals! Feel free to ask any questions you may have. Thank you!

A credit bureau reported the following information about this borrower member on September 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	79
Revolving Credit Balance:	$5,418.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.17.2009 Welcome back! I will reinvest same $250 to help fund your $12,000 business loan. You MUST stay on top of Lending Club's Employment/Income Verification Team because they misplace/lose necessary documents which needlessly causes 100% fully funded loans to be cancelled and removed.	Oh Thank you SO MUCH for understanding!!! I was so dissapointed when my loan was removed! All is well now...hopefully on the right track! Thanks again!
I have returned also and doubled my original funding for your loan. Good luck to you.	Oh my gosh! Thank you SO very much!!!!
I put in what I could. Good Luck to you!	Thank you very much!!!

Member Payment Dependent Notes Series 452419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452419	$3,500	$3,500	8.59%	1.00%	October 21, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452419. Member loan 452419 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Guident Technologies	Debt-to-income ratio:	16.63%
Length of employment:	1 year	Location:	ASHBURN, VA

Home town:
Current & past employers:	Guident Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

558371 added on 10/20/09 > Would like to take out this loan to payoff a small amount of credit card debt that I have accrued while paying for my wedding on Oct 3, 2009. 558371 added on 10/20/09 > Would like to take out this loan to consolidate and payoff a small amount of credit card debt that I have accrued from my recent wedding on Oct 3, 2009. 558371 added on 10/20/09 > I have a very stable job and great credit history.

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,159.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Hello! I have added a loan description to my profile!

Member Payment Dependent Notes Series 452435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452435	$13,000	$13,000	8.94%	1.00%	October 21, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452435. Member loan 452435 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,344 / month
Current employer:	FIDM	Debt-to-income ratio:	18.99%
Length of employment:	9 years	Location:	san francisco, CA

Home town:
Current & past employers:	FIDM
Education:

This borrower member posted the following loan description, which has not been verified:

558397 added on 10/16/09 > The money will be used to pay off Bank of America as they decided to change the term of the loan to variable by next month.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,385.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you changed your spending habits?	I have to clarify that $13,000 is not because I spent on stuff but I was helping my mom and husband with their credit card balances with high APRs. Since I have the better credit among the three of us, I felt the need to do the responsible thing. My mom went to credit counseling and I paid all of her $30,000 credit card balance for 5 years. The only thing she could not add on the counseling was Discover Card. My car loan is finish so I am only paying on student loans ($4000 balance) which is currently on consolidation ($68/month). I just need a better interest on this loan which in the beginning was 11%, now it's at 17.99% and will change to variable next month. My husband on the other hand, filed for bankruptcy 5 years ago, we got married 3 years ago. The APRs he had on his two credit cards were at 29% to 30%. He only has one credit card now with $500 balance. He filed for bankruptcy because he cosigned for a car loan with his dad who left the country and left him no choice as the lender was going after him.
Please respond to the following: What are your responsibilities at FIDM? What is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I'm a financial aid officer. I process FAFSA and loan applications. Combined income is $75,000 - $80,000. Monthly bills = $1200 rent, $200 food, $68 student loan, $80 gas, $60 cell phone, $45 (husband) life insurance, $40 (mine) life insurance, $15 (youngest son) life insurance, $40 (eldest son) life insurance, $100 car insurance, credit card $200-300. Current balance of husband's two credit cards = $500 and mine is $1000. The debt is with Bank of America for $13,000, currently at 17.99% APR, will be changing to variable next month, minimum payment is $307. In case of job loss, I can use my IRA and my husbands total is $5000. Also savings of $10,000.

Member Payment Dependent Notes Series 452449

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452449	$2,000	$2,000	13.92%	1.00%	October 21, 2009	October 30, 2012	October 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452449. Member loan 452449 was requested on October 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,188 / month
Current employer:	IPG	Debt-to-income ratio:	1.58%
Length of employment:	6 years	Location:	Corona, NY

Home town:
Current & past employers:	IPG
Education:

This borrower member posted the following loan description, which has not been verified:

558420 added on 10/17/09 > I'm a college graduate currently working in the Information Technology industry. I need extra funding for a startup website that I am building (with developers).

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,138.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description?	Hi, this is for an e-commerce website that I am building (I already have my web developers who are going to work with me)

Member Payment Dependent Notes Series 452590

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452590	$3,000	$3,000	8.94%	1.00%	October 21, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452590. Member loan 452590 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Kerns Manufacturing	Debt-to-income ratio:	6.90%
Length of employment:	3 years	Location:	Long Island City, NY

Home town:
Current & past employers:	Kerns Manufacturing
Education:

This borrower member posted the following loan description, which has not been verified:

558748 added on 10/17/09 > This loan will allow for a smooth transition from one place to the next by covering immediate necessity cost but maintaining low monthly cost. 558748 added on 10/17/09 > Thank you

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,247.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Will you be moving across town or across country? Will you be keeping your job? Regards; Art	I will be moving across town and be maintaining the same job.
Are you moving locally? Will you maintain the same job?	I am moving locally and keeping the same job.
are you keeping the same job?	I am moving localy and keeping the same job.

Member Payment Dependent Notes Series 452605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452605	$5,000	$5,000	12.18%	1.00%	October 21, 2009	October 31, 2012	October 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452605. Member loan 452605 was requested on October 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Janet Bailey D.D.S.	Debt-to-income ratio:	5.64%
Length of employment:	8 years	Location:	Sarasota, FL

Home town:
Current & past employers:	Janet Bailey D.D.S.
Education:

This borrower member posted the following loan description, which has not been verified:

558783 added on 10/17/09 > My fiance and I are getting married in January 2010. Both of our parents are not financially well off to help us with the wedding cost's, therefore, we are responsible for all the expenses and we need assistance. We have done the bare minimum planning wise and the wedding is still going to cost $10,000. Please help us with the remaining $5,000.

A credit bureau reported the following information about this borrower member on October 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,388.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.18.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $5KWedding Expenses loan application are: 1. Position @ Janet Bailey, DDS is? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Beginning with question 2 loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	1. Position is Dental assistant and receptionist. 2. Housing rent payment is $430 per month. 3. No car payment 4. $150 per month in credit card payments.
What is the combined income of both you and your fianc??e? What do you both do? Can you detail out your monthly expenses now and projected once you get married? Thanks.	1. Combined income of both my fiance and I is $70,000/year. 2. I am a dental assistant/receptionist. My fiance works as a field sales manager. 3. Monthly expenses now include rent $430.00 utilities $100.00 phone $50.00 Credit card payments $150.00 gas $75.00 food $300.00 4. Monthly expenses once married will be around Rent $400.00 Utilities $75.00 phone $50.00 credit card payments $200 gas $75.00 food $300

Member Payment Dependent Notes Series 452693

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452693	$6,800	$6,800	13.22%	1.00%	October 21, 2009	November 1, 2012	November 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452693. Member loan 452693 was requested on October 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,432 / month
Current employer:	NASA Glenn Research Center	Debt-to-income ratio:	10.59%
Length of employment:	10 + years	Location:	Sheffield lake, OH

Home town:
Current & past employers:	NASA Glenn Research Center
Education:

This borrower member posted the following loan description, which has not been verified:

558981 added on 10/18/09 > I'm a federal Employee with 29 yrs of continuing service. I am a GS12-4 (77,128) a year and just received my within step increase on Oct 14th, 2009 to a GS12-5 which puts me over 79,000 a year. But, this will not reflect on my leave and earning statements till end of October 2009. 558981 added on 10/19/09 > My job at NASA is secure and I plan on retiring around 2017. Or I can elect to go on for many more years. 558981 added on 10/19/09 > I will also be getting our annual cost of living this January 2010 of at least 2.3%. 558981 added on 10/19/09 > My new gross annual pay at GS12-5 as of Oct 14th, 2009 is $79,520.. Here is a 2009 GS grade schedule for Glenn Research Center NASA employees in Cleveland. http://www.fedjobs.com/pay/cleveland.html Starting Jan, 2010 I will recieve at least a 2.3% cost of living pay raise. I will then be at minimum of $81,348 annual gross income. This does not include any over time that I have available to work each year.

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,730.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.19.2009 Small investors together fund LC borrowers loans. Questions I have concerning your $6,800 loan application are: 1. NASA Glenn Research Center $6,432 gross income: 1 (yourself) or 2 (yourself and another) wage-earner? 2. Housing (mortgage or rent) payment per month? 3. Car payment(s) per month? 4. Credit card payments per month? Loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans 100% quick funding. My investment occurs after I receive your clarifying answers.	I just recieved a step increase on Oct 14th, 2009 which puts my anual income over $79,000. Plus I will recieve a cost of living increase of at least 2.3% January 2010. My significant other (Who makes more then I do annually) and I have been living together for 9 yrs. She bought our current home in May 2003 and we have been living at our current address since. No kids. I put $650 a month towards the house mortgage, plus $200 a month towards the utilities. 2006 Motorcycle payment = $254 a month 2004 Truck payment = $166 a month Credit card payments = $236 a month
Do you intend to remain with your current employer during the duration of this loan?	Yes I do! I am planning to retire at NASA Glenn Research Center, around the year 2016 or following year.
Any other household income / debt (e.g. spouse)?	Hi, I just answered/submitted this type of question with the previous lenders questions. If your unable to view my answers publicly, please let me know.
What is the nature of the debt you intend to consolidate with this loan? It looks like your credit cards are close to maxed out. Do you use them on regular basis?	Cedit cards.
Any other household debt carried by spouse and not reflected in your credit pull? Spouse's occupation? Thank you and good luck.	No, we keep our personal debt seperate like credit cards, vehicles. Neither one of us has a credit card or vehicle with both our names on it. The monthly house, possible maintenance, utilities, groceries we share the expense. We also have our own health care insurance.

Member Payment Dependent Notes Series 452850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452850	$3,500	$3,500	11.83%	1.00%	October 21, 2009	November 2, 2012	November 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452850. Member loan 452850 was requested on October 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Diopsys, Inc.	Debt-to-income ratio:	23.79%
Length of employment:	4 years	Location:	Randolph, NJ

Home town:
Current & past employers:	Diopsys, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

559343 added on 10/19/09 > I've been trying to pay down my credit card debt for quite some time now, and with my high interest, the balance doesn't decrease. Please help me pay off my credit card balances with this loan!!

A credit bureau reported the following information about this borrower member on October 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,564.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you changed your spending habits?	Absolutely. Everything is now on a need-to-need basis. I'm actually trying to save for a house so consolidating my cc debt is the first big step. Thank you for your question!

Prospectus Supplement (Sales Report) No. 12 dated October 21, 2009